Exhibit 10.1

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

200 WEST STREET
WALTHAM, MASSACHUSETTS

TABLE OF CONTENTS

Lease dated May 19, 2010		1

ARTICLE I
Basic Lease Provisions and Enumerations of Exhibits		1
1.1	Introduction	1
1.2	Basic Data	1
1.3	Enumeration of Exhibits	4

ARTICLE II
Premises		5
2.1	Demise and Lease of Initial Premises	5
2.2	Expansion Rights	6
2.3	Appurtenant Rights and Reservations	6

ARTICLE III
Lease Term and Extension Option		7
3.1	Term	7
3.2	Extension Option	7

ARTICLE IV
Condition of Premises; Signage		9
4.1	Condition of Premises	9
4.2	Signage	9

ARTICLE V
Annual Fixed Rent and Electricity		10
5.1	Fixed Rent and Electricity Charges	10
5.2	Tenant Electricity	11

ARTICLE VI
Taxes		14
6.1	Definitions	14
6.2	Tenant’s Share of Real Estate Taxes	15

ARTICLE VII
Landlord’s Repairs and Services and Tenant’s Escalation Payments		16
7.1	Structural Repairs	16
7.2	Other Repairs to be Made by Landlord	16
7.3	Services to be Provided by Landlord	17

i

7.4	Operating Costs Defined	17
7.5	Tenant’s Escalation Payments	22
7.6	No Damage	24

ARTICLE VIII
Tenant’s Repairs		26
8.1	Tenant’s Repairs and Maintenance	26

ARTICLE IX
Alterations		27
9.1	Landlord’s Approval	27
9.2	Conformity of Work	28
9.3	Performance of Work, Governmental Permits and Insurance	28
9.4	Liens	29
9.5	Nature of Alterations	29
9.6	Increases in Taxes	30
9.7	Alterations Permitted Without Landlord’s Consent	30

ARTICLE X
Parking		31
10.1	Tenant’s Parking	31

ARTICLE XI
Certain Tenant and Landlord Covenants		32

ARTICLE XII
Assignment and Subletting		36
12.1	Restrictions on Transfer	36
12.2	Exceptions	36
12.3	Landlord’s Termination Right	37
12.4	Consent of Landlord	38
12.5	Tenant’s Notice	40
12.6	Profit on Subleasing or Assignment	40
12.7	Additional Conditions	41
12.8	Short-Term Subleases	42

ARTICLE XIII
Indemnity And Insurance		43
13.1	Indemnity	43
13.2	Tenant’s Risk	44
13.3	Tenant’s Commercial General Liability Insurance	45
13.4	Tenant’s Property Insurance	45
13.5	Tenant’s Other Insurance	46
13.6	Requirements for Tenant’s Insurance	47
13.7	Additional Insureds	47
13.8	Certificates of Insurance	47
13.9	Subtenants and Other Occupants	48

13.10	No Violation of Building Policies	48
13.11	Tenant to Pay Premium Increases	48
13.12	Landlord’s Insurance	48
13.13	Waiver of Subrogation	49
13.14	Tenant’s Work	50

ARTICLE XIV
Fire, Casualty and Taking		50
14.1	Damage Resulting from Casualty	50
14.2	Uninsured Casualty	52
14.3	Rights of Termination for Taking	52
14.4	Award	53

ARTICLE XV
Default		54
15.1	Tenant’s Default	54
15.2	Termination; Re-Entry	55
15.3	Continued Liability; Re-Letting	56
15.4	Liquidated Damages	57
15.5	Waiver of Redemption	58
15.6	Landlord’s Default	58

ARTICLE XVI
Miscellaneous Provisions		58
16.1	Waiver	58
16.2	Cumulative Remedies	59
16.3	Quiet Enjoyment	59
16.4	Surrender	60
16.5	Brokerage	60
16.6	Invalidity of Particular Provisions	60
16.7	Provisions Binding, Etc.	60
16.8	Recording; Confidentiality	61
16.9	Notices and Time for Action	61
16.10	When Lease Becomes Binding	62
16.11	Paragraph Headings	62
16.12	Rights of Mortgagee	62
16.13	Rights of Ground Lessor	63
16.14	Notice to Mortgagee and Ground Lessor	63
16.15	Assignment of Rents	63
16.16	Status Report and Financial Statements	64
16.17	Self-Help	65
16.18	Holding Over	66
16.19	Entry by Landlord	67
16.20	Tenant’s Payments	67
16.21	Late Payment	68
16.22	Counterparts	68

16.23	Entire Agreement	68
16.24	Limitation of Liability	69
16.25	No Partnership	69
16.26	Security Deposit	69
16.27	Waiver of Trial by Jury	72
16.28	Patriot Act and Executive Order 13224	72
16.29	Governing Law	74
16.30	Tenant’s Telecommunications Equipment	74
16.31	Tenant’s Operational Equipment	77
16.32	Emergency Generator	79
16.33	Waiver of Landlord’s Lien	81

ARTICLE XVII
Expansion Rights		82
17.1	Definitions	82
17.2	Third Floor Expansion Premises	83
17.3	East Wing Expansion Premises	85
17.4	Right of First Offer	88

200 WEST STREET
WALTHAM, MASSACHUSETTS

Lease dated May 19, 2010

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building (the “Building”) known as, and having an address at, 200 West Street, Waltham, Massachusetts.

The parties to this instrument hereby agree with each other as follows:

ARTICLE I

Basic Lease Provisions and Enumerations of Exhibits

1.1           Introduction

(A)          The following Sections 1.2 and 1.3 set forth the basic data and identifying Exhibits elsewhere hereinafter referred to in this Lease, and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2           Basic Data

Date:	May 19, 2010

Landlord:	BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

Present Mailing Address of Landlord:	c/o Boston Properties, Inc. Prudential Tower 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199-8103

Landlord’s Construction Representative:	Richard Monopoli and Michael Schumacher

Tenant:	A123 SYSTEMS, INC., a Delaware corporation

Present Mailing Address of Tenant:	Arsenal on the Charles 321 Arsenal Street, 3rd Floor Watertown, Massachusetts 02472

Tenant’s Construction Representative:	Kent Gonzales and Jack Troast

Lease Term (sometimes called the “Original Lease Term”):

The period beginning on the Commencement Date and ending the last day of the one hundred twentieth (120th) full calendar month immediately following the Commencement Date, unless extended or sooner terminated as hereinafter provided.

Extension Option:	One (1) period of five (5) years as provided in and on the terms set forth in Section 3.2 hereof.

Lease Year:

A period of twelve (12) consecutive calendar months, commencing on the first day of January in each year, except that the first Lease Year of the Lease Term hereof shall be the period commencing on the Commencement Date and ending on the succeeding December 31, and the last Lease Year of the Lease Term hereof shall be the period commencing on January 1 of the calendar year in which the Lease Term ends, and ending with the date on which the Lease Term ends.

Commencement Date:	As defined in Section 3.1 of this Lease.

Estimated Commencement Date:	April 1, 2011

The Site:	That certain parcel of land located on West Street, Waltham, Middlesex County, Massachusetts, being more particularly described in Exhibit A attached hereto.

The Building:	The Building known as and numbered 200 West Street, Waltham, Massachusetts, located on the Site, and containing the Total Rentable Floor Area set forth below.

The Complex:	The Building together with all common areas, parking areas, garage, and structures and the Site, as shown on the site plan attached hereto as Exhibit K.

Premises:

A portion of the first (1st), second (2nd) and third (3rd) floors of the Building, in accordance with the floor plans annexed hereto as Exhibit E and incorporated herein by reference, as further defined and limited in Section 2.1 hereof.

Rentable Floor Area of the Premises:	87,924 square feet.

Annual Fixed Rent:

(a) During the period commencing on the Commencement Date and ending on the last day of the sixtieth (60th) full calendar month immediately following the Commencement Date, at the annual rate of $2,198,100.00 (being the product of (x) $25.00 and (y) the Rentable Floor Area of the Premises (being 87,924 square feet)).

(b) During the period commencing on the first day of the sixty-first (61st) full calendar month immediately following the Commencement Date and ending on the last day of the Original Lease Term, at the annual rate of $2,373,948.00 (being the product of (x) $27.00 and (y) the Rentable Floor Area of the Premises).

Tenant Electricity:	As provided in Section 5.2 hereof.

Additional Rent:	All charges and other sums payable by Tenant as set forth in this Lease, in addition to Annual Fixed Rent.

Initial Minimum Limits of Tenant’s Commercial General Liability:

$5,000,000.00 combined single limit per occurrence, provided that if the Rentable Floor Area of the Premises should exceed 100,000 square feet, the aforesaid minimum limit shall be increased to $10,000,000.00 (which such insurance limits may be satisfied through a combination of primary and umbrella coverage).

Total Rentable Floor Area of the Building:	257,384 square feet.

Number of Parking Privileges:

Four (4) parking privileges for each 1,000 square feet of the Rentable Floor Area of the Premises (as the same may be expanded pursuant to Article XVII below), twenty-five percent (25%) of which will be located in the parking structure located on the Site and the remainder of which will be located on the surface parking areas located on the Site (all as shown on Exhibit K attached hereto).

Permitted Use:	General office use, light manufacturing, research labs and structures and such accessory uses thereto as may from time to time be permitted by the Zoning Ordinance for the City of Waltham.

Broker:	T3 Advisors, LLC 230 CityPoint Waltham, Massachusetts 02451

Initial Security Deposit Amount:	$1,000,000.00, subject to reduction pursuant to Section 16.26

1.3           Enumeration of Exhibits

The following Exhibits attached hereto are a part of this Lease, are incorporated herein by reference, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein to be performed by Landlord and Tenant, as and where stipulated therein.

Exhibit A	—	Description of the Site

Exhibit B-1	—	Landlord’s Work

Exhibit B-2	—	Base Building Work

Exhibit B-3	—	Work Matrix

Exhibit B-4	—	Tenant Plan Requirements

Exhibit B-5	—	Construction Management Services

Exhibit B-6	—	Tenant’s Dry Room

Exhibit C	—	Landlord’s Services

Exhibit D	—	Building Signage and Monument Signage

Exhibit E	—	Floor Plans

Exhibit F	—	Third Floor Expansion Premises and East Wing Expansion Premises

Exhibit G	—	Form of Commencement Date Agreement

Exhibit H	—	Broker Determination of Prevailing Market Rent

Exhibit I	—	Form of Letter of Credit

Exhibit J	—	Form of Notice of Lease

Exhibit K	—	Site Plan

Exhibit L	—	Form of Certificate of Insurance

Exhibit M	—	Prior Rights

Exhibit N	—	Tenant’s Operational Equipment

ARTICLE II

Premises

2.1           Demise and Lease of Initial Premises

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, the Premises in the Building. Tenant shall also have the exclusive right to use the loading dock being provided by Landlord as part of the Base Building Work (as that term is defined in Exhibit B-1 attached hereto), which such loading dock shall be deemed to be a part of the Premises for all intents and purposes under this Lease (although the same shall not be deemed to have any rentable floor area). The Premises shall exclude exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator walls, mechanical rooms, electric and telephone closets, janitor closets, and pipes, ducts, shafts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and if the Premises includes less than the entire rentable area of any floor, shall also exclude the common corridors, elevator lobbies and toilets located on such floor.

2.2           Expansion Rights

Tenant may further expand the Premises pursuant to expansion rights more particularly set forth in Article XVII.

2.3           Appurtenant Rights and Reservations

Subject to Landlord’s right to change or alter any of the following in Landlord’s discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, but not in a manner or extent that would materially interfere with the normal operation and use of the Building as a multi-tenant office building and subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, corridors, stairways, and elevators of the Building, and the pipes, ducts, shafts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) the loading areas serving the Building (provided, however, that Tenant may only utilize the common loading areas for the delivery and loading of materials of a type and nature consistent with general office use; all other materials shall be delivered to and/or loaded at the loading dock being provided for Tenant’s exclusive use under Section 2.1 above) and the common walkways and driveways necessary for access to the Building, (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor, and (d) the cafeteria, if any, and fitness center (including machine weights, free weights and cardiovascular equipment) provided by Landlord for the use and enjoyment of tenants of the Complex (Landlord hereby agreeing, so long as Tenant leases and together with permitted assignees and/or subtenants under Article XII below occupies at least 87,924 square feet of rentable floor area in the Building, (i) to operate a cafeteria in the Complex and (ii) to consult with Tenant in good faith regarding the ongoing contract with the cafeteria operator, provided, however, that the final decision as to all matters regarding the contract with such cafeteria operator shall be made by Landlord in its reasonable discretion). Tenant shall have the right to contract separately with its own telecommunication service provider and Landlord will not unreasonably withhold consent to any request by Tenant to allow such provider to have access to the Building or to the Premises, provided that Landlord may condition such access, without limitation of the foregoing, on Landlord’s approval of the identity of the service provider, its execution of an access and easement agreement satisfactory to Landlord and, should telecommunications services be furnished by such service provider to both Tenant and other tenants and occupants in the Building, then subject to the payment to Landlord by the service provider of fees assessed by Landlord in its reasonable discretion.

Landlord reserves the right from time to time, without material interference with Tenant’s use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Except in the case of emergencies or for normal cleaning and maintenance work, Landlord agrees to use its best efforts to give Tenant reasonable advance notice of any of the foregoing activities which require work in the Premises. In all cases, Landlord shall use commercially reasonable efforts to minimize or avoid inconvenience to Tenant in connection with its exercise of the rights granted herein (consistent with the nature of the rights being exercised).

ARTICLE III

Lease Term and Extension Option

3.1           Term

The Term of this Lease shall be the period specified in Section 1.2 hereof as the “Lease Term,” unless sooner terminated or extended as herein provided. The Commencement Date shall be as determined in accordance with Section 1.3(C) of Exhibit B-1 attached hereto.

As soon as may be convenient after the date has been determined on which the Term commences as aforesaid, Landlord and Tenant agree to join with each other in the execution, in the form of Exhibit G hereto, of a written Declaration in which the commencement date shall be stated. If Tenant shall fail to execute such Declaration, such commencement date shall be as reasonably determined by Landlord in accordance with the terms of this Lease.

3.2           Extension Option

(A)          On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of exercise of the herein described option to extend and as of the commencement of the Extended Term (i) there exists no monetary or material non-monetary “Event of Default” (defined in Section 15.1), (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than fifty percent (50%) of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted in accordance with Sections 12.2 and 12.8 hereof), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent and tax and operating cost bases, which shall be adjusted during the option period as hereinbelow set forth and except that there shall be no further option to extend) for one (1) period of five (5) years as hereinafter set forth. Such option period is sometimes herein referred to as the “Extended Term.” Notwithstanding any implication to the contrary, Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any such option.

(B)           If Tenant desires to exercise said option to extend the Term, then Tenant shall give notice (the “Extension Term Exercise Notice”) to Landlord, not earlier than eighteen (18) months nor later than twelve (12) months prior to the expiration of the Original

Lease Term, exercising such option to extend. Within thirty (30) days after Landlord’s receipt of the Extension Term Exercise Notice, Landlord shall provide Landlord’s quotation to Tenant of a proposed annual rent for the Extended Term (“Landlord’s Extension Term Rent Quotation”). If at the expiration of thirty (30) days after Tenant’s receipt of Landlord’s Extension Term Rent Quotation (the “Extension Term Negotiation Period”), Landlord and Tenant have not reached agreement on a determination of an annual rental for the Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for thirty (30) days following the expiration of the Extension Term Negotiation Period, to make a request to Landlord for a broker determination (the “Broker Determination”) of the Prevailing Market Rent (as defined in Exhibit H) for the Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit H. If Tenant timely shall have requested the Broker Determination, then the Annual Fixed Rent for the Extended Term shall be an amount equal to ninety-five percent (95%) of the Prevailing Market Rent as determined by the Broker Determination. If Tenant does not timely request the Broker Determination, then Tenant shall be deemed to have elected to withdraw its Extension Term Exercise Notice, in which event Tenant’s option to extend shall be deemed null and void and of no further force or effect.

Notwithstanding the time periods set forth in the immediately preceding paragraph within which Tenant must deliver its Extension Term Exercise Notice, if the Premises is expanded pursuant to Article XVII below (or pursuant to a subsequent agreement between Landlord and Tenant) to consist of more than 97,242 but less than 200,000 square feet of rentable floor area, then if Tenant desires to exercise its option to extend the Term it shall give the Extension Term Exercise Notice not earlier than twenty-one (21) nor later than fifteen (15) months prior to the expiration of the Original Lease Term.  If the Premises is expanded to consist of 200,000 square feet of rentable floor area or more, then if Tenant desires to exercise its option to extend the Term it shall give the Extension Term Exercise Notice not earlier than twenty-four (24) nor later than eighteen (18) months prior to the expiration of the Original Lease Term.  Notwithstanding the foregoing, Tenant shall not lose its option to extend the Term if Tenant exercises an expansion option that causes it to exceed one of the above square footage thresholds after the applicable notice period for such threshold has otherwise passed (i.e. if Tenant exercises an expansion option during the sixteenth (16th) month prior to lease expiration that increases the size of the Premises to 210,000 square feet, Tenant will still have the option to extend the Term notwithstanding the fact that the Premises is now of a size where notice would have had to have been provided eighteen (18)  months prior to the expiration of the Original Lease Term). In such event, Tenant shall be entitled to exercise its extension option within the time period it otherwise would have been required to do so under this Section 3.2(B) but for such expansion.

(C)           Base Taxes (as that term is defined in Section 6.2(f) below) applicable during the Extended Term shall mean Landlord’s Tax Expenses for the then-current fiscal tax year as of the commencement of the Extended Term. Base Operating Expenses (as that term is defined in Section 7.4 below) during the Extended Term shall mean Landlord’s Operating Expenses for the calendar year in which such Extended Term commences.

(D)          Upon the first to occur of (i) the agreement by Landlord and Tenant during the Extension Term Negotiation Period on an Annual Fixed Rent for the Extended Term or (ii) the timely request by Tenant for a Broker Determination in accordance with the provisions of subsection (B) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term as determined in the relevant manner set forth in this Section 3.2; and in such event all references herein to the Lease Term or the term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term. Notwithstanding anything contained herein to the contrary, in no event shall the Lease Term hereof be extended for more than five (5) years after the expiration of the Original Lease Term hereof.

(E)           Time is of the essence with respect to the provisions of this Section 3.2

ARTICLE IV

Condition of Premises; Signage

4.1           Condition of Premises

The condition of the Premises upon Landlord’s delivery along with any work to be performed by either Landlord or Tenant shall be as set forth in the Work Agreement attached hereto as Exhibit B-1 and made a part hereof.

4.2           Signage

(A)          Premises Signage.  Landlord shall provide and install, at Landlord’s expense, letters or numerals at the main entrance to the Premises to identify Tenant’s name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises.

(B)           Lobby Signage.  Landlord shall, during the Term of this Lease, provide Tenant with a listing of Tenant’s name on all tenant directories in the Building and, at Tenant’s request, the name of Tenant’s subtenants. The initial listing of Tenant’s name shall be at Landlord’s cost and expense. Any changes, replacements or additions by Tenant to such directory shall be at Tenant’s sole cost and expense.

(C)           Monument Signage.  Tenant shall have the right, effective as of the Commencement Date and at its sole cost and expense (but with no separate charge by Landlord for the signage rights themselves), to have its name and corporate logo on the existing monument located at the south side of the entrance to the driveway off of West Street (“Monument Signage”).  Tenant’s right to Monument Signage shall be non-exclusive.

(D)          Building Signage.  Tenant shall have the right, effective as of the Commencement Date and at its sole cost and expense (but with no separate charge by Landlord for the signage rights themselves), to design and install one (1) illuminated identification sign with Tenant’s name and corporate logo on the exterior façade of the Building (the “Building Signage”), subject to applicable zoning requirements and other applicable laws and to Tenant obtaining all necessary permits and approvals therefor (Landlord hereby agreeing to cooperate with Tenant, at no cost or expense to Landlord, in Tenant’s obtaining of such permits and approvals). Tenant’s right to Building Signage shall be exclusive for the entire east wing of the Building (Landlord hereby reserving the right to grant signage rights to others on the west wing of the Building).

(E)           Conditions.  The location, design (including the manner of illumination, in the case of the Building Signage), proportions and color of the Monument Signage and the Building Signage shall all be subject to the prior approval of Landlord, which approval is hereby granted for the signs shown on Exhibit D attached hereto (and shall otherwise not be unreasonably withheld, conditioned or delayed with respect to any proposed signage that is consistent in size, design and location with the signage shown on Exhibit D). Landlord shall reasonably cooperate with Tenant in obtaining any local approvals required for the Building Signage or the Monument Signage (provided that Landlord shall not be put to any cost or expense in connection therewith). Notwithstanding the foregoing provisions of this Section 4.2 to the contrary, within ninety (90) days after the first to occur (if either) of (x) the date on which the Term of this Lease is terminated due to a Tenant default pursuant to the terms and provisions of Section 15.2 below and (y) such time as Tenant has assigned this Lease or shall directly lease and occupy less than 67,402 square of rentable floor area in the east-wing of the Building (excluding assignments and subleases permitted in accordance with Sections 12.2 and 12.8 below), then Tenant shall, at its cost and expense, remove the Monument Signage and the Building Signage and restore all damage to the Building and the Site caused by the installation and/or removal of such Monument Signage or Building Signage. Such removal and restoration shall be performed in accordance with the terms and conditions governing alterations pursuant to Article IX below. The right to the Building Signage granted pursuant to this Section 4.2 is personal to A123 Systems, Inc. and may not be transferred to any third party (other than to a Tenant Affiliate or Permitted Tenant Successor under Section 12.2 below). The right to the Monument Signage may be transferred (x) to a Tenant Affiliate or Permitted Tenant Successor under Section 12.2 below and (y) subject to Landlord’s reasonable approval, to any other approved assignee or subtenant, but no more than one (1) time during the Lease Term.

ARTICLE V

Annual Fixed Rent and Electricity

5.1           Fixed Rent and Electricity Charges

Tenant agrees to pay to Landlord, or as directed by Landlord, at Landlord’s Present Mailing Address specified in Section 1.2 hereof, or at such other place as Landlord shall from time to time designate by notice, (1)(a) on the Commencement Date, and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Lease Term, a sum equal to one-twelfth (1/12th) of the Annual Fixed Rent specified in Section 1.2 hereof and (b) on the Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Lease Term, an amount estimated by Landlord from time to time to cover Tenant’s monthly payments for electricity under Section 5.2 hereinbelow, and (2) on the first day of each and every calendar month during the Extended Term (if exercised), a sum equal to (a) one-twelfth of the Annual Fixed Rent as determined in Section 3.2 for the Extended Term plus (b) then applicable monthly electricity charges (subject to adjustment as provided in Section 5.2). Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties Limited Partnership either (i) by mail to P.O. Box 3557, Boston, Massachusetts 02241-3557, (ii) by wire transfer to Bank of America in Dallas, Texas, Bank Routing Number 0260-0959-3 or (iii) by ACH transfer to Bank of America in Dallas, Texas, Bank Routing Number 111 000 012, and in the case of (ii) or (iii) referencing Account Number 3756454460, Account Name of Boston Properties, LP, Tenant’s name and the Property address.

Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Commencement Date shall be other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Commencement Date to the first day of the succeeding calendar month.

Additional Rent payable by Tenant on a monthly basis, as elsewhere provided in this Lease, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion and shall commence on the Commencement Date and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

The Annual Fixed Rent and all other charges for which provision is made in this Lease shall be paid by Tenant to Landlord without setoff, deduction or abatement except as expressly otherwise provided in this Lease.

5.2           Tenant Electricity

(A)          As of the date of this Lease, separate check meters (“Main Check Meters”) have been installed to measure tenant electric usage on each floor of the Building. If a Main Check Meter serves only the Premises or the entire floor leased to a tenant, it is herein referred to as a “dedicated” Main Check Meter; if it serves the Premises in common with other premises, it is herein referred to as a “shared” Main Check Meter. Such Main Check Meter(s) shall only measure electricity used for lights and electrical equipment utilized in the Premises, and fan-powered and variable air volume boxes which are part of the HVAC system serving the Premises. Any further equipment (including supplemental

HVAC equipment) installed by or for Tenant shall have separate check meter(s) (“Supplemental Check Meters”) installed at Tenant’s expense. On each floor there shall be one or more Main Check Meter(s) serving all of the floor such that the portions of the Premises located on full floors shall be served by dedicated Main Check Meters, and on multi-tenant floors Landlord may require that the tenants (at their sole cost and expense) install Main Check Meters relating to their premises (to the extent there are no Main Check Meters already installed serving only such premises) and Supplemental Check Meters to separately meter special usage within tenant premises such as computer rooms. With respect to any portion of the Premises that may in the future not be separately check metered on a dedicated Main Check Meter, Landlord will not unreasonably withhold its consent to Tenant to install dedicated Main Check Meter(s) serving solely such portion of the Premises at Tenant’s sole cost and expense.

(B)           Tenant’s share of the costs of electricity shall be determined by Landlord on the following basis:

(i)            Landlord will cause the check meters serving the Premises to be read periodically, but not less often than once every six (6) months during the first two (2) years of the Term and once every twelve (12) months thereafter. Tenant shall have reasonable access to such check meters to read the same.

(ii)           For portions of the Premises served by dedicated Main Check Meter(s), and for all Supplemental Check Meter(s) serving the Premises, Tenant’s allocable share of electricity costs for the period (“Tenant’s Electricity Payment”) shall be determined by multiplying the actual average cost per kilowatt hour by the number of kilowatt hours utilized by Tenant for such period as indicated by the dedicated Main Check Meter(s) and Supplemental Check Meter(s) for Tenant’s Premises.

(iii)          For portions of the Premises served by shared Main Check Meter(s), if any, the Tenant’s Electricity Payment shall be determined by multiplying the cost per kilowatt hour by the number of kilowatt hours utilized as indicated by such shared Main Check Meter(s), and multiplying such total cost by a fraction, the numerator of which is the rentable area leased to Tenant and the denominator of which is the total rentable area under lease to tenants (inclusive of any vacant spaces where electricity is being used on a regular basis) served by such shared Main Check Meter(s); provided, however, that if Landlord shall reasonably determine that the cost of electricity furnished to the Tenant at such portion of the Premises exceeds the amount being paid by Tenant, then Landlord shall deliver to Tenant written documentation establishing Landlord’s basis for such determination and Landlord may charge Tenant for such excess and Tenant shall promptly pay the same upon billing therefor as Additional Rent under the Lease, subject to Tenant’s right to challenge such determination pursuant to Section 2.6.1.

(iv)          Where part or all of the rentable area on a floor has been occupied for less than all of the period for which adjustments are being made, appropriate and equitable modifications shall be made to the allocation formula so that each tenant’s allocable share of costs equitably reflects its period of occupancy, provided that in no event shall the total of all costs as allocated to tenants (or to unoccupied space) be less than the total cost of electricity for such floor for said period.

(C)           Tenant shall make estimated payments on account of Tenant’s Electricity Payment, as reasonably estimated by Landlord, on a monthly basis in accordance with Section 5.1 above. No later than one hundred twenty (120) days after the end of each calendar year falling within the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord, showing for the preceding calendar year the Tenant’s Electricity Payment. Said statement to be rendered to Tenant also shall show for such period the amounts already paid by Tenant on account of Tenant’s Electricity Payment and the amount of Tenant’s Electricity Payment remaining due from, or overpaid by, Tenant for the period covered by the statement. If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord. All payments by Tenant on account of Tenant’s Electricity Payment shall be deemed Additional Rent and shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. Tenant shall have the right to examine Landlord’s records relating to Tenant’s Electricity Payment and to dispute the amounts claimed to be owed by Landlord in accordance with the provisions of Section 2.6.1 of this Lease.

(D)          All costs of electricity billed to Landlord, other than the costs of tenant electricity allocated pursuant to the procedures established herein, shall be treated as part of Landlord’s Operating Expenses for purposes of determining the allocation of those costs. Taxes imposed upon the electricity furnished to the Building shall be included in the calculation of electricity charges payable under this Lease, however, there shall not be included in such electricity charges any tax imposed upon Landlord on account of Landlord’s sale, use or resale of electrical energy to Tenant or other tenants in the Building (i.e., no double taxation due to the fact that Landlord is not a licensed reseller of electricity).

(E)           Landlord shall be responsible for the maintenance of the Main Check Meter(s) and Tenant shall be responsible for the maintenance of the Supplemental Check Meter(s).

ARTICLE VI

Taxes

6.1           Definitions

With reference to the real estate taxes referred to in this Article VI, it is agreed that terms used herein are defined as follows:

(a)           “Tax Year” means the 12-month period beginning July 1 each year during the Lease Term or if the appropriate Governmental tax fiscal period shall begin on any date other than July 1, such other date.

(b)           “Landlord’s Tax Expenses Allocable to the Premises” means the same proportion of Landlord’s Tax Expenses as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building.

(c)           “Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate “real estate taxes” (hereinafter defined) with respect to that Tax Year, reduced by any net abatement receipts with respect to that Tax Year.

(d)           “Real estate taxes” means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any Governmental authority on the Building, the Site or the Complex which the Landlord shall be obligated to pay because of or in connection with the ownership, leasing and operation of the Complex, the Building and the Site and reasonable expenses of and fees for any formal or informal proceedings for negotiation or abatement of taxes (collectively, “Abatement Expenses”), which Abatement Expenses shall be excluded from Base Taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest other than penalty interest payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance, transfer, gift, capital stock or any income taxes arising out of or related to ownership and operation of income-producing real estate, or any excise taxes imposed upon Landlord based upon gross or net rentals or other income received by it or any increase in taxes to the extent resulting solely from Landlord’s sale of, or otherwise transfer of its interest in, the Complex or the Building; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Complex or Building, or a Federal, State, County, Municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes” but only to the extent that the same would be payable if the Site or Building were the only property of Landlord. Notwithstanding the foregoing, “real estate taxes” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) levied on Landlord’s rental income, unless such tax or assessment is imposed in lieu of real property taxes as set forth above; (b) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; or (c) imposed on land and improvements other than the Site.

(e)           “Base Taxes” means Landlord’s Tax Expenses for fiscal tax year 2011 (that is, the period beginning July 1, 2010 and ending June 30, 2011).

(f)            “Base Taxes Allocable to the Premises” means the same proportion of Base Taxes as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building.

(g)           If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-month period, the Base Taxes and Base Taxes Allocable to the Premises shall each be proportionately reduced.

Nothing contained in this Section 6.2 shall entitle Landlord to collect, collectively from all of the tenants of the Complex, an amount exceeding one hundred percent (100%) of Landlord’s Tax Expenses incurred by Landlord with respect to the pertinent Tax Year (any collected amount exceeding 100% of Landlord’s Tax Expenses with respect to any such Tax Year being referred to herein as “Tax Collection Surplus”), and Landlord shall, except with respect to Base Taxes, credit any Tax Collection Surplus against the aggregate of Landlord’s Tax Expenses incurred with respect to such Tax Year, which shall reduce the same for all purposes hereunder.

6.2           Tenant’s Share of Real Estate Taxes

If with respect to any full Tax Year or fraction of a Tax Year falling within the Lease Term Landlord’s Tax Expenses Allocable to the Premises for a full Tax Year exceed Base Taxes Allocable to the Premises or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises (such amount being hereinafter referred to as the “Tax Excess”), then Tenant shall pay to Landlord, as Additional Rent, the amount of such Tax Excess. Payments by Tenant on account of the Tax Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to the Tax Excess, ten (10) days at least before the day on which tax payments by Landlord would become delinquent. Not later than ninety (90) days after Landlord’s Tax Expenses Allocable to the Premises are determinable for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and Lot, abatements and refunds, if any, of any such taxes and assessments, expenditures incurred in seeking such abatement or refund, the amount of the Tax Excess, the amount thereof already paid by Tenant and the amount thereof overpaid by, or remaining due from Tenant for the period covered by such statement. Within thirty (30) days after the receipt of such statement, Tenant shall pay any sum remaining due. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then terminated or expired and Tenant has no further obligation to Landlord. Expenditures for legal fees and for other expenses incurred in obtaining an abatement or refund may be charged against the abatement or refund before the adjustments are made for the Tax Year.

To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by Landlord shall be rendered and payments made on account of such installments.

ARTICLE VII

Landlord’s Repairs and Services and Tenant’s Escalation Payments

7.1           Structural Repairs

Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain, Landlord shall, throughout the Lease Term, at Landlord’s sole cost and expense, keep and maintain in good order, condition and repair the following portions of the Building: the structural portions of the roof, the exterior and load bearing walls, the foundation, the structural columns and floor slabs and other structural elements of the Building and the parking garage located on the Site; provided however, that Tenant shall pay to Landlord, as Additional Rent, the cost of any and all such repairs which may be required as a result of repairs, alterations, or installations made by Tenant or any subtenant, assignee, licensee or concessionaire of Tenant or any agent, servant, employee or contractor of any of them or to the extent of any loss, destruction or damage caused by the omission or negligence of Tenant, any assignee or subtenant or any agent, servant, employee, customer, visitor or contractor of any of them.

7.2           Other Repairs to be Made by Landlord

Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain, and except as otherwise provided in this Lease and subject to provisions for reimbursement by Tenant as contained in Section 7.5, Landlord agrees to keep and maintain in good order, condition and repair the common areas and facilities of the Building, the Site and the Complex, including all paved areas and landscaped areas from time to time in existence, and all heating, ventilating, air conditioning, plumbing and other Building systems equipment servicing the Premises (including all lines, pipes, wires, conduits and the like except to the extent serving the Premises exclusively), except that Landlord shall in no event be responsible to Tenant for (a) the condition of glass in and about the Premises (other than for glass in exterior walls for which Landlord shall be responsible unless the damage thereto is attributable to Tenant’s negligence or misuse, in which event the responsibility therefor shall be Tenant’s), or (b) for any condition in the Premises or the Building caused by any act or neglect of Tenant or any agent, employee, contractor, assignee, subtenant, licensee, concessionaire or invitee of Tenant. Without limitation, Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressly provided in Section 7.1 or in this Section 7.2, unless expressly otherwise provided in this Lease.

7.3           Services to be Provided by Landlord

In addition, and except as otherwise provided in this Lease and subject to provisions for reimbursement by Tenant as contained in Section 7.6 and Tenant’s responsibilities in regard to electricity as provided in Section 5.2, Landlord agrees to furnish services, utilities, facilities and supplies set forth in Exhibit C hereto equal in quality comparable to those customarily provided by landlords in high quality buildings in the Central Suburban 128 Market. In addition, Landlord agrees to furnish, at Tenant’s expense, reasonable additional Building operation services which are usual and customary in similar buildings in Central Suburban 128 Market, and such additional special services as may be mutually agreed upon by Landlord and Tenant, upon reasonable and equitable rates from time to time established by Landlord. Tenant agrees to pay to Landlord, as Additional Rent, the cost of any such additional Building services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant within thirty (30) days after being billed therefor.

Notwithstanding anything contained in this Lease to the contrary, Landlord shall have no obligation to provide Tenant with cleaning and janitorial services (as described in Exhibit C attached hereto) to any portion of the Premises not being used for general office purposes (it being understood and agreed that Tenant shall directly obtain such services on its own behalf and at its sole cost and expense).

7.4           Operating Costs Defined

“Operating Expenses Allocable to the Premises” means the same proportion of Landlord’s Operating Expenses (as hereinafter defined) as the Rentable Floor Area of the Premises bears to 95% of the Total Rentable Floor Area of the Building. “Base Operating Expenses” means Landlord’s Operating Expenses for calendar year 2011 (that is, the period beginning on January 1, 2011 and ending on December 31, 2011). Base Operating

Expenses shall not include (x) market-wide cost increases due to extraordinary circumstances, including but not limited to, Force Majeure (as defined in Section 14.1), boycotts, strikes, conservation surcharges, embargoes or shortages which apply only to the Base Year but no other year, other than the year immediately prior to the Base Year or the year immediately following the Base Year and (y) the cost of any Permitted Capital Expenditures (as hereinafter defined). “Base Operating Expenses Allocable to the Premises” means (i) the same proportion of Base Operating Expenses as the Rentable Floor Area of the Premises bears to 95% of the Total Rentable Floor Area of the Building.

“Landlord’s Operating Expenses” means the cost of operation of the Building and the Site incurred by Landlord, including those incurred in discharging Landlord’s obligations under Sections 7.2 and 7.3. Such costs shall exclude payments of debt service and any other mortgage or ground lease charges, brokerage commissions, real estate taxes (to the extent paid pursuant to Section 6.2 hereof) and costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation:

(a)           compensation, wages and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons for their services in the operating, maintaining or cleaning of the Building or the Site;

(b)           payments under service contracts with independent contractors for operating, maintaining or cleaning of the Building or the Site;

(c)           steam, water, sewer, gas, oil, electricity and telephone charges (excluding such utility charges separately chargeable to tenants for additional or separate services and electricity charges payable by Tenant pursuant to Section 5.2 above) and costs of maintaining letters of credit or other security as may be required by utility companies as a condition of providing such services;

(d)           cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees);

(e)           cost of operating and maintaining a fitness center and food service facility in the Building, less any rent or other amounts received by Landlord from any third-party operators of such facilities;

(f)            cost of snow removal and care of landscaping;

(g)           cost of building and cleaning supplies and equipment;

(h)           premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and of monthly installments of Annual Fixed Rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than twelve (12) months in the case of both Annual Fixed Rent and Additional Rent and, if there be any first mortgage on the Property, including such insurance as may be required by the holder of such first mortgage);

(i)            management fees at reasonable rates for self managed buildings in the Central Suburban 128 Market consistent with the type of occupancy and the services rendered, which such management fees shall not exceed three and one-half percent (3.5%) of the total Gross Rents for the Building (“Gross Rents for the Building” for the purposes hereof being defined as all annual fixed rent, Landlord’s Operating Expenses, with the exception of the aforesaid management fees, and Landlord’s Tax Expenses for the Building for the relevant calendar year) (it being understood and agreed that in determining the amount of Landlord’s Operating Expenses for any calendar year or portion thereof falling within the Lease Term where the management fee is calculated based on a percentage of Gross Rents for the Building that is higher than the actual percentage used during the Base Year, the management fee for the Base Year shall be adjusted so that it shall be based on the same percentage of Gross Rents for the Building used in the subsequent calendar year at issue).

(j)            depreciation for capital expenditures made by Landlord during the Lease Term (x) to reduce Operating Expenses if Landlord reasonably shall have determined that the annual reduction in Operating Expenses shall exceed depreciation therefor or (y) to comply with Legal Requirements that first become applicable to the Building or the Property after Commencement Date (the capital expenditures described in subsections (x) and (y) being hereinafter referred to as “Permitted Capital Expenditures”) plus, in the case of (x) and (y), an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties in the Central Suburban 128 Market, and depreciation in the case of (x) and (y) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item;

(k)           the pro rata share allocable to the Building of imputed rental costs of maintaining a regional property management office of a reasonable size given the number and square footage of properties managed (and the fact that as of the date hereof, Landlord is a self-administered and self-managed real estate investment trust), which pro rata share shall be equal to a fraction, the numerator of which is the Total Rentable Floor Area of the Building and the denominator of which is the total rentable floor area of all buildings managed by the staff of such regional property management office; and

(l)            all other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the Building, the Site and said common areas and facilities and properly chargeable against income.

Notwithstanding the foregoing, the following shall be excluded from Landlord’s Operating Expenses:

(i)            All capital expenditures and depreciation, except as otherwise explicitly provided in this Section 7.4;

(ii)           Interest on indebtedness, debt amortization, ground rent, and refinancing costs for any mortgage or ground lease of the Building or the Site;

(iii)          Legal, auditing, consulting and professional fees and other costs (other than those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Complex), including, without limitation, those: (i) paid or incurred in connection with financings, refinancings or sales of any Landlord’s interest in the Building or the Site, (ii) relating to any special reporting required by securities laws, (iii) relating to disputes with tenants or (iv) relating to litigation;

(iv)          The cost of any item or service to the extent reimbursed or reimbursable to Landlord by insurance required to be maintained under this Lease or by any third party;

(v)           The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation other than costs not in excess of the deductible on any insurance maintained by Landlord which provides a recovery for such repair or replacement;

(vi)          Any advertising, promotional or marketing expenses for the Buildings, including, without limitation, leasing commissions, attorneys’ fees, space planning costs and other costs and expenses incurred in connection with the lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(vii)         The cost of any service or materials provided by any party related to Landlord (other than the management fee, which shall be subject to the terms and provisions of Section 7.4(h) above), to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to the Building in the Central Suburban 128 Market;

(viii)        Payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased to the extent that such payments exceed the amount which could have been included in Landlord’s Operating Expenses had Landlord purchased such equipment rather than leasing such equipment;

(ix)           Penalties, damages, and interest for late payment or violations of any obligations of Landlord, including, without limitation, taxes, insurance, equipment leases and other past due amounts;

(x)            Costs arising from Landlord’s political or charitable contributions;

(xi)                             The cost of testing, remediation or removal of “Hazardous Materials” (as defined in Section 11.2) in the Building or on the Site required by “Hazardous Materials Laws” (as defined in Section 11.2), provided however, that with respect to the testing, remediation or removal of any material or substance which, as of the Commencement Date was not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law, the costs thereof shall be included in Landlord’s Operating Expenses;

(xii)                         Wages, salaries, or other compensation paid to any executive employees above the grade of Regional Property Manager;

(xiii)                      The net (i.e. net of the reasonable costs of collection) amount recovered by Landlord under any warranty or service agreement from any contractor or service provider shall be credited against Landlord’s Operating Expenses; and

(xiv)        Landlord’s general corporate overhead and administrative services (except for property management services related to the operation of the Property, including, without limitation, risk management, accounting, security and energy management services).

Notwithstanding the foregoing, in determining the amount of Landlord’s Operating Expenses for any calendar year or portion thereof falling within the Lease Term (including, without limitation, any Base Year applicable to a Premises Component), if less than ninety-five percent (95%) of the Total Rentable Floor Area of the Building shall have been occupied by tenants at any time during the period in question, then those components of Landlord’s Operating Expenses that vary based on occupancy for such period shall be adjusted to equal the amount such components of Landlord’s Operating

Expenses would have been for such period had occupancy been ninety-five percent (95%) throughout such period. The foregoing calculations shall not entitle Landlord to collect, collectively from all of the tenants in the Complex, an amount exceeding one hundred percent (100%) of the Landlord’s Operating Expenses incurred by Landlord with respect to the pertinent calendar year (any collected amount exceeding 100% of Operating Expenses with respect to any calendar year being referred to herein as “Operating Expense Collection Surplus”), and Landlord shall, except with respect to Base Operating Expenses, credit any Operating Expense Collection Surplus against the aggregate of Operating Expenses incurred with respect to such calendar year, which shall reduce the same for all purposes hereunder.

7.5           Tenant’s Escalation Payments

(A)          If with respect to any calendar year falling within the Lease Term, or fraction of a calendar year falling within the Lease Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises (as defined in Section 7.4) for a full calendar year exceed Base Operating Expenses Allocable to the Premises (as defined in Section 7.4) or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises (such amount being hereinafter referred to as the “Operating Cost Excess”), then Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 7.5, the amount of such excess. Base Operating Expenses (as defined in Section 7.4) do not include the tenant electricity to be paid by Tenant as part of the Annual Fixed Rent.

(B)           Payments by Tenant on account of the Operating Cost Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Operating Cost Excess for each calendar year during the Lease Term.

(C)           No later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Landlord’s Operating Expenses and the Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of Operating Cost Excess and the amount of Operating Cost Excess remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.

If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed

Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord.

Any payment by Tenant for the Operating Cost Excess shall not be deemed to waive any rights of Tenant to claim that the amount thereof was not determined in accordance with the provisions of this Lease.

(D)          Subject to the provisions of this paragraph and provided no uncured monetary Event of Default of Tenant exists, Tenant shall have the right, at Tenant’s cost and expense, to examine all documentation and calculations prepared in the determination of the Tax Excess, Operating Cost Excess and Tenant’s proportionate share of electricity costs, as determined pursuant to Section 5.2 (the “Electricity Excess”):

(1)           Such documentation and calculations shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination.

(2)           Tenant shall have the right to make such examination no more than once in respect of any period for which Landlord has given Tenant a statement of the actual amount of Landlord’s Tax Expenses, Landlord’s Operating Expenses or the Electricity Excess, as applicable.

(3)           Except as provided by the last sentence of this Section 7.5(D), any request for examination in respect of any Tax Year or calendar year, as applicable, may be made no more than one hundred eighty (180) days after Landlord advises Tenant in writing of the actual amount of Landlord’s Tax Expenses, Landlord’s Operating Expenses or the Electricity Excess, as applicable in respect of such period and provides to Tenant the appropriate year-end statement required under Section 5.2, Section 6.3 or Section 7.5, as applicable (provided, however, that if after any audit is performed hereunder, it is finally determined that Tenant has been overcharged on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess by more than three percent (3%) for the Tax Year or calendar year in question, Tenant may request to examine the documentation and calculations for the overcharged item for the immediately preceding Tax Year or calendar year, as applicable).

(4)           In no event shall Tenant utilize the services of any examiner who is being paid by Tenant on a contingent fee basis, unless such examiner is being retained by Tenant on a national basis to examine payments under Tenant’s other leases of space.

(5)           As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Buildings in connection with such examination, provided however, that Tenant shall be permitted to share such information with each of its permitted subtenants so long as such subtenants execute and deliver to Landlord similar confidentiality agreements.

(6)           If, after the audit by Tenant of Landlord’s books and records pursuant to this Section 7.5 with respect to any calendar year, it is finally determined that: (i) Tenant has made an overpayment on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess, as applicable, Landlord shall credit any such overpayment against the next installment(s) of Annual Fixed Rent thereafter payable by Tenant, except that if such overpayment is determined after the termination or expiration of the term of this Lease, Landlord shall promptly refund to Tenant the amount of any such overpayment less any amounts then due from Tenant to Landlord; and (ii) Tenant has made an underpayment on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess, as applicable, Tenant shall, within forty-five (45) days of such determination, pay any such underpayment to Landlord.

(7)           If, after any such audit is performed, it is finally determined that Tenant has been overcharged on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess by more than three percent (3%) for the Tax Year or calendar year in question, Landlord shall reimburse Tenant for the reasonable third-party costs incurred by Tenant in performing such audit.

Landlord shall have no right to correct any year end statement with respect to any Tax Year or calendar year after the date one (1) year after the end of the period in question. Notwithstanding any provision hereof to the contrary, if Landlord provides Tenant with any such corrected statement, then Tenant shall have one hundred eighty (180) days from the receipt of any such corrected statement to request an examination as set forth in Section 7.5(D)(3) hereof (subject to the proviso set forth at the end of subsection (3) above regarding Tenant’s ability to request examinations for prior years).

7.6           No Damage

(A)          Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, including, without limitation, strike, lockout, breakdown, accident, order or regulation of or by any Governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises, but Landlord shall nonetheless use commercially reasonably efforts to mitigate the adverse impact of any such event on Tenant’s use and enjoyment of the Premises to the extent it is within Landlord’s reasonable ability to do so under the circumstances.

(B)           Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

(C)           Notwithstanding anything to the contrary in this Lease contained, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, or (iii) failure of electric supply, any portion of the Premises becomes untenantable so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Premises Untenantability Cure Period by reason of such untenantability, and that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Annual Fixed Rent, Tax Excess and Operating Cost Excess shall thereafter be abated in proportion to such untenantability and its impact on the continued operation in the ordinary course of Tenant’s business until the day such condition no longer has the material adverse effect referred to above. For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Premises Untenantability Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.

In addition, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, or (iii) failure of electric supply, the operation of Tenant’s business in the Premises in the normal course is materially adversely affected for a period of five (5) consecutive months after Landlord’s receipt of written notice of such condition from Tenant, then, provided that Tenant ceases to use the affected portion of the Premises for the period of such untenantability and such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant, or Tenant’s agents, employees or contractors, then Tenant may terminate this Lease by giving Landlord written notice as follows:

(i)            Said notice shall be given after said five (5) month period.

(ii)           Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

(iii)          If said condition is remedied on or before the date thirty (30) days after the receipt of such notice, said notice shall have no further force and effect.

(iv)          If said condition is not remedied on or before the date thirty (30) days after the receipt of such notice for any reason other then Tenant’s fault, as aforesaid, the Lease shall terminate as of said effective date, and the Annual Fixed Rent and Additional Rent due under the Lease shall be apportioned as of said effective date.

The remedies set forth in this Section 7.6 shall be Tenant’s sole remedies for the events described herein. The provisions of this subsection (C) shall not apply in the event of untenantability caused by fire or other casualty, or taking (which shall be subject to the terms and conditions of Article XIV below).

ARTICLE VIII

Tenant’s Repairs

8.1           Tenant’s Repairs and Maintenance

Tenant covenants and agrees that, from and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only for those repairs for which Landlord is responsible under the terms of Article VII of this Lease and damage by fire or casualty and as a consequence of the exercise of the power of eminent domain. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building or any other portion of the Site caused by Tenant, Tenant’s agents, contractors, employees, sublessees, licensees, concessionaires or invitees. Tenant shall maintain all its equipment, furniture and furnishings in good order and repair.

If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made pursuant to the provisions of Section 16.17 below.

ARTICLE IX

Alterations

9.1           Landlord’s Approval

Tenant covenants and agrees not to make alterations, additions or improvements to the Premises, whether before or during the Lease Term, except in accordance with plans and specifications therefor first approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. Landlord shall not be deemed unreasonable:

(a)           for withholding approval of any alterations, additions or improvements which (i) in Landlord’s opinion would reasonably be expected to adversely affect any structural or exterior element of the Building, any area or element outside of the Premises or any facility or base building mechanical system serving any area of the Building outside of the Premises, or (ii) involve or affect the exterior design, size, height or other exterior dimensions of the Building, or (iii) are inconsistent in any material respect, in Landlord’s reasonable judgment, with alterations satisfying Landlord’s standards for new alterations in the Building, or (iv) will require unusual expense to readapt the Premises to normal office use upon Lease termination or expiration (including, without limitation, rooftop HVAC units, specialty equipment, ventilation shafts for Tenant’s equipment, halon systems, etc.) or increase the cost of construction or of insurance or taxes on the Building or of the services provided by Landlord herein unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to termination and or expiration without expense to Landlord (alterations, additions or improvements described in this clause (iv) being sometimes collectively referred to as “Special Improvements”); or

(b)           for making its approval of any Special Improvements conditional on Tenant’s agreement to restore the Premises to its condition prior to construction of such Special Improvements at the expiration or earlier termination of the Lease Term, reasonable wear and tear excepted.

Landlord’s review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Buildings and the other requirements of the Lease with respect to Tenant’s insurance obligations (herein called “Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon

Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. Further, Tenant acknowledges that Tenant is acting for its own benefit and account, and that Tenant shall not be acting as Landlord’s agent in performing any work in the Premises, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Property in connection with any such work. Within thirty (30) days after receipt of an invoice from Landlord (together with reasonable supporting back up documentation), Tenant shall pay to Landlord as a fee for Landlord’s review of any work or plans (excluding any review respecting initial improvements performed pursuant to Exhibit B-1 attached hereto or any other improvements for which a construction management fee has previously been paid but including any review of plans or work relating to any assignment or subletting), as Additional Rent, an amount equal to the sum of: (i) $150/hour for time spent by senior staff, and $100/hour for time spent by junior staff, plus (ii) reasonable third party expenses incurred by Landlord to review Tenant’s plans and Tenant’s work.

9.2           Conformity of Work

Tenant covenants and agrees that any alterations, additions, improvements or installations made by it to or upon the Premises shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force, that materials of good quality (but in no event of lesser quality than reasonably appropriate for the maintenance of a consistently high quality building) shall be employed therein and that the structure of the Building shall not be endangered or impaired thereby.

9.3           Performance of Work, Governmental Permits and Insurance

All of Tenant’s alterations and additions and installation of furnishings shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Site or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by Landlord’s general contractor or by contractors or workers first approved by Landlord in its reasonable discretion. Except for work by Landlord’s general contractor, Tenant shall procure all necessary governmental permits before making any repairs, alterations, other improvements or installations. Tenant agrees to save harmless and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work whether the same be performed prior to or during the Term of this Lease. At Landlord’s reasonable election, taking into account the scope and cost of the proposed alteration, Tenant shall cause its contractor to maintain a payment and performance bond in such amount and with such companies as Landlord shall reasonably approve. In addition, Tenant shall cause each contractor to carry worker’s compensation insurance in statutory amounts covering the employees of all contractors and subcontractors, and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may require reasonably from time to time during the Term of this Lease, but in no event less than the minimum amount of commercial general liability insurance or comprehensive general liability insurance Tenant is required to maintain as set forth in Section 1.2 hereof and as the same may be modified as provided in Section 13.6 hereof (all such insurance to be written in companies approved reasonably by Landlord and insuring Landlord, Landlord’s managing agent and Tenant as additional insureds as well as contractors) and to deliver to Landlord certificates of all such insurance. Tenant shall also prepare and submit to Landlord a set of as-built plans, in both print and electronic forms, showing such work performed by Tenant to the Premises promptly after any such alterations, improvements or installations are substantially complete and promptly after any wiring or cabling for Tenant’s computer, telephone and other communications systems is installed by Tenant or Tenant’s contractor. Without limiting any of Tenant’s obligations hereunder, except as otherwise provided in Exhibit B-1 attached hereto, Tenant shall be responsible, as Additional Rent, for the costs of any alterations, additions or improvements in or to the Building that are required in order to comply with Legal Requirements as a result of any work performed by Tenant. Landlord shall have the right to provide rules and regulations (which shall be applied in a non discriminatory manner) relative to the performance of any alterations, additions, improvements and installations by Tenant hereunder and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services. Tenant acknowledges and agrees that Landlord shall be the owner of any additions, alterations and improvements in the Premises or the Building to the extent paid for by Landlord.

9.4           Liens

Tenant covenants and agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Building or the Site and promptly to discharge (whether by bonding or otherwise) any such liens which may so attach.

9.5           Nature of Alterations

All work, construction, repairs, alterations, other improvements or installations made to or upon the Premises, shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of the Lease Term, except as follows:

(a)           All furniture, equipment, other personal property, and trade fixtures (including, without limitation, any satellite or microwave dish or any communications equipment, including, without limitation, any telephone switch gear, and any security or monitoring equipment whether by law deemed to be a part of the realty or not, installed at any time or times by Tenant or any person claiming under Tenant shall remain the property of Tenant or persons claiming under Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Lease Term or any occupancy by Tenant thereafter and shall be removed by Tenant at the expiration or earlier termination of the Lease Term if so requested by Landlord. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any such property from the Premises.

(b)           At the expiration or earlier termination of the Lease Term, unless otherwise agreed in writing by Landlord, Tenant shall remove any wiring for Tenant’s computer, telephone and other communication systems and equipment whether located in the Premises or in any other portion of the Building or the Site, including all risers and any alterations, additions and improvements made with Landlord’s consent during the Lease Term for which such removal was made a condition of such consent under Section 9.1 (b). Upon such removal Tenant shall restore the Premises to their condition prior to such alterations, additions and improvements and repair any damage occasioned by such removal and restoration.

(c)           If Tenant shall make any alterations, additions or improvements to the Premises for which Landlord’s approval is required under Section 9.1 (after giving effect to the provisions of Section 9.7), without obtaining such approval, then at Landlord’s request at any time during the Lease Term, and at any event at the expiration or earlier termination of the Lease Term, Tenant shall remove such alterations, additions and improvements and restore the Premises to their condition prior to same and repair any damage occasioned by such removal and restoration. Nothing herein shall be deemed to be a consent to Tenant to make any such alterations, additions or improvements, the provisions of Section 9.1 being applicable to any such work.

9.6           Increases in Taxes

Tenant shall pay, as Additional Rent, one hundred percent (100%) of any increase in real estate taxes on the Complex which shall, at any time after the Commencement Date, result from alterations, additions or improvements to the Premises made by Tenant if the taxing authority specifically determines such increase results from such alterations, additions or improvements made by Tenant.

9.7           Alterations Permitted Without Landlord’s Consent

Notwithstanding the terms of Section 9.1, Tenant shall have the right, without obtaining the prior consent of Landlord but upon notice to Landlord given ten (10) days prior to the commencement of any work (which notice shall specify the nature of the work in reasonable detail), to make alterations, additions or improvements to the Premises where:

(i)            the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building (including no signs on windows);

(ii)           the same do not affect the roof, any structural element of the Building, the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building;

(iii)          with the exception of painting and carpeting (which shall not be subject to the dollar limits set forth in this subsection (iii)), the cost of any individual alteration, addition or improvement shall not exceed $200,000.00 and the aggregate cost of said alterations, additions or improvements made by Tenant during the Lease Term shall not exceed $1,000,000.00 in cost; and

(iv)          Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost;

provided, however, that Tenant shall, within thirty (30) days after the making of such changes, send to Landlord plans and specifications describing the same in reasonable detail and provided further that Landlord, by notice to Tenant given at least thirty (30) days prior to the expiration or earlier termination of the Lease Term, may, if any such alterations, addition or improvement constitutes a Special Improvement, require Tenant to restore the Premises to its condition prior to construction of such Special Improvement (reasonable wear and tear excepted) at the expiration or earlier termination of the Lease Term.

ARTICLE X

Parking

10.1         Tenant’s Parking

Landlord shall provide to Tenant monthly privileges in the number specified in Section 1.2 for the parking of automobiles, in common with use by other tenants from time to time of the Complex, and on a first-come, first-served basis, and Landlord shall not be obligated to furnish stalls or spaces on the Site specifically designated for Tenant’s use. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site. The parking privileges granted herein are non-transferable except to a permitted assignee or subtenant as provided in Article XII below. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

ARTICLE XI

Certain Tenant and Landlord Covenants

Tenant covenants and agrees to the following during the Lease Term and for such further time as Tenant occupies any part of the Premises:

11.1         To pay when due all Annual Fixed Rent and Additional Rent and all charges for utility services rendered to the Premises and service inspections therefor (except as is otherwise provided in Exhibit C) and, as further Additional Rent, all charges for additional and special services rendered pursuant to Section 7.3.

11.2         (A)          To use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises or the Property, not to permit in the Premises any auction sale, vending machine (other than vending machines for use by Tenant’s employees and business invitees) or flammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to permit in the Premises anything which would in any way result in the leakage of fluid or the growth of mold, and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Use, nor any use thereof which is inconsistent with the maintenance of the Building as office buildings of the first-class in the quality of their maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance or fungal contaminant which is or may hereafter be classified as a hazardous material, waste or substance (collectively “Hazardous Materials”), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively “Hazardous Materials Laws”), (ii) Tenant shall promptly notify Landlord of any incident in, on or about the Premises, the Buildings or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing (provided that, except in cases of emergency, Landlord provides Tenant at least two (2) business days’ prior written notice of any such inspection). Notwithstanding the foregoing, Tenant may use normal amounts and types of substances typically used for Tenant’s business operations, provided that Tenant uses such substances in the manner which they are normally used, and in compliance with all Hazardous Materials Laws and other applicable laws, ordinances, bylaws, rules and regulations, and Tenant obtains and complies with all permits required by Hazardous Materials Laws or any other laws, ordinances, bylaws, rules or regulations prior to the use or presence of any such substances in the Premises.

(B)           Landlord represents and warrants to Tenant that, to the best of Landlord’s actual knowledge as of the date of this Lease, there are no Hazardous Materials in the Building or on the Site which are or would be required to be removed or otherwise abated in accordance with applicable Hazardous Materials Laws. In addition, Landlord further represents and warrants to Tenant that Landlord constructed the sub-slab ventilation system underneath the Building in accordance with the specifications previously provided to Tenant and covenants that the system will operate as designed during the Term of the Lease. Subject to the limitations of Section 16.24 hereof, Landlord shall use necessary and appropriate efforts to remove or abate, as required by applicable Hazardous Materials Laws and without inclusion in Operating Expenses, (x) Hazardous Materials on the Site or in the common areas, the structural elements or the base building systems of the Building and (y) Hazardous Materials that are present in other areas of the Building as the result of the actions of Landlord, its employees, agents or contractors.  Notwithstanding the foregoing, Landlord’s obligation to remove or abate Hazardous Materials pursuant to this Section 11.2 shall not apply to (i) requirements of Hazardous Materials Laws resulting from the use of Hazardous Materials, or additions, alterations or improvements in the Premises (other than the Landlord’s Work and the Base Building Work under Exhibit B-1 attached hereto), by Tenant or anyone claiming by, through or under Tenant, or (ii) Hazardous Materials which are in the Building or on the Site because of the action or inaction of any tenant or occupant in the Building, including Tenant, or any employee, agent or contractor thereof, or (iii) any tenant space in the Building, including the Premises, and any additions, alterations and improvements therein, unless in the case of this clause (iii) such Hazardous Materials (1) existed in, at or on the Premises, the Building or the Site prior to the Commencement Date or migrated to the Premises, the Building or the Site from another property or (2) are present as the result of the action or inaction of Landlord, its affiliates, employees, agents or contractors.  In connection with the foregoing, Landlord hereby agrees to use best efforts to enforce the terms of its leases with other tenants of the Building in the event of a violation of Hazardous Materials Laws resulting from the action or inaction of any tenant or occupant of the Building or any employee, agent or contractor thereof; provided, however, that in no event shall Landlord be liable to Tenant for any violation of Hazardous Materials Laws by any tenant or occupant of the Building.

Landlord shall provide Tenant with copies of all reports and all material correspondence and documents relating to Landlord’s ongoing monitoring of the groundwater at the Site (it being understood and agreed that the decision as to whether or not to continue such monitoring, except to the extent the same is or may be required by Hazardous Materials Laws, shall be at Landlord’s sole discretion) or the environmental status of the Site.

Landlord shall promptly inform Tenant of any incident, act or condition at the Site requiring notice or action under Hazardous Material Laws.

Subject to the limitations of Section 16.24  hereof, Landlord agrees to defend with counsel first approved by Tenant (counsel appointed by Landlord’s insurance carrier shall be deemed approved by Tenant and for any other circumstances such approval shall not be unreasonably withheld or delayed), indemnify and save Tenant harmless from liability, loss and damage to persons or property and from any claims, actions, proceedings and expenses in connection therewith (including, without limitation, loss, damage or claims related to indoor air quality problems within the Premises to the extent resulting from Hazardous Materials that are present on the Site as of the Commencement Date) resulting from the failure of Landlord to fulfill its obligations under this Section 11.2(B) or any breach of Landlord’s representations and warranties under this Section 11.2(B); provided, however, that in no event shall the foregoing indemnity render Landlord liable for any loss or damage to Tenant’s Property (as that term is described in Section 13.4 below) and Landlord shall in no event be liable for indirect or consequential damages.

11.3         Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Site used by Tenant in common with others; not without prior consent of Landlord (or as otherwise provided in this Lease) to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable rules and regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and the Site and their facilities and approaches, but Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such rules and regulations. Landlord shall not enforce such rules and regulations other than in a non discriminatory manner.

11.4         To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of any use made by Tenant other than normal office use, and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Use.

11.5         Not to place a load upon any floor in the Premises exceeding an average rate of 70 pounds of live load (including partitions) per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize. Tenant’s business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building.

11.6         To pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

11.7         To pay, as Additional Rent, all reasonable out of pocket costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant (Landlord hereby similarly agreeing to reimburse Tenant for all reasonable out-of-pocket costs, counsel and other fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease or in connection with any bankruptcy case involving Landlord).

11.8         Not to do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent hereunder.

11.9         To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be required (i) to make any alterations or additions to the base building systems or to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building or (ii) to perform or satisfy any other obligation of Landlord under this Lease, unless the same are required by such Legal Requirements as a result of or in connection with Tenant’s use or occupancy of the Premises beyond normal use of space of this kind. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 11.9.

11.10       Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and to not unreasonably interfere with Building construction or operation, and shall be performed by vendors first approved by Landlord, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the following vendors do not require Landlord’s approval: brokerage, legal, employment staffing, office and other supplies, furniture providers (but not installers), construction consultants not performing any physical work in the Building (but not architects) and food catering.

11.11       Landlord represents to the Tenant that (a) the Permitted Use is permitted as of right at the Site under the Zoning Ordinance for the City of Waltham and complies with the requirements of all easement and encumbrance documents; (b) Landlord holds fee simple title to the Site, subject to no mortgage; (c) Landlord has full power and authority to enter into this Lease and has obtained all consents and taken all actions necessary in connection therewith; (d) no other party has any possessory right to the Premises or has claimed the same; and (e) to the best of Landlord’s actual knowledge the base building core, shell, and surrounding site work comply with all laws, regulations, and building codes, including without limitation, all laws governing nondiscrimination in public accommodations and commercial facilities, including without limitation, the requirements of the Americans with Disabilities Act (ADA) and all regulations thereunder, applicable to the Building and the Site at the time of construction and Landlord covenants to keep the same in compliance throughout the Term (provided, however, that notwithstanding the foregoing, in no event shall Landlord be liable to Tenant to the extent such non-compliance is caused by parties other than Landlord, its agents, employees or contractors, Landlord hereby agreeing to use reasonable efforts to enforce lease provisions regarding compliance with laws against tenants of the Building as applicable).

ARTICLE XII

Assignment and Subletting

12.1         Restrictions on Transfer

Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant’s interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under this Article XII shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

12.2         Exceptions

Notwithstanding the foregoing provisions of Section 12.1 above and the provisions of Section 12.3 and 12.4 below, but subject to the provisions of Sections 12.5 and 12.6, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) (i) to any controlling entity of Tenant or to any entity controlled by Tenant or to any entity under common control with Tenant (such parent or subsidiary entity or entity under common control with Tenant being hereinafter called a “Tenant Affiliate”) or (ii) to any entity into which Tenant may be converted or with which it may merge, or to any entity purchasing all or substantially all of Tenant’s assets (each, a “Permitted Tenant Successor”), provided that in the case of a Permitted Tenant Successor, the entity to which this Lease is so assigned or which so sublets the Premises has a net worth (e.g. assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) equal to the lesser of (1) the net worth of Tenant as of the date of this Lease or (2) the net worth of Tenant immediately prior to such transaction.

Except in the case of a statutory merger, in which case the surviving entity in the merger shall be liable under this Lease, Tenant shall continue to remain fully liable under this Lease, on a joint and several basis with the Tenant Affiliate or Permitted Tenant Successor. If any Tenant Affiliate to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a Tenant Affiliate, and if such cessation was contemplated at the time of the assignment or subletting, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.

12.3         Landlord’s Termination Right

Notwithstanding the provisions of Section 12.1 above, in the event Tenant desires:

(a)           to assign this Lease; or

(b)           to sublet such portion (the “Sublease Portion”) of the Premises as (x) contains by itself at least fifty percent (50%) of the Rentable Floor Area of the Premises or (y) would bring the total amount of the Premises then subleased (exclusive of any subleases under Section 12.2 above) to fifty percent (50%) or more of the Rentable Floor Area of the Premises; or

(c)           to sublet any Sublease Portion consisting of 5,000 square feet of rentable floor area or more for a term equal to all or substantially all of the remaining Lease Term hereof (any such sublease under this subparagraph (c) or subparagraph (b) above being hereinafter referred to as a “Major Sublease”), then Tenant shall notify Landlord thereof in writing and Landlord shall have the right at its sole option, to be exercised within ten (10) business days after receipt of Tenant’s notice (the “Acceptance Period”), to terminate this Lease as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred and twenty (120) days after Landlord’s notice to Tenant; provided, however, that upon the termination date as set forth in Landlord’s notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all rent and additional rent due from Tenant through the termination date.

Notwithstanding the foregoing, in the event of a Major Sublease:

(i)            Landlord shall only have the right to so terminate this Lease with respect to the Sublease Portion and from and after the termination date the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of Rentable Floor Area of the Premises shall be so amended and after such termination all references in this Lease to the “Premises” or the “Rentable Floor Area of the Premises” shall be deemed to be references to the remainder of the Premises and accordingly Tenant’s payments for Annual Fixed Rent, operating costs, real estate taxes and electricity shall be reduced on a pro rata basis to reflect the size of the remainder of the Premises;

(ii)           in the case of Major Sublease for less than all or substantially all of the then-remaining Lease Term, Landlord shall only have the right to suspend the term of this Lease pro tanto for the term of the proposed sublease (i.e. the Term of the Lease in respect of the Sublease Portion shall be terminated for the term of the proposed sublease and then reinstated upon the expiration or earlier termination of such sublease term); and

(iii)          in the case of a proposed Major Sublease which, when combined with other subleases of the Premises then in effect (exclusive of any subleases under Section 12.2. above) reaches the fifty percent (50%) of the Premises threshold set forth above for Landlord to recapture, Landlord may only exercise its recapture rights with respect to the proposed Major Sublease, but may not exercise its recapture rights or terminate this Lease as to any subleases of the Premises previously entered into by Tenant.

In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section the provisions of Sections 12.4-12.7 shall be applicable. In the case of a partial subletting where Landlord has exercised its termination right pursuant to this Section 12.3, Landlord shall be responsible, at its sole cost and expense, for all work necessary to separately physically demise that portion of the Premises which are being terminated from the remainder of the Premises.

This Section 12.3 shall not be applicable to an assignment or sublease pursuant to Section 12.2.

12.4         Consent of Landlord

Notwithstanding the provisions of Section 12.1 above, but subject to the provisions of this Section 12.4 and the provisions of Sections 12.5, 12.6 and 12.7 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 12.3, or shall have failed to give any or timely notice under Section 12.3, then for a period of one hundred eighty (180) days (i) after the receipt of Landlord’s notice stating that Landlord does not elect the termination right, or (ii) after the expiration of the Acceptance Period, in the event Landlord shall not give any or timely notice under Section 12.3 as the case may be, Tenant shall have the right to assign this Lease or sublet the Premises in accordance with the Proposed Transfer Notice provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. It is understood and agreed that Landlord’s consent shall be deemed given hereunder if Landlord shall fail to respond to a Proposed Transfer Notice meeting the requirements of Section 12.5 below within ten (10) business days after receipt thereof from Tenant.

Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a)           the proposed assignee or subtenant is a tenant in the Building or is in active negotiation with Landlord and Landlord has existing space that satisfies such party’s needs, or

(b)           the proposed assignee or subtenant is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or

(c)           giving appropriate weight, if applicable, to the fact that Tenant will nevertheless remain liable under this Lease, the proposed assignee or subtenant does not possess adequate financial capability to assure the performance of the Tenant obligations as and when due or required, or

(d)           the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.2 hereof, or

(e)           the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to materially increase Landlord’s Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) be likely to materially increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) materially violate or be likely to materially violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

(f)            there shall be existing a monetary or material non-monetary Event of Default (defined in Section 15.1), or

(g)           any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates.

12.5         Tenant’s Notice

Tenant shall give Landlord notice (the “Proposed Transfer Notice”) of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 12.4, such information as to the proposed assignee’s or proposed subtenant’s net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 12.4 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 12.4, all other information reasonably necessary to make the determination referred to in Section 12.4 above and (e) in the case of a proposed assignment or subletting pursuant to Section 12.2 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 12.2.

If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant’s notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred eighty (180) days after the date of Landlord’s consent, the consent shall be deemed null and void and the provisions of Section 12.3 shall be applicable.

12.6         Profit on Subleasing or Assignment

In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 12.2 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the “Assignment/Sublease Profits” (hereinafter defined), if any shall be paid to Landlord.

The “Assignment/Sublease Profits” shall be the excess, if any, of (a) the “Assignment/Sublease Net Revenues” as hereinafter defined over (b) the Annual Fixed Rent, Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The “Assignment/Sublease Net Revenues” shall be the fixed rent, Additional Rent and all other charges and sums payable either initially or over the term of the sublease or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall be limited to brokerage commissions, advertising and marketing costs, rent concessions, attorneys’ fees, architect and construction management fees, and alteration allowances, in each case actually paid), as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document, amortized over the term of the sublease or assignment.

All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

12.7         Additional Conditions

(A)          It shall be a condition of the validity of any assignment or subletting of right under Section 12.2 above, or consented to under Section 12.4 above, that both Tenant and the assignee or sublessee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation (a) to pay the Annual Fixed Rent, Additional Rent, and other amounts provided for under this Lease (but in the case of a partial subletting, such subtenant shall agree on a pro rata basis to be so bound) and (b) to comply with the provisions of Sections 12.1 through 12.7 hereof. Such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the sublease or the subtenant thereunder, and at Landlord’s option, upon the termination or expiration of the Lease (whether such termination is based upon a cause beyond Tenant’s control, a default of Tenant, the agreement of Tenant and Landlord or any other reason), the sublease shall be terminated.

(B)           As Additional Rent, Tenant shall pay to Landlord as a fee for Landlord’s review of any proposed assignment or sublease requested by Tenant and the preparation of any associated documentation in connection therewith, within thirty (30) days after receipt of an invoice from Landlord, an amount equal to the sum of (i) $1,000.00 and/or (ii) reasonable out of pocket legal fees or other expenses incurred by Landlord in connection with such request.

(C)           If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect Annual Fixed Rent, Additional Rent, and other charges from the assignee, sublessee or occupant and apply the net amount collected to the Annual Fixed Rent, Additional Rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 12.1 through 12.7 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

(D)                               The consent by Landlord to an assignment or subletting under any of the provisions of Sections 12.2 or 12.4 shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

(E)                                 Without limiting Tenant’s obligations under Article IX, Tenant shall be responsible, at Tenant’s sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any work in connection with such assignment or subletting.

(F)                                 In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable laws, ordinances, rules and/or regulations and be reasonably approved by Landlord, including, without limitation, all requirements concerning access and egress; (ii) in the event the subleased premises are separately physically demised from the remainder of the Premises, and except as provided in Section 12.3, Tenant shall pay all costs of separately physically demising the subleased premises; and (iii) at any given time, there shall be no more than four (4) subleases in effect.

(G)                                Notwithstanding anything to the contrary provided in Section 12.6 above, Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits reasonably allocable (in Landlord’s reasonable determination consistent with Section 12.6) to any calendar month of the Term during which there is or was subsisting, at any time during said calendar month, a monetary or material non-monetary Event of Default (as defined in Section 15.1).

12.8                           Short-Term Subleases

It is acknowledged and agreed that Tenant may initially sublease all or some portion of the East Wing Expansion Premises (as that term is defined in Section 17.1 below) in the event that Tenant elects to lease the same pursuant to Section 17.3 below (any such subleases being hereinafter referred to as the “Initial East Wing Expansion Premises Subleases”).  Notwithstanding anything contained in Sections 12.1-12.7 above to the contrary, it is understood and agreed that (i) the provisions of Sections 12.3, 12.6 and clause (iii) of Section 12.7(F) above shall not apply to any Initial East Wing Expansion Premises Subleases with a sublease term of two (2) years or less and (ii)  Landlord shall not be entitled to withhold its consent to any of the prospective Initial East Wing Expansion Premises Subleases with a term of two (2) years or less on the grounds that the proposed subtenant is a tenant in the Building or is in active negotiation with Landlord or that the proposed subtenant does not possess adequate financial capability to assure the performance of the Tenant obligations as and when due or required.

ARTICLE XIII

Indemnity And Insurance

13.1                           Indemnity

(A)                              Tenant’s Indemnity.  To the maximum extent permitted by law, but subject to the limitations in Section 16.24 hereof, and to the extent not resulting from any act, omission,  negligence or willful misconduct of the Landlord Parties (as hereinafter defined), Tenant agrees to indemnify and save harmless the Landlord Parties from and against all claims by third parties of whatever nature to the extent arising from or claimed to have arisen from (i) any act, omission or negligence of the Tenant Parties (as hereinafter defined) occurring in the Premises, the Building or the Complex; (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises in accordance with the provisions of Exhibit B-1 attached hereto or (B) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; (iii) any accident, injury or damage whatsoever occurring outside the Premises but within the Building or the Complex, where such accident, injury or damage results, or is claimed to have resulted, from any act, omission or negligence on the part of any of the Tenant Parties; or (iv) any breach of this Lease by Tenant (but only to the extent a specific remedy for such breach is not otherwise provided for pursuant to the terms of this Lease); provided, however, that in no event shall Tenant be liable for any indirect or consequential damages except (1) as provided in Section 16.18 below and (2) in connection with Tenant’s use of Hazardous Materials in its business operations.  This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that any of the Landlord Parties may have under this Lease or the common law.

(B)                                [intentionally omitted]

(C)                                No limitation.  The indemnification obligations under this Section 13.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

(D)                               Subtenants and other occupants.  Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form acceptable to Landlord.

(E)                                 Landlord’s Indemnity.  To the maximum extent permitted by law, but subject to the limitations in Section 16.24 and in Sections 13.2 and 13.13 of this Article, and to the extent not resulting from any act, omission, fault, negligence or willful misconduct of Tenant or its contractors, licensees, invitees, agents, servants or employees, Landlord agrees to indemnify and save harmless Tenant from and against any claim by a third party arising from any injury to any person occurring in the Premises, the Building or the Complex after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the negligent act or omission or willful misconduct of Landlord or Landlord’s contractors, agents or employees, or from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease (but only to the extent a specific remedy for such breach or default is not otherwise provided for pursuant to the terms of this Lease); provided, however, that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures, personal property or other property of Tenant, and Landlord shall in no event be liable for any indirect or consequential damages.  Tenant shall provide notice of any such third party claim to Landlord as soon as practicable.  Landlord shall have the right, but not the duty, to defend the claim.  The provisions of this Section 13.1(e) shall not be applicable to the holder of any mortgage now or hereafter on the Building or the Site (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other assignment of leases and/or rents respecting the Building or the Site, except to the extent of liability insurance maintained by such holder).

(F)                                 Costs.  The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys’ fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties.

(G)                                Survival. The terms of this Section 13.1 shall survive any termination or expiration of this Lease.

13.2                           Tenant’s Risk

Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Complex as Tenant is given the right to use by this Lease at Tenant’s own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Complex, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Complex, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Complex, or from drains, pipes or plumbing fixtures in the Building or the Complex. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. The provisions of this section shall be applicable until the expiration or earlier termination of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

13.3                           Tenant’s Commercial General Liability Insurance

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include broad form contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The Initial Minimum Limits of Tenant’s Commercial General Liability Insurance shall be as stated in Section 1.2 above (subject to increase as provided in said Section 1.2).  In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as may be reasonably determined by Landlord (including host liquor liability coverage, if applicable) and provide Landlord with evidence of the same upon request.

13.4                           Tenant’s Property Insurance

Tenant shall maintain at all times during the Term of the Lease, and during such earlier time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and containing thereafter so long as Tenant is in occupancy of any part of the Premises, business interruption insurance and insurance against loss or damage covered by the so-called “all risk” type insurance coverage (including during the course of construction) with respect to Tenant’s property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and all alterations, improvements and other modifications made by or on behalf of the Tenant in the Premises, and other property of Tenant located at the Premises, which are permitted to be removed by Tenant at the expiration or earlier termination of the Lease Term except to the extent paid for by Landlord (collectively “Tenant’s Property”). The business interruption insurance required by this Section 13.4 shall be in minimum amounts not less than the Annual Fixed Rent then in effect during any Lease Year, plus any Additional Rent due and payable for the immediately preceding Lease Year. The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, “all risk” insurance in an amount not less than the full replacement cost of any such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this Lease. In the event of loss or damage covered by the “all risk” insurance required by this Lease, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article XIV. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article XIV), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements pursuant to the terms of the policy.

13.5                           Tenant’s Other Insurance

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout the end of the Term, and after the end of the Term for so long after the end of the Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) workers’ compensation insurance; and (3) employer’s liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such workers’ compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

13.6                           Requirements for Tenant’s Insurance

All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing in the Commonwealth of Massachusetts and that have a rating of at least “A-” and are within a financial size category of not less than “Class VII” in the most current Best’s Key Rating Guide (or such similar rating as may be reasonably selected by Landlord if Best’s Key Rating Guide is no longer being published). All such insurance shall: (1) be reasonably acceptable in form and content to Landlord; (2) be primary and noncontributory; and (3) contain an endorsement providing that the insurer shall endeavor to provide Landlord at least thirty (30) days’ prior written notice (by certified or registered mail, return receipt requested, or by fax or email) of any cancellation, failure to renew, reduction of amount of insurance, or material change in coverage. No such policy shall contain any deductible or self-insured retention greater than $25,000.00 for commercial general liability insurance and $100,000.00 for property insurance. Such deductibles and self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 13.13 below. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, Landlord may, at its option, on five (5) business days notice to Tenant given at any time after Tenant has failed to provide any certificate of insurance required by this Article XIII, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

13.7                           Additional Insureds

The commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 13.3 of this Lease, shall name Landlord, Landlord’s managing agent, and such other Persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured.

13.8                           Certificates of Insurance

On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at renewal of each policy for which a certificate was furnished (acceptable forms of such certificates for liability and property insurance, respectively, are attached as Exhibit L). Failure by the Tenant to provide the certificates or letters required by this Section 13.8 shall not be deemed to be a waiver of the requirements in this Section 13.8. Upon request by

Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord’s request.

13.9                           Subtenants and Other Occupants

Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 13.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

13.10                     No Violation of Building Policies

Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Complex and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Complex or the property of Landlord in amounts reasonably satisfactory to Landlord.

13.11                     Tenant to Pay Premium Increases

If and solely to the extent that, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Complex and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.

13.12                     Landlord’s Insurance

(A)                              Required insurance.  Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such deductibles as Landlord may reasonably determine, in an amount equal to at least the replacement value of the Building. Landlord shall also maintain such insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Premises to the extent paid for by Landlord. The cost of such insurance shall be treated as a part of Operating Expenses for the Building. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.

(B)                                Optional insurance.  Landlord may maintain such additional insurance with respect to the Building and the Development Area, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to time be required by the holder of any mortgage on the Building or Property. The cost of all such additional insurance shall also be part of the Operating Expenses for the Building.

(C)                                Blanket and self-insurance.  Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Operating Expenses for the Building shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.

(D)                               No obligation.  Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of Tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

13.13                     Waiver of Subrogation

The parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all “Tenant Parties” (hereinafter defined), and in the case of Tenant, against all “Landlord Parties” (hereinafter defined), for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any liability or property insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each mortgagee (if any), each ground lessor (if any), and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

13.14                     Tenant’s Work

During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this section shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to their work or services (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section.

ARTICLE XIV

Fire, Casualty and Taking

14.1                           Damage Resulting from Casualty

In case during the Lease Term the Building or the Site are damaged by fire or casualty, and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within two hundred forty (240) days from the date of such fire or casualty, Landlord may, at its election, terminate this Lease by notice given to Tenant within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

If during the last eighteen (18) months of the Lease Term as it may have been extended, the Building shall be damaged by fire or casualty and such fire or casualty damage to the Premises cannot reasonably be expected to be repaired or restored within one hundred fifty (150) days from the date of such casualty, then Tenant shall have the right, by giving notice to Landlord not later than thirty (30) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

If the Building or the Site or any part thereof are damaged by fire or casualty and this Lease is not so terminated, or Landlord has no right to terminate this Lease, and in either such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord, promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant’s Property ) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, the Operating Cost Excess and the Tax Excess according to the nature and extent of the injury to the Premises shall be abated from the date of casualty until the Premises shall have been put by Landlord substantially into such condition and are made available for occupancy by Tenant. If such net insurance proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the restoration of the Building (and/or the Site) and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Building (and/or the Site), then Landlord shall give notice (“Landlord’s Insufficient Insurance Proceeds Notice”) to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant’s receipt of Landlord’s Insufficient Insurance Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of such notice of such termination).

Where Landlord is obligated or otherwise elects to effect restoration of the Premises, unless such restoration is completed within one (1) year from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to Force Majeure, as defined hereinbelow, (but in no event beyond eighteen (18) months from the date of the casualty or taking), Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such one-year (as extended) period until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant’s notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within such thirty (30)

day period such restoration is substantially completed, in which case Tenant’s notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect. When used herein, “Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control or attributable to Tenant’s action or inaction. A party shall have the right to invoke the benefit of the Force Majeure provisions of this Article XIV only if (a) it advises the other party of the occurrence of the Force Majeure event within three (3) business days after it becomes aware thereof and (b) such party uses commercially reasonable efforts to mitigate the impact of such Force Majeure event to the extent it within such party’s reasonable ability to do so under the circumstances).

14.2                           Uninsured Casualty

Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time required to be maintained by Landlord pursuant to this Lease, and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty (150) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to Tenant given within sixty (60) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

14.3                           Rights of Termination for Taking

If the Building, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant’s purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Further, if (i) so much of the Building shall be so taken that continued operation of the Building would be uneconomic as determined by Landlord in its reasonable discretion or (ii) access to the Building shall be taken (such that Tenant and other tenants of the Building do not have any practical means of access to their premises for purposes of use and occupancy of at least fifty percent (50%) of the Total Rentable Floor Area of the Building), Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord’s desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). Landlord agrees not to exercise such termination right in a discriminatory manner insofar as any election Landlord makes, or refrains from making, pursuant to any termination right Landlord may have with respect to other tenants of the Building whose premises are similarly affected. If Landlord shall give such notice to Tenant hereunder, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant’s Property). If such net condemnation proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the restoration of the Building (and/or the Site) and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Building (and/or the Site), then Landlord shall give notice (“Landlord’s Insufficient Condemnation Proceeds Notice”) to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant’s receipt of Landlord’s Insufficient Condemnation Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of such notice of such termination).

If the Premises shall be affected by any exercise of the power of eminent domain and neither Landlord nor Tenant shall terminate this Lease as provided above, then the Annual Fixed Rent, the Operating Cost Excess and the Tax Excess shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, the Operating Cost Excess and the Tax Excess shall be abated for the remainder of the Lease Term.

14.4                           Award

Except as otherwise provided in this Section 14.4, Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building, the Site and the Complex and the leasehold interest hereby created, and compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.

However, nothing contained herein shall be construed to prevent Tenant from prosecuting in any such proceedings a claim for its trade fixtures so taken or relocation, moving and other dislocation expenses.

ARTICLE XV

Default

15.1                           Tenant’s Default

This Lease and the term of this Lease are subject to the limitation that Tenant shall be in default if, at any time during the Lease Term, any one or more of the following events (herein called an “Event of Default” a “default of Tenant” or similar reference) shall occur and not be cured prior to the expiration of the grace period (if any) herein provided, as follows:

(a)                                  Tenant shall fail to pay any installment of the Annual Fixed Rent, or any Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for five (5) days after written notice from Landlord thereof; or

(b)                                 Landlord having rightfully given the notice specified in (a) above to Tenant twice in any twelve (12) month period, Tenant shall fail thereafter to pay the Annual Fixed Rent, Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable; or

(c)                                  Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Article XII of this Lease; or

(d)                                 Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately and materially jeopardize Landlord’s interest (such as, but without limitation, failure to maintain general liability insurance), and such failure continues for three (3) business days after written notice from Landlord to Tenant thereof; or

(e)                                  Tenant shall fail to perform or observe any other material requirement, term, covenant or condition of this Lease (not hereinabove in this Section 15.1 specifically referred to) on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant, or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after written notice thereof and/or fail to continuously prosecute the curing of the same to completion with due diligence; or

(f)                                    The estate hereby created shall be taken on execution or by other process of law; or

(g)                                 Tenant shall make an assignment or trust mortgage arrangement, so-called, for the benefit of its creditors; or

(h)                                 Tenant shall judicially be declared bankrupt or insolvent according to law; or

(i)                                     a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction; or

(j)                                     any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such proceedings shall not be fully and finally dismissed within sixty (60) days after the institution of the same; or

(k)                                  Tenant shall file any petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding; or

(l)                                     Tenant otherwise abandons the Premises.

15.2                           Termination; Re-Entry

Upon the happening of any one or more of the aforementioned Events of Default (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord or Landlord’s agents or servants may give to Tenant a notice (hereinafter called “notice of termination”) terminating this Lease on a date specified in such notice of termination (which shall be not less than five (5) days after the date of the mailing of such notice of termination), and this Lease and the Lease Term, as well as any and all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire on the date set forth in such notice of termination (Tenant hereby waiving any rights of redemption) in the same manner and with the same force and effect as if such date were the date originally specified herein for the expiration of the Lease Term, and Tenant shall then quit and surrender the Premises to Landlord.

In addition or as an alternative to the giving of such notice of termination, Landlord or Landlord’s agents or servants may, by any suitable action or proceeding at law, immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, and all or any of its or their property therefrom, and repossess and enjoy the Premises, together with all additions, alterations and improvements thereto; but, in any event under this Section 15.2, Tenant shall remain liable as hereinafter provided.

The words “re-enter” and “re-entry” as used throughout this Article XV are not restricted to their technical legal meanings.

15.3                           Continued Liability; Re-Letting

If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re- entry, by or under any proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Annual Fixed Rent, all Additional Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Lease Term, or for the whole thereof, but, in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord’s reasonable expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the term of this Lease is scheduled to expire according to its terms.

Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the same in the event this Lease is terminated based upon an Event of Default by Tenant hereunder. The marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control within the Complex shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts” hereunder. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant), (ii) relet the Premises before leasing other vacant space in the Complex, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office space in the Complex.

15.4                           Liquidated Damages

Landlord may elect, as an alternative, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time after the termination of this Lease under Section 15.2, above, and whether or not Landlord shall have collected any damages as hereinbefore provided in this Article XV, and in lieu of all other such damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant from any period prior to such notice, such a sum as at the time of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate of six percent (6%), of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant, over and above (b) the discounted present value, at a discount rate of six percent (6%), of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re- leased at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice.

For the purposes of this Article, if Landlord elects to require Tenant to pay liquidated damages in accordance with this Section 15.4, the total rent shall be computed by assuming the Tax Excess under Section 6.1 and the Operating Cost Excess under Section 7.4 to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have been elapsed since the date hereof, the partial year) immediately preceding such termination of re-entry.

Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeds in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

In lieu of any other damages or indemnity and in lieu of the recovery by Landlord of all sums payable under all the foregoing provisions of this Section 15.4, Landlord may elect to collect from Tenant, by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in this Article XV or otherwise terminated by breach of any obligation of Tenant and before full recovery under such foregoing provisions, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the sum of (a) the Annual Fixed Rent and all Additional Rent payable for the lesser of (i) the twelve (12) months ended next prior to such termination and (ii) the number of full plus any partial months remaining in the Lease Term, plus (b) the amount of Annual

Fixed Rent and Additional Rent of any kind accrued and unpaid at the time of such election, plus (c) any and all expenses which the Landlord may have incurred for and with respect to the collection of any such rent. Notwithstanding the foregoing, Landlord shall not be entitled to collect liquidated damages under the provisions of this paragraph if such liquidated damages would exceed the damages to which Landlord would have been entitled had it elected to collect liquidated damages under the provisions of the first paragraph of this Section 15.4.

15.5                           Waiver of Redemption

Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

15.6                           Landlord’s Default

Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. The Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from rent thereafter due and payable, but shall look solely to the Landlord for satisfaction of such claim.

ARTICLE XVI

Miscellaneous Provisions

16.1                           Waiver

Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder.

Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent, Additional Rent or any other charges paid by Tenant under this Lease shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates.

16.2                           Cumulative Remedies

Except as expressly provided in this Lease, the specific remedies to which Landlord and Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress which they may be lawfully entitled to seek in case of any breach or threatened breach of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to seek specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by Tenant.

16.3                           Quiet Enjoyment

This Lease is subject and subordinate to all matters of record. Landlord agrees that, upon Tenant’s paying the Annual Fixed Rent, Additional Rent and other charges herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, Tenant shall and may peaceably hold and enjoy the Premises during the term of this Lease (exclusive of any period during which Tenant is holding over after the termination or expiration of this Lease without the consent of Landlord), without interruption or disturbance from Landlord or persons claiming through or under Landlord, subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of the Landlord’s interest in the Premises, and this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners and successors in interest of Landlord’s interest under this Lease including ground or master lessees, to the extent of their respective interests, as and when they shall acquire same and then only for so long as they shall retain such interest.

16.4                           Surrender

(A)                              No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises as an acceptance of a surrender of the Premises prior to the termination of this Lease; provided, however, that the foregoing shall not apply to the delivery of keys to Landlord or its agents in its (or their) capacity as managing agent or for purpose of emergency access. In any event, however, the delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

(B)                                Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 8.1 and 9.5, first removing all goods and effects of Tenant and completing such other removals as may be permitted or required pursuant to Section 9.5.

16.5                           Brokerage

Tenant and Landlord warrant and represent that neither party has dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm designated in Section 1.2 hereof; and in the event any claim is made against either party relative to dealings with brokers other than the broker designated in Section 1.2 hereof, the other party shall defend the claim against such party with counsel of the other party’s selection and save harmless and indemnify such party on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the broker, person or firm designated in Section 1.2 hereof in connection with the Original Lease Term.

16.6                           Invalidity of Particular Provisions

If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

16.7                           Provisions Binding, Etc.

The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may have later given consent to a particular assignment as required by the provisions of Article XII hereof.

16.8                           Recording; Confidentiality

Each of Landlord and Tenant agree not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in the form attached hereto as Exhibit J.

Tenant agrees that this Lease and the terms contained herein will be treated as strictly confidential and except as required by law or the requirements of any securities exchange listing the stock of Tenant (or except with the written consent of Landlord), Tenant shall not disclose the same to any third party except for Tenant’s advisors, brokers, partners, lenders, accountants and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same; provided, Tenant shall be permitted at any time to disclose the terms of this Lease publicly to the extent required in connection with any filing made by Tenant with the United States Securities and Exchange Commission, which disclosure may require attaching a copy of this Lease to such filings.

16.9                           Notices and Time for Action

Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notices shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:

If intended for Landlord, addressed to Landlord at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.

Any notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Time is of the essence with respect to any and all notices and periods for giving of notice or taking any action thereto under this Lease.

16.10                     When Lease Becomes Binding

Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

16.11                     Paragraph Headings

The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

16.12                     Rights of Mortgagee

This Lease shall be subject and subordinate to any mortgage now or hereafter placed on the Site or the Building, or both, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that the holder of such mortgage agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination as such mortgagee may reasonably request, subject to receipt of such instruments of non disturbance from such mortgagee as Tenant may reasonably request (Landlord hereby agreeing (a) to use best efforts to obtain such subordination instruments from such mortgagee and (b) to pay any legal or other fees charged by the mortgagee in connection with providing the same). In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord.

If in connection with obtaining financing a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that (i) such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder and (ii) Landlord shall be responsible for the payment of all reasonable costs incurred by Tenant in complying with such request such as, for example, attorneys’ fees.

Landlord hereby represents and warrants that there is no mortgage currently encumbering the Building or the Site.

16.13                     Rights of Ground Lessor

If Landlord’s interest in property (whether land only or land and buildings) which includes the Premises is acquired by another party and simultaneously leased back to Landlord herein, the holder of the ground lessor’s interest in such lease shall enter into a recognition agreement with Tenant simultaneously with the sale and leaseback, wherein the ground lessor will agree to recognize the right of Tenant to use and occupy the Premises upon the payment of Annual Fixed Rent, Additional Rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder, and wherein Tenant shall agree to attorn to such ground lessor as its Landlord and to perform and observe all of the tenant obligations hereunder, in the event such ground lessor succeeds to the interest of Landlord hereunder under such ground lease.

16.14                     Notice to Mortgagee and Ground Lessor

After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor at the address as specified in said notice (as it may from time to time be changed), and the curing of any of Landlord’s defaults by such holder or ground lessor within a reasonable time after such notice (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 16.14, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s leasehold interest).

16.15                     Assignment of Rents

With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(a)                                  That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant or under a non-disturbance agreement or other agreement with Tenant, specifically otherwise elect; and

(b)                                 That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser-lessor agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and all other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations under this Lease. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

16.16                     Status Report and Financial Statements

Recognizing that the parties hereto may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, each party (the “Non Requesting Party”) on the request of the other party (the “Requesting Party”) made from time to time, will promptly furnish to the Requesting Party, addressed to any existing or potential holder of any mortgage encumbering the Premises, the Buildings, the Site and/or the Complex or any potential purchaser of the Premises, the Buildings, the Site and/or the Complex (each an “Interested Party”) a statement of the status of any reasonable matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease; provided, however, that in the event that either party is requested to provide more than one (1) such statement in any twelve (12) month period, the Requesting Party shall be responsible for the payment of all reasonable costs incurred by the Non-Requesting Party in providing such statements, including, without limitation, attorneys’ fees.

In addition, unless and for so long as Tenant is not a publicly traded entity with financial statements that are freely available to the public which are certified to the governmental regulatory authorities, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant, as reasonably requested by Landlord including, but not limited to, financial statements for the past three (3) years.

Any such status statement and non publicly available financial statement, which shall be certified by Tenant’s executives to the same extent as publicly available financial statements of publicly traded entities, which are delivered pursuant to this Section 16.16 may be relied upon by any Interested Party.

16.17                     Self-Help

(A)                              If Tenant shall at any time fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease and (except in the case of emergency) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after ten (10) business days’ written notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary, and, in exercising any such rights, pay any costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees. All sums so paid by Landlord and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the annual rate equal to the sum of (a) the Base Rate from time to time announced by Bank of America, N.A (or its successor) as its Base Rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this Lease expressly provided, shall be payable to the Landlord on demand, and if not promptly paid shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Annual Fixed Rent.

(B)                                If Landlord shall at any time be in default pursuant to the terms and conditions of this Lease attributable to its failure to perform any act which Landlord is obligated to perform under this Lease, and (except in the case of emergency) should such failure continue beyond applicable grace periods, Tenant may, but shall not be obligated so to do, after ten (10) business days’ written notice to and demand upon Landlord explicitly setting forth the basis for Tenant’s claim of default and specifying that Tenant intends to invoke Tenant’s rights under this Section 16.17 (or without notice to or demand upon Landlord in the case of any emergency) (“Tenant’s Self Help Notice”), and without waiving, or releasing Landlord from, any obligations of Landlord in this Lease contained, perform such act which Landlord is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary. All sums reasonably so incurred and paid by Tenant and all reasonable and necessary costs and expenses of Tenant incidental to Tenant’s proper exercise of self help rights pursuant to this Section 16.17, together with interest thereon at the annual rate equal to the sum of (a) the Base Rate from time to time announced by Bank of America, N.A (or its successor) as its Base Rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Tenant, shall be payable to the Tenant within thirty (30) days of Tenant’s furnishing Landlord an invoice therefor, accompanied by reasonable substantiation, and Landlord covenants to pay any such sum or sums with interest as aforesaid if not timely paid. If Landlord fails to reimburse Tenant for the sums paid by Tenant within thirty (30) days of Tenant’s invoice (together with supporting documentation), and Landlord has not, within ten (10) business days of its receipt of such invoice, given written notice to Tenant objecting to such demand and stating that Landlord has filed suit in a court of competent jurisdiction to determine whether or not Tenant had validly exercised its self-help right hereunder (or if Landlord has timely disputed Tenant’s invoice, has filed suit and has thereafter failed to pay Tenant the amount of any final, unappealable award against Landlord within thirty (30) days after the issuance thereof) then subject to the last sentence of this paragraph, Tenant shall have the right to offset the amount of such sums demanded by Tenant against the Annual Fixed Rent and Additional Rent payable under this Lease until offset in full. Notwithstanding the foregoing, Tenant shall have no right to reduce any monthly installment of Annual Fixed Rent by more than fifteen percent (15%) of the amount of Annual Fixed Rent which would otherwise have been due and payable by Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Lease Term (as the same may have been extended) will be insufficient to fully reimburse Tenant for the amount demanded by Tenant, in which event Tenant may effect such offset by making deductions from each monthly installment of Annual Fixed Rent in equal monthly amounts over the balance of the remainder of the Lease Term.

16.18                     Holding Over

(A)                              Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) 200% of the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the rate payable under the terms of this Lease immediately prior to the commencement of such holding over, or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises. Notwithstanding the foregoing, for the first sixty (60) days of any holding over, the percentage figure set forth above shall instead be 150%.

(B)                                In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the term of this Lease.

Notwithstanding the foregoing, however, Tenant shall not be liable for indirect or consequential damages incurred by Landlord during the first thirty (30) days of any holding over by Tenant.

(C)                                Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

16.19                     Entry by Landlord

Landlord, and its duly authorized representatives, shall, upon reasonable prior notice (except in the case of emergency), have the right (i) to enter the Premises at all reasonable times (except at any time in the case of emergency) for the purposes of inspecting the condition of same and making such repairs, alterations, additions or improvements thereto as may be necessary if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions or improvements except as otherwise provided in Sections 7.1 and 7.2 and Exhibit C attached hereto), and (ii) to show the Premises to prospective tenants during the applicable time period after Tenant’s right to exercise its extension option has lapsed under Section 3.2 above (or in the case of the Extended Term, if exercised, during the 18 months preceding the expiration of the Extended Term) and at any reasonable time during the Lease Term to show the Premises to prospective purchasers and mortgagees.

16.20                     Tenant’s Payments

Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within thirty (30) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant’s sole cost and expense. Except as otherwise expressly provided in Section 7.6(D), if Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within one hundred fifty (150) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and

Tenant not subject to any further dispute. In the event that Tenant shall seek Landlord’s consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand (accompanied by reasonable supporting documentation) as Additional Rent, for all reasonable costs and expenses, including legal and architectural costs and expenses, and costs associated with any of Landlord’s senior or junior staff at the rates set forth above in this Lease, reasonably incurred by Landlord in processing such request, whether or not such consent or approval shall be given.

16.21                     Late Payment

If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent (the “Outstanding Amount”) on or before the date on which the same first becomes payable under this Lease (the “Due Date”), the amount of such payment or installment shall incur a late charge equal to the sum of: (a) five percent (5%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment and (b) interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. However, not more than once per calendar year, the aforesaid late charge will not be imposed until five (5) days after written notice of such delinquency is given to Tenant, in which case the aforesaid late charge shall be due only if such delinquency fails to be cured within such five (5) day period. Additionally, in the case where Tenant is entitled to such additional five (5) day cure period after notice, as provided above, interest on the Outstanding Amount shall not begin to accrue until the day following such five (5) day grace period. The aforesaid late charge and interest accrued upon any Outstanding Amount shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

16.22                     Counterparts

This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

16.23                     Entire Agreement

This Lease constitutes the entire agreement between the parties hereto, Landlord’s managing agent and their respective affiliates with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

16.24                     Limitation of Liability

Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property (and the proceeds of any insurance claim or eminent domain proceeding in connection therewith), and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that neither Landlord, nor any successor holder of Landlord’s interest hereunder, nor any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, nor any such trustee nor any member, manager, partner, director or stockholder, nor Landlord’s managing agent, shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors-in-interest, or to take any other action which shall not involve the personal liability of Landlord, or of any successor holder of Landlord’s interest hereunder, or of any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, or of any such trustee, or of any manager, member, partner, director or stockholder of Landlord or Landlord’s managing agent to respond in monetary damages from Landlord’s assets other than Landlord’s interest in said Property (and the proceeds of any insurance claim or eminent domain proceeding in connection therewith), as aforesaid, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the demised premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same.

In no event shall either party hereto ever be liable for any indirect or consequential damages or loss of profits or the like, provided that the foregoing limitation of liability shall be inapplicable to Tenant’s obligations pursuant to Section 16.18 hereof (subject to the limitations set forth in Sections 16.18(B) thereof).

16.25                     No Partnership

The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.

16.26                     Security Deposit

(A)                              Concurrently with the execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of the Initial Security Deposit Amount set forth in Section 1.2, and Landlord shall hold the same, throughout the Term of this Lease (including the Extended Term, if applicable), unless sooner returned to Tenant as provided in this Section 16.26, as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease. Such deposit shall be in the form of an irrevocable, unconditional, negotiable letter of credit or an amendment to the existing letter of credit currently being held by Landlord pursuant to the Existing Lease which increases the amount secured thereby to the Initial Security Deposit Amount and modifies any provision that refers specifically to the Existing Lease (in either event, the “Letter of Credit”). The Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a corporate credit rating from Standard and Poor’s Professional Rating Service of BBB- or a comparable minimum rating from Moody’s Professional Rating Service, (ii) be substantially in the form attached hereto as Exhibit I, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord or Landlord’s managing agent that pursuant to the terms of this Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge, (v) permit presentment in Boston, Massachusetts and (vi) provide that any notice to Landlord be sent to the notice address provided for Landlord in this Lease. If the credit rating for the issuer of such Letter of Credit falls below the standard set forth in (i) above or if the financial condition of such issuer changes in any other material adverse way, Landlord shall have the right to require that Tenant provide a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant’s failure to provide the same within ten (10) days following Landlord’s written demand therefor shall entitle Landlord to immediately draw upon the Letter of Credit. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is ninety (90) days subsequent to the scheduled expiration of this Lease (as the same may be extended) or if the issuer will not grant automatic renewals, the Letter of Credit shall be renewed by Tenant each year and each such renewal shall be delivered to and received by Landlord not later than thirty (30) days before the expiration of the then current Letter of Credit (herein called a “Renewal Presentation Date”). In the event of a failure to so deliver any such renewal Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant’s security deposit, subject to the terms of this Section 16.26. Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder with regard to the security deposit. Upon the occurrence of any Event of Default, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on all or any portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord’s damages arising from such Event of Default on the part of Tenant under the terms of this Lease. If Landlord so applies all or any portion of such deposit, Tenant shall within ten (10) days after notice from Landlord deposit cash with Landlord in an amount sufficient to restore such deposit to the full amount stated in this Section 16.26. While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. Neither the holder of a mortgage nor the Landlord in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground Landlord.

(B)                                Landlord shall return a Two Hundred Fifty Thousand and 00/100 Dollar ($250,000.00) portion of such deposit to Tenant so that the remainder of such deposit shall be Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) (or if such deposit is in the form of a Letter of Credit, Landlord shall exchange the Letter of Credit for a Letter of Credit delivered by Tenant which reduces the amount secured by the Letter of Credit by the amount stated hereinabove and otherwise in strict conformity with the requirements herein) at the beginning of the sixty-first (61st) full calendar month immediately following the Commencement Date (the “First Scheduled Reduction Date”) if (i) Tenant is not then in default under the terms of this Lease without the benefit of notice or grace, (ii) Landlord has not applied such deposit or any portion thereof to Landlord’s damages arising from any default on the part of Tenant, whether or not Tenant has restored the amount so applied by Landlord, (iii) there have not been more than three (3) monetary or material non-monetary Events of Default that occurred during the Term, even if later cured, (iv) Tenant has not declared bankruptcy at any point during the Term and (v) Tenant has demonstrated a positive net income in accordance with generally accepted accounting principles for its most recent fiscal year prior to the First Scheduled Reduction Date, as shown in its public filings for such fiscal year (or, in the event that Tenant is an entity other than a publicly held company whose shares are traded on a national stock exchange, as shown in a certified copy of its most recent audited financial statements covering such fiscal year). In the event that Tenant does not meet all of the foregoing conditions set forth in clauses (i) through (v) of the immediately preceding sentence at the beginning of the sixty-first (61st) full calendar month immediately following the Commencement Date, then the First Scheduled Reduction Date shall be deferred until such date as Tenant has met such conditions.

(C)                                Landlord shall return an additional Two Hundred Fifty Thousand and 00/100 Dollar ($250,000.00) portion of such deposit to Tenant so that the remainder of such deposit shall be Five Hundred Thousand and 00/100 Dollars ($500,000.00) (or if such deposit is in the form of a Letter of Credit, Landlord shall exchange the Letter of Credit for a Letter of Credit delivered by Tenant which reduces the amount secured by the Letter of Credit by the amount stated hereinabove and otherwise in strict conformity with the requirements herein) at the beginning of the eighty-fifth (85th) full calendar month immediately following the Commencement Date (the “Second Scheduled Reduction Date”) if (i) Tenant is not then in default under the terms of this Lease without the benefit of notice or grace, (ii) Landlord has not applied such deposit or any portion thereof to Landlord’s damages arising from any default on the part of Tenant, whether or not Tenant has restored the amount so applied by Landlord, (iii) there have not been more than three (3) monetary or material non-monetary Events of Default that occurred during the Term, even if later cured, (iv) Tenant has not declared bankruptcy at any point during the Term and (v) Tenant has demonstrated a positive net income in accordance with generally accepted accounting principles for its most recent fiscal year prior to the Second Scheduled Reduction Date, as shown in its public filings for such fiscal year (or, in the event that Tenant is an entity other than a publicly held company whose shares are traded on a national stock exchange, as shown in a certified copy of its most recent audited financial statements covering such fiscal year). In the event that Tenant does not meet all of the foregoing conditions set forth in clauses (i) through (v) of the immediately preceding sentence at the beginning of the eighty-fifth (85th) full calendar month immediately following the Commencement Date, then the Second Scheduled Reduction Date shall be deferred until such date as Tenant has met such conditions.

(D)                               If Tenant believes that it has satisfied all the conditions precedent to a reduction in the amount of the security deposit, then it shall request such reduction in writing to Landlord, which request shall certify to Landlord that all such conditions have been satisfied. If Landlord agrees, in its reasonable determination, that all of the aforesaid conditions are met, the security deposit shall be so reduced in accordance with this Section 16.26. No Letter of Credit shall automatically reduce, but any reduction in the amount thereof shall require Landlord’s prior written notice to the issuer of the Letter of Credit of the reduced amount. Promptly after Landlord’s receipt of Tenant’s request for a reduction as described above, Landlord shall determine whether such a reduction is permitted in accordance with this Section 16.26, and if it is, Landlord shall notify the issuer of the Letter of Credit of the amount to which the Letter of Credit shall be reduced.

(E)                                 Tenant not then being in monetary or material non-monetary default and having performed all of its monetary or material non-monetary obligations under this Lease, including the payment of all Annual Fixed Rent, Landlord shall promptly return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 16.26, to Tenant on the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

16.27                     Waiver of Trial by Jury

To induce Landlord to enter into this Lease, Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

16.28                     Patriot Act and Executive Order 13224

(A)                              As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that, to Tenant’s knowledge: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced

Executive Order, Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not knowingly conducted nor will knowingly conduct business nor has knowingly engaged nor will knowingly engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Section 15.1(d) of this Lease and shall be covered by the indemnity provisions of Section 13.1(A) above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (B) the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange.

(B)                                As an inducement to Tenant to enter into this Lease, Landlord hereby represents and warrants that, to Landlord’s knowledge: (i) Landlord is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or by any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Landlord is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Landlord (and any person, group, or entity which Landlord controls, directly or indirectly) has not knowingly conducted nor will knowingly conduct business nor has knowingly engaged nor will knowingly engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, is expressly understood and agreed that the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (B) the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include (x) any shareholder of Boston Properties, Inc., (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (z) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Boston Properties Limited

Partnership or the holder of any direct or indirect interest in Boston Properties Limited Partnership.

16.29                     Governing Law

This Lease shall be governed exclusively by the provisions hereof and by the law of The Commonwealth of Massachusetts, as the same may from time to time exist.

16.30                     Tenant’s Telecommunications Equipment

Tenant shall be permitted, at its sole cost and expense, to install equipment for telecommunications, data transmission and other similar technologies including, without limitation, antennas and satellite dishes (the “Tenant’s Telecommunications Equipment”) on the rooftop of the Building. The exact specifications of the Tenant’s Telecommunications Equipment, the method of installing the Tenant’s Telecommunications Equipment and the location on the rooftop for the Tenant’s Telecommunications Equipment shall all be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed. Tenant and Tenant’s contractors shall have reasonable access to the roof in order to inspect, service, repair, maintain and replace any Tenant’s Telecommunications Equipment located thereon, subject to Landlord’s reasonable rules and regulations of which Tenant has been given prior notice relative to the access to and use of the rooftop. Tenant shall use Landlord’s roof contractor for the installation of flashing for any rooftop penetrations necessary for the placement of the Tenant’s Telecommunications Equipment on the rooftop of the Building.

Tenant’s use of the Tenant’s Telecommunications Equipment shall be upon all of the conditions of the Lease, except as modified below:

(a)                                  It is understood and agreed that Tenant shall be responsible, at its sole cost and expense, for installing all necessary connections (the “Connections”) between the Tenant’s Telecommunications Equipment and the Premises. In addition to complying with the applicable construction provisions of this Lease, Tenant shall not install or operate the Connections in any portion of the Building until (x) Tenant shall have obtained Landlord’s prior written approval, which approval will not be unreasonably withheld or delayed, of Tenant’s plans and specifications for the placement and installation of the Connections, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Connections. Landlord shall inform Tenant at the time of its review of the Connections whether Landlord will require the same to be removed by Tenant upon the expiration or earlier termination of this Lease.

(b)                                 Tenant shall have no obligation to pay Annual Fixed Rent, Tax Excess or Operating Expense Excess in respect of the Tenant’s Telecommunications

Equipment or the Connections provided that the same are used solely to provide service to Tenant’s business operations in the Premises (as opposed to being utilized by the telecommunications carrier to provide service to other tenants of the Complex).

(c)                                  Except as otherwise set forth in this Lease, Landlord shall have no liability to Tenant for the installation and subsequent operation of the Tenant’s Telecommunications Equipment.

(d)                                 Landlord shall have no obligation to provide any services to the Tenant’s Telecommunications Equipment, provided, however, Tenant shall have the right to access telephone/data closets and shafts and conduits in the Building, plenum areas and other pathways in the Building in order to connect the Tenant’s Telecommunications Equipment to the Premises, subject to Landlord’s right to reasonably approve such connections and to Landlord’s reasonable rules and regulations of which Tenant has been given prior notice relative to the access to and the use of such areas within the Building. Tenant shall, at its sole cost and expense and otherwise in accordance with the provisions of this Section 16.30, arrange for all utility services required for the operation of the Tenant’s Telecommunications Equipment.

(e)                                  Tenant shall, at its sole cost and expense, be solely responsible for all maintenance and repair to the Tenant’s Telecommunications Equipment and the Connections.

(f)                                    Tenant shall have no right to make any changes, alterations, signs, or other improvements to the Tenant’s Telecommunications Equipment or the Connections without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(g)                                 Tenant shall be responsible for the cost of repairing any damage to the Building or the Site caused by its use of the Tenant’s Telecommunications Equipment and the Connections or any work related thereto.

(h)                                 Except for assignees of this Lease or subtenants of all or a portion of the Premises, no other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to connect to the Tenant’s Telecommunications Equipment other than Tenant.

(i)                                     To the maximum extent permitted by law, Tenant’s use of the Tenant’s Telecommunications Equipment and the Connections shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that the Tenant’s Telecommunications Equipment and the Connections are damaged for any reason.

(j)                                     Tenant shall comply with all applicable laws, ordinances and regulations in Tenant’s use of the Tenant’s Telecommunications Equipment and the Connections.

(k)                                  The Tenant’s Telecommunications Equipment and the Connections shall not interfere with the maintenance, use, occupancy or operation of the Building by Landlord or any other tenant, occupant or licensee of the Building (including, without limitation, interference with any communications equipment, telephones, radios, CATV, MATV, televisions, HVAC systems, elevators or computers in place as of the date Tenant installs Tenant’s Telecommunications Equipment and Connections). In the event any such interference is not cured by Tenant within thirty (30) days after written notice thereof from Landlord to Tenant, Landlord shall have the right to require Tenant to relocate or remove the Tenant’s Telecommunications Equipment causing such disturbance.

(l)                                     Landlord shall have the right, upon no less than ninety (90) days’ notice to Tenant and at Landlord’s sole cost and expense, to relocate the Tenant’s Telecommunications Equipment and the Connections to another location on the roof of the Building reasonably acceptable to Tenant provided that such relocation does not adversely affect Tenant’s use of Tenant’s Telecommunications Equipment and Landlord makes temporary arrangements for Tenant’s Telecommunications Equipment to continue to operate during such relocation. Landlord and Tenant shall cooperate with each other in good faith to schedule such relocation work on nights and weekends so as to minimize interference with Tenant’s business operations. Any such relocation by Landlord shall not independently (in the absence of another cause) be deemed to constitute a service interruption under Section 7.6(C) above.

(m)                               The Tenant’s Telecommunications Equipment and the Connections shall be deemed to be a part of the Premises for the purposes of the indemnity and insurance provisions of Article XIII above. In addition to and not in limitation of the foregoing, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant’s use of the Tenant’s Telecommunications Equipment and the Connections.

(n)                                 Landlord shall have the right to designate or identify the Tenant’s Telecommunications Equipment and any related components or conduits with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Tenant’s Telecommunications Equipment.

(o)                                 It is expressly understood and agreed that the Tenant’s Telecommunications Equipment shall remain the property of Tenant and that Tenant shall be required to remove the same upon the expiration or earlier termination of this Lease and to repair any damage caused by the installation or removal of the Tenant’s Telecommunications Equipment.

Landlord shall use commercially reasonable efforts to insure that the placement and operation of other telecommunications equipment on the rooftop of the Building does not interfere with the use and operation by Tenant of the Tenant’s Telecommunications Equipment and the Connections and shall impose and enforce upon other tenants or occupants of the Building installing telecommunications equipment on the roof requirements similar to those contained in subsection (k) above; provided, however, that Landlord shall not be liable to Tenant if any such interference actually occurs, so long as Landlord is using commercially reasonable efforts as aforesaid.

16.31                     Tenant’s Operational Equipment

Tenant shall be permitted, at its sole cost and expense, to install (i) up to seven (7) dedicated HEV and EV parking spaces with charging stations on the Site in the locations shown on Exhibit N attached hereto and (ii) a chemical storage shed on the Site in a location to be mutually agreed upon by Landlord and Tenant (said HEV and EV parking spaces with charging stations and chemical storage shed being hereinafter referred to collectively as “Tenant’s Operational Equipment”). The exact specifications of the Tenant’s Operational Equipment and, the method of installing the Tenant’s Operational Equipment shall all be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed. Tenant and Tenant’s contractors shall have reasonable access to the Site in order to inspect, service, repair, maintain and replace the Tenant’s Operational Equipment, subject to Landlord’s reasonable rules and regulations of which Tenant has been given prior notice relative to such access and use.

Tenant’s use of the Tenant’s Operational Equipment shall be upon all of the conditions of the Lease, except as modified below:

(a)                                  Tenant shall have no obligation to pay Annual Fixed Rent, Tax Excess or Operating Expense Excess in respect of the Tenant’s Operational Equipment.

(b)                                 Landlord shall have no obligation to provide any services to the Tenant’s Operational Equipment. Tenant shall, at its sole cost and expense and otherwise in accordance with the provisions of this Section 16.31, arrange for all utility services required for the operation of the Tenant’s Operational Equipment. In addition, Tenant shall, at its sole cost and expense, be solely responsible for all maintenance and repair to the Tenant’s Operational Equipment.

(c)                                  Tenant shall have no right to make any changes, alterations, signs, or other improvements to the Tenant’s Operational Equipment without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(d)                                 Tenant shall be responsible for the cost of repairing any damage to the Building, the Site or the Complex caused by its use of the Tenant’s Operational Equipment.

(e)                                  To the maximum extent permitted by law, Tenant’s use of the Tenant’s Operational Equipment shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that the Tenant’s Operational Equipment is damaged for any reason.

(f)                                    Tenant shall comply with all applicable laws, ordinances and regulations in Tenant’s use of the Tenant’s Operational Equipment, including, without limitation, all Hazardous Materials Laws.

(g)                                 Landlord shall have the right, upon no less than one hundred twenty (120) days notice to Tenant and at Landlord’s sole cost and expense, to relocate any portion of the Tenant’s Operational Equipment to another area on the Site. Landlord and Tenant shall cooperate with each other in good faith to schedule such relocation work on nights and weekends so as to minimize interference with Tenant’s business operations. Any such relocation by Landlord shall not independently (i.e., in the absence of another cause) be deemed to constitute an event giving rise to the provisions of Section 7.6(C) above.

(h)                                 The Tenant’s Operational Equipment shall be deemed to be a part of the Premises for the purposes of the indemnity and insurance provisions of Article XIII above.  In addition and not in limitation of the foregoing, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant’s use of the Tenant’s Operational Equipment.

(i)                                     Landlord shall have the right to designate or identify the Tenant’s Operational Equipment with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Tenant’s Operational Equipment.

It is expressly understood and agreed that Tenant’s Operational Equipment shall remain the property of Tenant and that, as Special Improvements, Landlord may require removal of the Tenant’s Operational Equipment pursuant to Section 9.1 of this Lease, but that Tenant may elect to remove the Tenant’s Operational Equipment any time during the Lease Term.

Landlord and Tenant agree to cooperate with each other in good faith to accommodate Tenant’s possible need for additional HEV and EV parking spaces in the future; provided, however, that Landlord shall not be liable to Tenant if Landlord is unable to accommodate such need so long as Landlord has acted in good faith as aforesaid.

16.32                     Emergency Generator

Tenant may, at its sole cost and expense, install an emergency generator (the “Emergency Generator”) on the Site and certain connections between the Emergency Generator and the Premises (the “Generator Connections”).  The exact specifications of the Emergency Generator and the Generator Connections, the method of installing the Emergency Generator and the Generator Connections and the location on the Site for the Emergency Generator and the Generator Connections shall all be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed with respect to a natural gas-powered generator to be installed on the roof of the Building (but which shall otherwise be in Landlord’s sole discretion). Tenant and Tenant’s contractors shall have reasonable access to the Site in order to inspect, service, repair, maintain and replace the Emergency Generator and Generator Connections, subject to Landlord’s reasonable rules and regulations of which Tenant has been given prior notice relative to such access and use.

Tenant’s use of the Emergency Generator shall be upon all of the conditions of the Lease, except as modified below:

(a)                                  It is understood and agreed that Tenant shall be responsible, at its sole cost and expense, for installing the Generator Connections.  In addition to complying with the applicable construction provisions of this Lease, Tenant shall not install or operate the Generator Connections in any portion of the Building until (x) Tenant shall have obtained Landlord’s prior written approval, of the Emergency Generator and the Generator Connections, as provided above, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Emergency Generator and the Generator Connections.

(b)                                 Tenant shall have no obligation to pay Annual Fixed Rent, Tax Excess or Operating Expense Excess in respect of the Emergency Generator or the Generator Connections.

(c)                                  The Emergency Generator may be used to provide back-up power in the event of an outage for Tenant’s lights and plugs in the Premises and dedicated heating, ventilation and air conditioning systems serving the Premises, or for the purposes of running any life-safety systems or equipment.

(d)                                 Landlord shall have no obligation to provide any services to the Emergency Generator.  Tenant shall, at its sole cost and expense and otherwise in accordance with the provisions of this Section 16.32, arrange for all utility services required for the operation of the Emergency Generator.

(e)                                  Tenant shall, at its sole cost and expense, be solely responsible for all maintenance and repair to the Emergency Generator and the Generator Connections.  In connection therewith, Tenant shall provide Landlord with evidence on an annual basis of the existence of a maintenance contract for the Emergency Generator with a service provider reasonably acceptable to Landlord.

(f)                                    Tenant shall have no right to make any changes, alterations, signs, or other improvements to the Emergency Generator or the Generator Connections without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(g)                                 Tenant shall be responsible for the cost of repairing any damage to the Building caused by its use of the Emergency Generator and the Generator Connections.

(h)                                 Except for assignees of this Lease or subtenants of all or a portion of the Premises, no other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to connect to the Emergency Generator other than Tenant.

(i)                                     To the maximum extent permitted by law, Tenant’s use of the Emergency Generator and the Generator Connections shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that the Emergency Generator or the Generator Connections are damaged for any reason.

(j)                                     Tenant shall comply with all applicable laws, ordinances and regulations in Tenant’s use of the Emergency Generator and the Generator Connections.

(k)                                  Landlord shall have the right, upon no less than ninety (90) days’ notice to Tenant and at Landlord’s sole cost and expense, to relocate the Emergency Generator and the Generator Connections to another location on the roof of the Building reasonably acceptable to Tenant provided that such relocation does not adversely affect Tenant’s use of the Emergency Generator and the Generator Connections.  Landlord and Tenant shall cooperate with each other in good faith to schedule such relocation work on nights and weekends so as to minimize interference with Tenant’s business operations. Any such relocation by Landlord shall not independently (in the absence of another cause) be deemed to constitute a service interruption under Section 7.6(C) above.

(l)                                     The Emergency Generator and the Generator Connections shall be deemed to be a part of the Premises for the purposes of the indemnity and insurance provisions of Article XIII above.  In addition to and not in limitation of the foregoing, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant’s use of the Emergency Generator and the Generator Connections.

(m)                               Landlord shall have the right to designate or identify the Emergency Generator with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Emergency Generator.

It is expressly understood and agreed that, as Special Improvements, Landlord may require removal of the Emergency Generator and Generator Connections pursuant to Section 9.1 of this Lease, but that Tenant may elect to remove the Emergency Generator and Generator Connection at any time during the Lease Term.

16.33                     Waiver of Landlord’s Lien

From time to time upon Tenant’s reasonable written request, Landlord agrees to furnish Tenant or any vendor or other supplier under any conditional sale, chattel mortgage or other security arrangement, any consignor, any holder of reserved title or any holder of a security interest, with a waiver of Landlord’s lien upon Tenant’s trade fixtures, furnishings, signs, equipment, machinery, inventory and personal property in or on the Premises.

Without limiting the generality of the foregoing, Landlord is aware that Tenant intends to apply for federal, state and local grants, loans, tax abatements and reductions and other incentives with respect to its business to be conducted at the Premises. Landlord agrees to reasonably cooperate (at no out-of-pocket expense to Landlord and without incurring any liability to Landlord on account of such cooperation) with such activities.  In connection with the foregoing, Landlord agrees, at the request of Tenant, to execute any commercially reasonable documentation related to the foregoing.  Further, and notwithstanding anything to the contrary set forth in this Lease, Tenant shall have the right to pledge or otherwise grant a first priority security lien in any of Tenant’s Property (as defined in Section 13.4 above) to the United States Department of Energy, Massachusetts Clean Energy Technology Center and/or any other party providing financing to Tenant in connection with the conduct of Tenant’s business in the Premises, and upon written request by Tenant, Landlord will execute and deliver commercially reasonable instruments consenting to such financing and/or waiving any statutory or contractual Landlord’s lien in Tenant’s Property.

ARTICLE XVII

Expansion Rights

17.1                           Definitions

With reference to the rights and obligations of Tenant referred to in this Article XVII, it is agreed that the terms used herein are as defined as follows:

(a)                                  “Third Floor Expansion Premises” means the approximately 9,318 square feet of rentable floor area located on the third (3rd) floor of the east wing of the Building currently occupied by ClickSquared, Inc. and shown on Exhibit F attached hereto.

(b)                                 “East Wing Expansion Premises” means, collectively, (i) the Third Floor Expansion Premises (to the extent not previously leased by Tenant under Section 17.2 below) and (ii) all office space on the fourth (4th) floor of the east wing of the Building, all as shown on Exhibit F attached hereto.

(c)                                  “Available ROFO Space” means any office space in the Building which, from time to time during the Lease Term, becomes “available for reletting” (as hereinafter defined), including, without limitation, the Third Floor Expansion Premises and the East Wing Expansion Premises to the extent not previously leased by Tenant under Sections 17.2 or 17.3 below (but only after Landlord has leased such spaces to third parties). Available ROFO Space shall be deemed “available for reletting” when Landlord reasonably determines, subject to the provisions of subsection (e) below, that the then current tenant or occupant of the Available ROFO Space will vacate such space at the expiration or earlier termination of such tenant’s lease; provided that in no event shall Landlord determine that any Available ROFO Space is available for reletting (i) more than twelve (12) months prior to the expiration or earlier termination of the existing lease of the Available ROFO Space for any Available ROFO Space consisting of less than 10,000 square feet of rentable floor area or (ii) more than eighteen (18) months prior to the expiration or earlier termination of the existing lease of the Available ROFO Space for any Available ROFO Space consisting of 10,000 square feet of rentable floor area or more.

(d)                                 “ROFO Premises” means any Available ROFO Space incorporated by Tenant into the Premises pursuant to Section 17.4.

(e)                                  “Prior Rights” means:

(i)                                     with respect to all office space in the west wing of the Building, any rights of first offer, first refusal, expansion, renewal, extension or other rights to lease that encumber what would otherwise have been Available ROFO Space which were either (1) granted prior to the date hereof or (2) solely in the case of extension and renewal rights, granted by Landlord at any time whether prior to or subsequent to the date hereof (i.e. regardless of whether the existing leases for such space currently provide the existing tenants thereunder with any such right to extend or renew);

(ii)                                  with respect to all office space in the east wing of the Building, any rights of first offer, first refusal, expansion, renewal, extension or other rights to lease that encumber what would otherwise have been Available ROFO Space which rights were granted prior to the date hereof (which such Prior Rights with respect to the office space in the east wing of the Building are, to the best of Landlord’s actual knowledge after due inquiry, as set forth on Exhibit M attached hereto); and

(iii)                               with respect to (x) the Third Floor Expansion Premises and the East Wing Expansion Premises, to the extent Tenant declines to exercise its rights with respect to such spaces under Sections 17.2 and 17.3 and (y) any Available ROFO Space in the Building offered to Tenant under Section 17.4 but not leased by Tenant pursuant thereto, any rights of first offer, first refusal, expansion, renewal, extension or other rights to lease that encumber what would otherwise have been Available ROFO Space, which rights were granted following the expiration of Tenant’s right to lease such space without Tenant having elected so to do.

17.2                           Third Floor Expansion Premises

(A)                              Promptly upon the full execution and delivery of this Lease, Landlord shall exercise its right to terminate its existing lease with ClickSquared, Inc. (the “ClickSquared Lease”) so that Tenant may expand into the Third Floor Expansion Premises, and upon the effective date of termination of the ClickSquared Lease, the Third Floor Expansion Premises shall automatically be deemed to be incorporated into the Premises demised to Tenant hereunder.  Landlord and Tenant shall execute an amendment to this Lease incorporating such Third Floor Expansion Premises into the Premises upon the terms and conditions set forth in this Section 17.2 within ten (10) days of the date of this Lease (provided that the failure of the parties to execute such an amendment shall have no effect on the effectiveness of the expansion of the Premises to include the Third Floor Expansion Premises and the economic terms associated therewith, as set forth above).

It is acknowledged and agreed that the ClickSquared Lease requires that a minimum of one hundred fifty (150) days’ notice of termination be provided to the tenant thereunder.

Notwithstanding the foregoing, Landlord agrees to use commercially reasonable efforts to negotiate with ClickSquared for an earlier effective date of termination (including by relocating ClickSquared to another building owned by Landlord or its affiliates, if space acceptable to ClickSquared is available for occupancy within that time frame), it being understood and agreed that ClickSquared has no legal obligation to negotiate with Landlord and Landlord shall have no liability to Tenant if an agreement cannot be reached with ClickSquared to vacate the Third Floor Expansion Premises any earlier than required by the terms of the ClickSquared Lease.

(B)                                If the date on which the Third Floor Expansion Premises is to be delivered to Tenant upon the expiration or earlier termination of the ClickSquared lease (the “Third Floor Expansion Premises Commencement Date”) occurs during the first Lease Year, the Third Floor Expansion Premises shall be incorporated into the Premises on all of the terms and conditions as are applicable to the Premises originally demised to Tenant under this Lease, including Annual Fixed Rent, Lease Term and the Original Allowance Rate (as that term is defined in Section 1.6(A) of Exhibit B-1 attached hereto); provided, however, that the tenant allowance for the Third Floor Expansion Premises shall be pro-rated to the extent that the rent-paying portion of the Term for the Third Floor Expansion Premises is less than that for the Premises originally demised to Tenant.

(C)                                If the Third Floor Expansion Premises Commencement Date occurs after the first Lease Year, the Third Floor Expansion Premises shall be incorporated into the Premises on all of the terms and conditions as are applicable to the Premises originally demised to Tenant under this Lease, including the Lease Term but specifically excluding the Annual Fixed Rent and the tenant improvement allowance (which shall be determined as set forth herein). Within fifteen (15) days after receipt by Landlord of Tenant’s Third Floor Expansion Premises Notice setting forth a Third Floor Expansion Premises Commencement Date after the first Lease Year, Landlord shall provide Tenant with written notice setting forth the Landlord’s quotation of a proposed annual rent and tenant improvement allowance (if any) for the Third Floor Expansion Premises (“Landlord’s Third Floor Expansion Premises Terms”). Tenant shall notify Landlord, within ten (10) business days of receipt of Landlord’s notice as aforesaid whether Tenant agrees or disagrees with Landlord’s Third Floor Expansion Premises Terms. If Tenant disagrees with Landlord’s Third Floor Expansion Premises Terms and the parties do not come to agreement on such terms within thirty (30) days after delivery of such notice from Tenant, then either party may initiate a Broker Determination in accordance with the provisions of Exhibit H attached hereto to determine the Prevailing Market Rent for the Third Floor Expansion Premises, by giving notice to the other within an additional ten (10) days after the end of such thirty (30) day period.

(D)                               In the event that ClickSquared, Inc. and any parties claiming by, through or under ClickSquared, Inc. wrongfully fail to deliver possession of such premises at the time when ClickSquared, Inc.’s tenancy is scheduled to expire, Landlord shall use reasonable efforts and due diligence (which shall be limited to the commencement and prosecution of an eviction proceeding within sixty (60) days after the date on which the hold-over commences, but shall not require the taking of any appeal) to evict such occupant from such space and to recover from such occupant any Hold-Over Premium (as defined below) payable by such occupant. In such event, the commencement of the term of

Tenant’s occupancy and lease of the Third Floor Expansion Premises shall, in the event of such holding over by such occupant, be deferred until possession of such space is delivered to Tenant. The failure of the then occupant of such premises to so vacate shall not constitute a default or breach by Landlord and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or Additional Rent (or any portions thereof); provided, however, that Tenant shall have the right to require Landlord to pay to Tenant fifty percent (50%) of the net (i.e. net of the costs and expenses, including, attorneys’ fees, incurred by Landlord in obtaining such Hold-Over Premium) amount of any Hold-Over Premium received by Landlord from such hold-over occupant relative to periods from and after the thirty-first (31st) day of any hold-over, when and if Landlord receives any such payment. For the purposes hereof, the term “Hold-Over Premium” shall be defined as the amount (if any) which a hold-over occupant of any portion of the Third Floor Expansion Premises is required to pay to Landlord in respect of its hold-over in the premises (whether characterized as rent, damages, or use and occupation) in excess of the amount of fixed rent and other charges which the tenant under whom such occupant claims would have been required to pay to Landlord had the term of such tenant’s lease been extended throughout the period of such hold-over at the same rental rate as such tenant was required to pay during the last month of its tenancy.

17.3                           East Wing Expansion Premises

(A)                              On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time that Tenant exercises its expansion option under this Section 17.3 and as of the date upon which the East Wing Expansion Premises which Tenant has elected to lease pursuant to this Section 17.3 would have otherwise become incorporated into the Premises: (i) there exists no Event of Default, (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than thirty-three percent (33%) of the Rentable Floor Area of the Premises (excluding any assignment or subletting permitted in accordance with Sections 12.2 and 12.8 hereof), prior to accepting any offer to lease any portion of the East Wing Expansion Premises to a third party (other than the Third Floor Expansion Premises, with respect to which Landlord may enter into a lease amendment or new lease with ClickSquared, Inc., subject to Tenant’s rights under Section 17.2 above), Landlord will first offer such portion of the East Wing Expansion Premises to Tenant for lease pursuant to this Section 17.3.

(B)                                Landlord’s written notice to Tenant (“Landlord’s East Wing Expansion Premises Notice”) offering Tenant any portion of the East Wing Expansion Premises shall specify the location and rentable area of such portion of the East Wing Expansion Premises, Landlord’s quotation of a proposed annual rent for the applicable portion of the East Wing Expansion Premises, tenant improvement allowances (if any), and all other material terms and conditions which will apply to the applicable portion of the East Wing Expansion Premises (“Landlord’s East Wing Expansion Premises Terms”), provided that the term for such space shall be coterminous with the Original Lease Term, subject to Section 17.3(D) below. Tenant must notify Landlord, within five (5) business days of Landlord’s East Wing Expansion Premises Notice given pursuant to this Section 17.3(B)

that (i) Tenant elects to lease all of the East Wing Expansion Premises designated in Landlord’s East Wing Expansion Premises Notice, (ii) Tenant elects to lease all of the East Wing Premises Expansion Premises designated in Landlord’s East Wing Expansion Premises Notice but disagrees with Landlord’s East Wing Expansion Premises Terms (but only in the case of any Landlord’s East Wing Expansion Premises Notice where the East Wing Expansion Premises Commencement Date occurs after the first Lease Year) or (iii) Tenant rejects Landlord’s offer designated in Landlord’s East Wing Expansion Premises Notice.

(C)                                If Tenant has timely elected to lease the East Wing Expansion Premises designated in Landlord’s East Wing Expansion Premises Notice, the following terms and provisions shall apply:

(1)                                  If the East Wing Expansion Premises Commencement Date as set forth in Landlord’s East Wing Expansion Premises Notice occurs during the first Lease Year, the applicable portion of the East Wing Expansion Premises shall be incorporated into the Premises on all of the terms and conditions as are applicable to the Premises originally demised to Tenant under this Lease, including Annual Fixed Rent, Lease Term and the Original Allowance Rate (as that term is defined in Section 1.6(A) of Exhibit B-1 attached hereto); provided, however, that the tenant allowance for the East Wing Expansion Premises shall be pro-rated to reflect the fact that the rent-paying portion of the Term for the East Wing Expansion Premises will be less than that for the Premises originally demised to Tenant.

(2)                                  If the East Wing Expansion Premises Commencement Date as set forth in Landlord’s East Wing Expansion Premises Notice occurs after the first Lease Year, the applicable portion of the East Wing Expansion Premises shall be incorporated into the Premises on all of the terms and conditions as are applicable to the Premises originally demised to Tenant under this Lease, including the Lease Term but specifically excluding the Annual Fixed Rent and the tenant improvement allowance which shall either (i) be as set forth in Landlord’s East Wing Expansion Premises Notice, if Tenant agrees with Landlord’s East Wing Expansion Premises Terms or (ii) be determined in accordance with the procedures set forth below, if Tenant disagrees with Landlord’s East Wing Expansion Premises Terms.

(3)                                  If Tenant disagrees with Landlord’s East Wing Expansion Premises Terms and the parties do not come to agreement on such terms within thirty (30) days after delivery of such notice from Tenant, then either party may initiate a Broker Determination in accordance with the provisions of Exhibit H attached hereto to determine the Prevailing Market Rent for the East Wing Expansion Premises, by giving notice to the other within an additional ten (10) days after the end of such thirty (30) day period.

(4)           Upon the delivery by Tenant of Tenant’s notice electing to lease the East Wing Expansion Premises designated in Landlord’s East Wing Expansion Premises Notice, the applicable portion of the East Wing Expansion Premises shall automatically be deemed to be incorporated into the Premises demised to Tenant hereunder, and Landlord and Tenant shall execute an amendment to this Lease incorporating such portion of the East Wing Expansion Premises into the Premises upon the terms and conditions set forth in this Section 17.3  within ten (10) days (provided that the failure of the parties to execute such an amendment shall have no effect on the effectiveness of the expansion of the Premises to include the applicable portion of the East Wing Expansion Premises and the economic terms associated therewith, as set forth above).

(D)          Notwithstanding anything to the contrary provided in Section 17.3(B) above, if the East Wing Expansion Premises shall be available for delivery to Tenant at any time during the last eighteen (18) months of the Original Lease Term, then: (a) if there is not available extension option which can be exercised pursuant to Section 3.2, Tenant shall not be entitled to lease the East Wing Expansion Premises under this Section 17.3, and (b) if there is an available extension option which can be exercised pursuant to Section 3.2, then the term for such East Wing Expansion Premises shall not be coterminous with the Original Lease Term, but shall be for a term that expires at the expiration of the Extension Term, and in order to lease the East Wing Expansion Premises in accordance with Section 17.3(B) above, Tenant must elect to extend the Original Lease Term of the Lease for the entire Premises in accordance with the provisions of Section 3.2, at the same time that Tenant elects to lease the East Wing Expansion Premises hereunder.

(E)           If Tenant rejects Landlord’s offer as to the portion of the East Wing Expansion Premises designated in Landlord’s East Wing Expansion Premises Notice, or fails to notify Landlord within said five (5) business day period that Tenant intends to lease such portion of the East Wing Expansion Premises, Landlord shall be entitled to lease the applicable portion of the East Wing Expansion Premises not elected by Tenant to become incorporated into the Premises on such terms and conditions as Landlord shall deem appropriate in its sole discretion, without again offering such space to Tenant for lease; provided, however, that (i) the terms of this Section 17.3 shall continue to apply to the remainder of the East Wing Expansion Premises, if any, not included in Landlord’s East Wing Expansion Premises Notice and (ii) any portion of the East Wing Expansion Premises included in Landlord’s East Wing Expansion Premises Notice which is not leased by Tenant and which is subsequently leased to another tenant  shall be offered to Tenant under Section 17.4 below when such space next becomes available for reletting.

(F)           If Tenant shall timely exercise its rights under this Section 17.3 with respect to the portion of the East Wing Expansion Premises designated in Landlord’s East Wing Expansion Premises Notice and if, thereafter, the then occupant of such portion of the East Wing Expansion Premises and any parties claiming by, through or under such occupant wrongfully fail to deliver possession of such premises at the time when its tenancy is scheduled to expire, Landlord shall use reasonable efforts and due diligence (which shall be limited to the commencement and prosecution of an eviction proceeding within sixty (60) days after the date on which the hold-over commences, but shall not require the taking of any appeal) to evict such occupant from such space and to recover from such occupant any Hold-Over Premium (as defined below) payable by such occupant. In such event, the commencement of the term of Tenant’s occupancy and lease of such portion of the East Wing Expansion Premises shall, in the event of such holding over by such occupant, be deferred until possession of such space is delivered to Tenant. The failure of the then occupant of such premises to so vacate shall not constitute a default or breach by Landlord and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or Additional Rent (or any portions thereof); provided, however, that Tenant shall have the right to require Landlord to pay to Tenant fifty percent (50%) of the net (i.e. net of the costs and expenses, including, attorneys’ fees, incurred by Landlord in obtaining such Hold-Over Premium) amount of any Hold-Over Premium received by Landlord from such hold-over occupant relative to periods from and after the thirty-first (31st) day of any hold-over, when and if Landlord receives any such payment. For the purposes hereof, the term “Hold-Over Premium” shall be defined as the amount (if any) which a hold-over occupant of any portion of the East Wing Expansion Premises currently occupied by ClickSquared, Inc. is required to pay to Landlord in respect of its hold-over in the premises (whether characterized as rent, damages, or use and occupation) in excess of the amount of fixed rent and other charges which the tenant under whom such occupant claims would have been required to pay to Landlord had the term of such tenant’s lease been extended throughout the period of such hold-over at the same rental rate as such tenant was required to pay during the last month of its tenancy.

(G)           Time is of the essence of this Section 17.3.

17.4                           Right of First Offer

(A)          On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time that the Available ROFO Space first becomes available and as of the date upon which the ROFO Premises which Tenant has elected to lease pursuant to this Section 17.4 would have otherwise become incorporated into the Premises: (i) there exists no Event of Default, (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than thirty-three percent (33%) of the Rentable Floor Area of the Premises (excluding any assignment or subletting permitted in accordance with Sections 12.2 and 12.8 hereof), prior to accepting any offer to lease Available ROFO Space to a third party other than a third party with Prior Rights, Landlord will first offer such Available ROFO Space to Tenant for lease pursuant to this Section 17.4.

(B)           Landlord’s written notice to Tenant (“Landlord’s ROFO Notice”) offering Tenant any Available ROFO Space shall specify the location and rentable area of the Available ROFO Space, Landlord’s quotation of a proposed annual rent for the Available ROFO Space (“Landlord’s ROFO Space Rent Quotation”), Base Amounts for Operating Expenses and Taxes, tenant improvement allowances (if any), and all other material terms and conditions which will apply to the Available ROFO Space, provided that the term for the Available ROFO Space shall be coterminous with the Original Lease Term or the Extension Term of this Lease, subject to Section 17.4(C) below. Tenant must notify Landlord, within twenty (20) days of Landlord’s ROFO Notice given pursuant to this Section 17.4(B) that (i) Tenant elects to lease all of the Available ROFO Space, on the terms set forth in Landlord’s ROFO Notice, or (ii) Tenant rejects Landlord’s offer. If Tenant has accepted Landlord’s terms for such Available ROFO Space, Landlord and Tenant shall execute an amendment to this Lease incorporating the Available ROFO Space into the Premises upon the terms contained in Landlord’s ROFO Notice, and otherwise on substantially the same terms and conditions as contained in this Lease, within ten (10) days, but failure of the parties to execute such an amendment shall have no effect on the effectiveness of the expansion of the Premises to include such Available ROFO Space and the economic terms associated therewith, as set forth above.

If Tenant rejects Landlord’s offer as to the Available ROFO Space, or fails to notify Landlord within said twenty (20) day period that Tenant intends to lease such Available ROFO Space, Landlord shall be entitled to lease such Available ROFO Space not elected by Tenant to become incorporated into the Premises without again offering such space to Tenant for lease; provided, however, that (i) Landlord shall reoffer the applicable portion of the Available ROFO Space  to Tenant in accordance with the terms and provisions of this Section 17.4 if (a) Landlord does not enter into a binding letter of intent (i.e., a letter of intent signed by both Landlord and a prospective third party tenant  reflecting the intent of the parties to proceed to negotiate a lease) to lease such space to a third party within one hundred eighty (180) days after the first to occur of (x) Tenant’s election to reject Landlord’s offer and (y) Tenant’s failure to notify Landlord within said twenty (20) day period that Tenant intends to lease such Available ROFO Space, or (b) if Landlord proposes to lease such space during such one hundred eighty (180) day period for a net effective rental rate which is less than ninety-five percent (95%) of Landlord’s ROFO Space Rent Quotation, and (ii) the terms of this Section 17.4 shall continue to apply to the remainder of the Available ROFO Space, if any, not included in Landlord’s ROFO Notice and to Available ROFO Space included in Landlord’s ROFO Notice and not leased by Tenant which is subsequently leased to another tenant in accordance with this Section 17.4 and thereafter becomes available for reletting.

(C)           Notwithstanding anything to the contrary provided in Section 17.4(B) above, if the Available ROFO Space shall be available for delivery to Tenant at any time during the last eighteen (18) months of the Original Lease Term, then: (a) if there is not available extension option which can be exercised pursuant to Section 3.2, Tenant shall not be entitled to lease the Available ROFO Space under this Section 17.4, and (b) if there is an available extension option which can be exercised pursuant to Section 3.2, then the term for such Available ROFO Space shall not be coterminous with the Original Lease Term, but shall be for a term that expires at the expiration of the Extension Term, and in order to lease the Available ROFO Space in accordance with Section 17.4(B) above, Tenant must elect to extend the Original Lease Term of the Lease for the entire Premises in accordance with the provisions of Section 3.2, at the same time that Tenant elects to lease the Available ROFO Space hereunder.

(D)          If Tenant shall timely exercise its rights under this Section 17.4 with respect to the Available ROFO Space designated in Landlord’s ROFO Notice and if, thereafter, the then occupant of the Available ROFO Space with respect to which Tenant shall have so exercised such right wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, Landlord shall use reasonable efforts and due diligence (which shall be limited to the commencement and prosecution of an eviction proceeding within sixty (60) days after the date on which the hold-over commences, but shall not require the taking of any appeal) to evict such occupant from such space and to recover from such occupant any Hold-Over Premium (as defined below) payable by such occupant. In such event, the commencement of the term of Tenant’s occupancy and lease of such additional space shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant. The failure of the then occupant of such premises to so vacate shall not constitute a default or breach by Landlord and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or Additional Rent (or any portions thereof); provided, however, that Tenant shall have the right to require Landlord to pay to Tenant fifty percent (50%) of the net (i.e. net of the costs and expenses, including, attorneys’ fees, incurred by Landlord in obtaining such Hold-Over Premium) amount of any Hold-Over Premium received by Landlord from such hold-over occupant relative to periods from and after the thirty-first (31st) day of any hold-over, when and if Landlord receives any such payment. For the purposes hereof, the term “Hold-Over Premium” shall be defined as the amount (if any) which a hold-over occupant of any portion of the Available ROFO Space is required to pay to Landlord in respect of its hold-over in the premises (whether characterized as rent, damages, or use and occupation) in excess of the amount of fixed rent and other charges which the tenant under whom such occupant claims would have been required to pay to Landlord had the term of such tenant’s lease been extended throughout the period of such hold-over at the same rental rate as such tenant was required to pay during the last month of its tenancy.

(E)           Time is of the essence of this Section 17.4.

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EXECUTED as a sealed instrument in two or more counterparts by persons or officers hereunto duly authorized on the Date set forth in Section 1.2 above.

LANDLORD:

BOSTON PROPERTIES LIMITED PARTNERSHIP

		By:	Boston Properties, Inc., its general partner

			By:	/s/ Bryan J. Koop
			Name:	Bryan J. Koop
			Title:	Senior Vice President — Regional Manager

TENANT:

ATTEST:		A123 SYSTEMS, INC.

By:	/s/ Eric Pyenson	By:	/s/ Michael Rubino
Name:	Eric Pyenson	Name:	Michael Rubino
Title:	Secretary or Assistant Secretary	Title:	President or Vice President
Hereunto duly authorized

		By:	/s/ Michael Rubino
		Name:	Michael Rubino
		Title:	Treasurer or Assistant Treasurer
Hereunto duly authorized

EXHIBIT A

DESCRIPTION OF SITE

A certain parcel of land of West Street, Waltham, Middlesex County, as shown on a plan entitled “Atwater Lane, A Subdivision in Waltham, MA, Middlesex County, Lot Layout Plan,” dated July 22, 1988, recorded with Middlesex South Registry of Deeds as Plan #6 of 1989 in Book 19575, Page 351, and shown thereon as Lot A, containing 142,769± square feet, according to said plan, and Lot B, containing 501,550± square feet, according to said plan, and the parcel of land shown on said plan as Atwater Lane.

Said Lots A and B consist of the following:

PARCEL I:

A certain parcel of land situate on First Avenue and West Street, Waltham, Middlesex County, Massachusetts, and shown as Lots 13 and 14 on Plan entitled “Plan of Land in Waltham, Mass.,” dated August 31, 1962, revised October 26, 1962 and October 30, 1962, by Raymond C. Pressey, Inc., Registered Land Surveyors, recorded as Plan No. 10 of 1963 in Book 10196, Page 40, bounded and described as follows:

NORTHEASTERLY	by the End of First Avenue by two lines measuring respectively forty-seven and 50/100 feet and seven and 53/100 feet;

NORTHWESTERLY	by other land of the Grantors herein three hundred eighty-seven and 17/100 feet;

WESTERLY	by land now or formerly of United Electric Controls Company by two lines measuring respectively one hundred seventy and 51/100 feet and five hundred and twenty-one and 92/100 feet;

NORTHEASTERLY	by the same by a curved line measuring seventy-six and 05/100 feet;

NORTHEASTERLY	by the same by two lines measuring respectively one hundred forty-one and 17/100 feet and one hundred seventy feet;

WESTERLY	by West Street by two lines measuring respectively forty-five and 26/100 feet and eleven and 16/100 feet;

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SOUTHWESTERLY	by the line between Weston and Waltham and land believed to be now or formerly of Ralph P. Hussey three hundred twenty-eight and 28/100 feet;

SOUTHERLY	by land of owners unknown one hundred four and 77/100 feet;

WESTERLY	by the same forty-eight and 80/100 feet;

SOUTHWESTERLY	by said line between Weston and Waltham, and land believed to be now or formerly of said Hussey one hundred eighty-one and 61/100 feet;

SOUTHERLY	by land believed to be now of formerly of Frederick C. Dumaine Jr. and another one hundred seventeen and 30/100 feet;

NORTHWESTERLY	by the same forty-four and 80/100 feet;

SOUTHWESTERLY	by said line between Weston and Waltham and other land of the Grantors herein one hundred fifty four feet;

SOUTHEASTERLY and EASTERLY	by other land of the Grantors herein by two lines measuring respectively four hundred ten and 53/100 feet and seventy-three feet;

NORTHERLY	by land now or formerly of David Burstein et al., Trustees, one hundred sixteen and 14/100 feet;

SOUTHEASTERLY	by the same two hundred ninety-one and 99/100 feet;

NORTHEASTERLY	by the same three hundred fifty-five and 99/100 feet;

SOUTHEASTERLY	by the same five hundred forty-eight and 31/100 feet.

Containing 397,490 square feet of land, according to said plan.

PARCEL II:

The parcel of land on West Street, Waltham, Middlesex County, Massachusetts, shown as Lot E containing 2.37 acres on a plan by Raymond C. Pressey, Inc., Registered Land Surveyors, dated 1 October 1965 recorded as Plan No. 1339 of 1965 in Book 10961, Page 438, and bounded and described according to said plan as follows:

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WESTERLY	in a curved line by West Street two hundred twenty-one and 05/100 (221.05) feet;

NORTHERLY

by land of Leland L. Crowell and of Clifford Griggs, two hundred four and 98/100 (204.98) feet, and by Lot “A” on Plan No. 1530 of 1960 (being the second parcel herein described) two hundred seventy-five and 40/100ths (275.40) feet;

EASTERLY	by Lot 13 on Plan 10 of 1963, Book 10196, Page 40, two hundred twenty-three (223) feet; and

SOUTHERLY	by Lot D, being remaining land of the Grantor, four hundred forty-eight and 35/100ths (448.35) feet.

Also, the parcel of land situated in Waltham, Middlesex County, Massachusetts, and shown as Lot A on plan entitled “Plan of Land in Waltham, Mass.” dated June 29, 1960, by Raymond C. Pressey, Inc. recorded with said Deeds as Plan No. 1530 of 1960, Book 9693, Page 417, bounded and described as follows:

SOUTHERLY	by Lot B on said Plan, two hundred seventy-five and 40/100 feet;

WESTERLY	by land now or formerly, of Clifford Griggs, two hundred ten and no/100 feet;

NORTHERLY	by land of Trustees of Waltham Properties Trust two hundred fifty-two and no/100 feet; and

EASTERLY	by the same, one hundred seventy and 51/100 feet.

Containing 49,400 square feet of land, according to said plan.

PARCEL III:

The parcel of land on West Street, Waltham, Middlesex County, Massachusetts, shown as Lot D containing 3 acres on a plan by Raymond C. Pressey, Inc., Registered Land Surveyors, dated 1 October 1965, recorded in Middlesex South District Deeds in Book 10961, Page 438, and bounded and described according to said plan as follows:

WESTERLY	in a curved line by West Street, three hundred fifty-one and 70/100ths (351.70) feet;

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NORTHERLY	by Lot E, being land owned now or formerly by Little, Brown and Company (Inc), four hundred forty eight and 35/100ths (448.35) feet;

EASTERLY	by Lot 13 on Plan 10 of 1963, Book 10196, Page 40, two hundred ninety-eight and 92/100ths (298.92) feet;

EASTERLY	by the same in a curved line, seventy-six and 5/100ths (76.05) feet;

SOUTHERLY	by Lot 14 on Plan 10 of 1963, Book 10196, Page 40, three hundred eleven and 17/100ths (311.17) feet.

TOGETHER WITH THE FOLLOWING APPURTENANT RIGHTS:

Right to use twenty-foot wide utility easement as recited in deed dated August 12, 1960, recorded in Book 9693, Page 417.

Right to use twenty-foot wide utility easement as recited in deed dated August 12, 1960, recorded in Book 9693, Page 420.

Easement reserved in Grant of Right and Easement for ten-foot wide water main dated September 8, 1980, recorded in Book 14118, Page 227.

Right to tie-in to water line as recited in Easement Agreement dated June 12, 1996, recorded in Book 26436, Page 15.

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EXHIBIT B-1

LANDLORD’S WORK

1.0                                 Base Building Work

Landlord, at Landlord’s sole cost and expense, shall perform the improvements and modifications to the Building described on Exhibit B-2 attached hereto (the “Base Building Work”) in accordance with the terms and provisions of this Exhibit B-1.

1.1                                 Tenant Improvement Work

(A)                              Plans

(1)                                  Schematic Plans.

It is acknowledged and agreed that on May 3, 2010, Tenant delivered to Landlord a full set of schematic drawings, together with a narrative of the mechanical systems (the “Schematic Plans”), for the work necessary to prepare the Premises for Tenant’s use and occupancy (all of the work designated on the work matrix attached hereto as Exhibit B-3 as being the Landlord’s responsibility being hereinafter referred to as the “Tenant Improvement Work”) (the Tenant Improvement Work, together with the Base Building Work, being sometimes hereinafter referred to collectively as the “Landlord’s Work”), such plans and specifications to be prepared by an architect licensed by the Commonwealth of Massachusetts and reasonably approved by Landlord (Landlord hereby approving Packard Design and AHA Consulting Engineers). Landlord shall not unreasonably withhold, delay or condition its consent to the Schematic Plans; provided that notwithstanding the requirement that Landlord act reasonably, Landlord’s determination of matters relating to aesthetic issues relating to alterations or changes visible outside the Premises shall be in Landlord’s sole discretion (Landlord hereby agreeing not to withhold its consent to items such as rooftop equipment, loading dock penetrations, equipment pads and mechanical shafts, all of which are currently contemplated to be part of the Tenant Improvement Work, simply by virtue of the fact that the same will be visible outside the Premises).

Landlord agrees to respond to the Schematic Plans within ten (10) business days after receipt thereof.  If Landlord disapproves of any element of the Schematic Plans, it shall do so in writing and with reasonable detail so that Tenant’s architect can incorporate all reasonable objections and conditions presented by Landlord into subsequent iterations of the plans hereunder.

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(2)                                  Interim Plans.

On or before June 28, 2010 (the “Interim Plans Date”), Tenant shall deliver to Landlord a full set of design development plans and specifications for the Tenant Improvement Work, such plans and specifications to be (i) prepared by an architect licensed by the Commonwealth of Massachusetts and reasonably approved by Landlord and (ii) in suitable form for filing with an application for a building permit with the City of Waltham. Such Interim Plans shall be of sufficient detail to enable Landlord to contract for and/or purchase long lead items such as demolition work, structural steel and large mechanicals, etc. (subject to the provisions set forth below regarding Tenant’s right to approve such long lead items).  Landlord shall not unreasonably withhold, delay or condition its consent to the Interim Plans provided that the same are consistent with the Schematic Plans; provided further, however, that notwithstanding the requirement that Landlord act reasonably, Landlord’s determination of matters relating to aesthetic issues relating to alterations or changes visible outside the Premises shall be in Landlord’s sole discretion (Landlord hereby agreeing not to withhold its consent to items such as rooftop equipment, loading dock penetrations, equipment pads and mechanical shafts, all of which are currently contemplated to be part of the Tenant Improvement Work, simply by virtue of the fact that the same will be visible outside the Premises).

Landlord agrees to respond to the Interim Plans within seven (7) business days after receipt thereof (but will use commercially reasonable best efforts to respond within seven (7) calendar days).  If Landlord disapproves of any element of the Interim Plans, it shall do so in writing and with reasonable detail so that Tenant’s architect can incorporate all reasonable objections and conditions presented by Landlord into subsequent iterations of the plans hereunder.

(3)                                  Tenant Plans.

On or before July 30, 2010 (the “Tenant Plans Date”), Tenant shall deliver to Landlord a full set of construction plans and specifications for the Tenant Improvement Work, such plans and specifications to be (i) prepared by an architect licensed by the Commonwealth of Massachusetts and reasonably approved by Landlord and (ii) in suitable form for filing with an application for an amendment to the building permit (if required). Such Tenant Plans shall contain at least the information required by, and shall conform to the requirements of, Exhibit B-4.  Landlord shall not unreasonably withhold, delay or condition its consent to the Tenant Plans provided that the same (x) contain at least the information required by, and shall conform to the requirements of, Exhibit B-4 and (y) are consistent with the Interim Plans; provided further, however, that notwithstanding the requirement that Landlord act reasonably, Landlord’s determination of

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matters relating to aesthetic issues relating to alterations or changes visible outside the Premises shall be in Landlord’s sole discretion (Landlord hereby agreeing not to withhold its consent to items such as rooftop equipment, loading dock penetrations, equipment pads and mechanical shafts, all of which are currently contemplated to be part of the Tenant Improvement Work, simply by virtue of the fact that the same will be visible outside the Premises).

Landlord agrees to respond to the Tenant Plans within ten (10) business days after receipt thereof. If Landlord disapproves any of the foregoing, it shall do so in writing and with reasonable detail and then Tenant shall have the plans revised by its architect to incorporate all reasonable objections and conditions presented by Landlord and resubmitted to Landlord. Such process shall be followed until the Tenant Plans shall have been approved by Landlord. Landlord shall respond to the resubmission of any plans by Tenant within five (5) business days of Landlord’s receipt thereof (or such longer time as may be reasonably necessary in the case of a major redesign).

(4)                                  General Matters.

In connection with the foregoing, it is understood and agreed that Landlord’s approval under this Section 1.1(A) is given solely for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of the Schematic Plans, the Interim Plans or the Tenant Plans (hereinafter collectively referred to as the “Plans”) for any other purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of the Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of the Plans shall in no event relieve Tenant of the responsibility for such design. In addition, Tenant shall, on or before the Building Permit Application Date (as defined in Section 1.1(B)(3) below), execute and deliver to Landlord any affidavits and documentation provided to Tenant by Tenant’s architect and/or engineers preparing the Plans and/or by Landlord, and required in order to obtain all permits and approvals necessary for Landlord to commence and complete the Tenant Improvement Work (excluding any operational permits that are required in order for Tenant to operate its business in the Premises, which such operational permits shall be Tenant’s sole responsibility to obtain) on a timely basis (“Permit Documentation”).

Landlord’s failure to respond to any version of the Plans meeting the requirements of this Section 1.1(A) within the applicable time periods set

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forth herein shall be deemed to constitute Landlord’s approval thereof. To the extent that Landlord has previously approved a particular element shown in an earlier iteration of the Plans (or such element has been deemed approved by virtue of Landlord’s failure to respond to such Plans within the applicable time period), Landlord shall not have the right to disapprove such element in any subsequent Plans, provided that (i) such element has not been materially modified, (ii) such element was approved without objection or condition by Landlord in the earlier iteration of the Plans, and (iii) in the case of Plans that had been deemed approved, the element was shown in sufficient detail in the earlier iteration of the Plans that Landlord could reasonably have responded to the same at the time.

(B)                                Construction Process

(1)                                  Contractor and Subcontractor Selection.

It is understood and agreed that the general contractor will be selected prior to the completion of the Interim Plans based solely on general conditions, fee and appropriate contingencies, and that the construction contract for the Tenant Improvement Work will be a Guaranteed Maximum Price “GMP” contract to be priced after the general contractor has been selected based on the approved Tenant Plans.

Landlord shall have the right to select the general contractor who will perform the Tenant Improvement Work, subject to Tenant’s approval (not to be unreasonably withheld, conditioned or delayed).  Landlord and Tenant hereby agree that requests for proposals will be sought from the following general contractors:  Erland Construction, J. Calnan & Associates, Chapman Construction and Integrated Builders.  In its requests for proposals, Landlord shall require the general contractors to provide safety performance information for both themselves and their proposed subcontractors for the major sub-trades (defined as subcontracts in excess of $50,000.00) regarding (i) incident rates for the past three years (number of incidents/man hours worked), (ii) lost days resulting from safety-related issues per year over the past three years, (iii) overview of work safety plans and (iv) standard safety training programs for employees. Upon receipt of proposals from the aforesaid general contractors, Landlord shall compare the proposals and submit the same to Tenant, together with Landlord’s designation of the proposal Landlord intends to accept together with a statement of the reasons Landlord so designated such proposal.  Tenant shall respond in writing within five (5) business days after receipt of Landlord’s notice, either approving or disapproving of Landlord’s selection (and if the latter, specifying the reasons therefor and indicating Tenant’s selection).  Notwithstanding the foregoing requirement that Tenant have the right to approve the general contractor selected by

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Landlord to perform the Tenant Improvement Work, Tenant shall have the right to disapprove of no more than three (3) of the four (4) general contractors from whom bids have been received on the grounds that such general contractors do not meet safety performance standards reasonably acceptable to Tenant.  In the event that Tenant does not approve of any of the general contractors on the grounds that none of them meet safety performance standards reasonably acceptable to Tenant, any delay in the completion of the Tenant Improvement Work resulting from such failure to approve a general contractor shall be deemed a Tenant Delay hereunder.

Landlord shall have the right to select the subcontractors for the major sub-trades (defined as subcontracts in excess of $50,000.00), subject to Tenant’s approval (not to be unreasonably withheld, conditioned or delayed).  Landlord shall require that the general contractor solicit and receive bids from no less than three (3) subcontractors with respect to all major sub-trades (which such bids shall contain the safety performance information described above).  Upon the receipt of such subcontractor bids, Landlord shall require the general contractor to prepare a bid format which compares each bid, and shall deliver such bid format, together with copies of the bids themselves to Tenant (together with Landlord’s designation of the bid Landlord intends to accept).  Tenant shall respond in writing within three (3) business days after receipt of Landlord’s notice, either approving or disapproving of Landlord’s selection (and if the latter, specifying the reasons therefor and indicating Tenant’s selection).  Notwithstanding the foregoing requirement that Tenant have the right to approve the subcontractors selected by Landlord for the major sub-trades, Tenant shall have the right to disapprove of no more than two (2) of the three (3) subcontractors from whom bids have been received on the grounds that such subcontractors do not meet safety performance standards reasonably acceptable to Tenant.  In the event that Tenant does not approve of any of the subcontractors for a given major sub-trade on the grounds that none of them meet safety performance standards reasonably acceptable to Tenant, any delay in the completion of the Tenant Improvement Work resulting from such failure to approve a subcontractor shall be deemed a Tenant Delay hereunder.

(2)                                  Pricing.

Within eleven (11) business days after its receipt of the Interim Plans, Landlord shall furnish to Tenant a written estimate of all costs of the Tenant Improvement Work shown on such Interim Plans that can be priced at that time based on the level of completion of the Interim Plans.

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Within fifteen (15) business days after its receipt of the Tenant Plans, Landlord shall furnish to Tenant a final guaranteed maximum price for the Tenant Improvement Work as shown on the Tenant Plans.

(3)                                  Building Permit Application Date; Long Lead Item Release Date; Authorization to Proceed Date.

It is understood and agreed that (i) Landlord must file for a building permit by July 1, 2010 (the “Building Permit Application Date”) based on the Interim Plans in order to commence and complete construction of the Tenant Improvement Work within the time periods contemplated by this Exhibit B-1, even though Landlord’s review of the Tenant Plans and the pricing of the Tenant Improvement Work will not have been completed by such Building Permit Application Date, and (ii) any delay in the performance of the Tenant Improvement Work caused by the need to amend the application for a building permit as the result of modification to the Interim Plans after the same have been approved by Landlord shall be deemed to be a Tenant Delay (as that term is defined in Section 1.2 below) for the purposes of this Exhibit B-1.

In connection with its approval of the Interim Plans, Landlord shall provide a reasonably detailed construction schedule, including identification of milestones and significant decision dates, and at such time shall also identify and notify Tenant of any items contained in the Interim Plans which Landlord then reasonably believes will constitute long lead items. Landlord will give to Tenant Landlord’s best, good faith estimate of the period(s) of any delay which would be caused by a long-lead item. Within two (2) calendar days of its receipt of Landlord’s written estimate of the cost of the Tenant Improvement Work shown on the Interim Plans under Section 1.1(B)(2) above (the “Long Lead Item Release Date”), Tenant shall have the right to either (a) revise the Interim Plans to eliminate any such long-lead item or (b) authorize Landlord to construct the Tenant Improvement Work in accordance with the approved Interim Plans including any such long-lead items (any such approved long-lead items being hereinafter called “Tenant Approved Long Lead Items”). Tenant acknowledges that certain Tenant Approved Long Lead Items may still delay completion of the Tenant Improvement Work and thus result in a Tenant Delay even if Tenant does authorize them on or before the Long Lead Item Release Date.

Within five (5) business days after the later to occur of (x) Tenant’s  receipt of Landlord’s approval of the Tenant Plans and (y) Tenant’s receipt of the final guaranteed maximum price for the Tenant Improvement Work shown on the Tenant Plans (the “Authorization to Proceed Date”), Tenant shall give Landlord written authorization to

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proceed with Tenant Improvement Work in accordance with the approved Tenant Plans and the bids from the subcontractors for the major sub-trades selected pursuant to the provisions of sub-section (B)(1) above (“Notice to Proceed”).

(4)                                  Change Orders.

Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval change proposals subsequent to Landlord’s approval of the Tenant Plans and Tenant’s approval of the Tenant Plan Excess Costs, if any (each, a “Change Proposal”). Landlord agrees to respond to any such Change Proposal within five (5) business days after the submission thereof by Tenant, advising Tenant of any anticipated increase in costs (“Change Order Costs”) associated with such Change Proposal, as well as an estimate of any delay which would likely result in the completion of the Landlord’s Work if a Change Proposal is made pursuant thereto (“Landlord’s Change Order Response”). With respect to Change Proposals for which a response cannot reasonably be developed within five (5) business days, Landlord shall within the five business-day response period advise Tenant of the steps necessary in order for Landlord to evaluate the Change Order Proposal and the date upon which Landlord’s Change Order Response will be delivered. Tenant shall have the right within five (5) days after receiving Landlord’s Change Order Response (or Landlord’s notice that a Change Proposal could not be evaluated within the five business-day response period set forth above) to then approve or withdraw such Change Proposal. If Tenant fails to respond to Landlord’s Change Order Response within such five (5) day period, such Change Proposal shall be deemed withdrawn. If Tenant approves such Change Proposal, then such Change Proposal shall be deemed a “Change Order” hereunder and if the Change Order is made, then the Change Order Costs associated with the Change Order shall be deemed additions to the Tenant Plan Excess Costs and shall be paid in the same manner as Tenant Plan Excess Costs are paid as set forth in Section 1.6.

(5)                                  Response to Requests for Information and Approvals.

Except to the extent that another time period is expressly herein set forth, each of Landlord and Tenant shall respond to any written request from the other for approvals or information in connection with Tenant Improvement Work, within three (3) business days of the responding party’s receipt of such request.

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(6)                                  Time of the Essence.

Time is of the essence in connection with Landlord’s and Tenant’s obligations under this Section 1.1.

(C)                                Construction Management Fee

Landlord shall charge a construction management fee (the “Construction Management Fee”) for its management of the Tenant Improvement Work in accordance with the scope described in Exhibit B-5 attached hereto in an amount equal to three percent (3%) of the hard construction costs (but not design or other soft costs) of the Tenant Improvement Work; provided, however, that if Landlord shall Substantially Complete (as that term is defined in Section 1.3 below) the Landlord’s Work on or before the Estimated Commencement Date as set forth in Section 1.2 of the Lease, then the Construction Management Fee shall be an amount equal to four percent (4%) of the hard construction costs (but not design or other soft costs) of the Tenant Improvement Work (it being understood and agreed that if the Landlord’s Work is not Substantially Completed by the Estimated Commencement Date by reason of any Tenant Delay, as defined in Section 1.2 below, or Landlord’s Force Majeure, as defined in Section 1.3 below, Landlord shall nonetheless be entitled to the four percent (4%) Construction Management Fee as aforesaid) . The Construction Management Fee shall be deducted from the Landlord’s Contribution as set forth in Section 1.6(D) below and/or paid by Tenant as part of Tenant Plan Excess Costs as set forth in Section 1.6(E) below.

1.2                                 Delays

(A)                              Tenant Delay

A “Tenant Delay” shall be defined as the following:

(1)                                  Tenant’s failure to deliver the Plans to Landlord by the applicable dates set forth in Section 1.1(A) above and to provide all required Permit Documentation to Landlord on or before the Building Permit Application Date, or (except to the extent caused by a Landlord Delay, as hereinafter defined) to give authorization to Landlord to proceed with the Tenant Approved Long Lead Items on or before the Long Lead Item Release Date or with the Tenant Improvement Work on or before the Authorization to Proceed Date; or

(2)                                  Tenant’s failure timely to respond to any written request from Landlord within the time period specified therefor under this Exhibit B-1;

(3)                                  Tenant’s failure to pay the Tenant Plan Excess Costs in accordance with Section 1.6;

(4)                                  Any delay due to Tenant Approved Long Lead Items;

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(5)                                  Any delay due to Change Orders; or

(6)                                  Except to the extent caused by a Landlord Delay, any other delays caused by Tenant, Tenant’s contractors, architects, engineers or anyone else engaged by Tenant in connection with the preparation of the Premises for Tenant’s occupancy, including, without limitation, utility companies and other entities furnishing communications, data processing or other service, equipment, or furniture.

In order to invoke a Tenant Delay, Landlord must advise Tenant in writing of the alleged Tenant Delay within two (2) business days after Landlord becomes aware thereof.

(B)                                Tenant Obligations with Respect to Tenant Delays

(1)                                  Tenant covenants that no Tenant Delay shall delay commencement of the Term or the obligation to pay Annual Fixed Rent or Additional Rent, regardless of the reason for such Tenant Delay or whether or not it is within the control of Tenant or any such employee. Landlord’s Work shall be deemed substantially completed as of the date when Landlord’s Work would have been substantially completed but for any Tenant Delays, as determined by Landlord in the exercise of its good faith business judgment.

(2)                                  Tenant shall reimburse Landlord the amount, if any, by which the cost of Landlord’s Work is increased as the result of any Tenant Delay.

(3)                                  Any amounts due from Tenant to Landlord under this Section 1.2(B) shall be due and payable within thirty (30) days of billing therefor, and shall be considered to be Additional Rent. Nothing contained in this Section 1.2(B) shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease.

(C)                                Landlord Delay

A “Landlord Delay” shall mean Landlord’s failure timely to respond to any written request from Tenant within the time period specified therefor under this Exhibit B-1. In order to invoke a Landlord Delay, Tenant must advise Landlord in writing of the alleged Landlord Delay within two (2) business days after Tenant becomes aware thereof.

1.3                                 Substantial Completion

(A)          Subject to any prevention, delay or stoppage due to Landlord’s Force Majeure (as hereinafter defined) or attributable to any Tenant Delays, Landlord shall use reasonable speed and diligence in the construction of the Landlord’s Work so as to have the same Substantially Completed (as hereinafter defined) on or before the Estimated

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Commencement Date as set forth in Section 1.2 of the Lease, but Tenant shall have no claim against Landlord for failure to complete construction of the Landlord’s Work except as expressly set forth in Section 1.4 below.

Notwithstanding the foregoing, it is understood and agreed that, subject to any prevention, delay or stoppage due to Landlord’s Force Majeure or attributable to any Tenant Delays, Landlord shall complete certain components of the Tenant Improvement Work in accordance with the following schedule so that Tenant may commence construction of its dry rooms located on the first (1st) and second (2nd) floors of the Building substantially as shown on Exhibit B-6 attached hereto (it being understood and agreed that the exact dimensions of said dry rooms will not be finalized until the Interim Plans have been prepared) prior to Substantial Completion of the Landlord Work:

ITEMS	INTERIM COMPLETION DATE

1st Floor	December 1, 2010

• Utilities brought to within five (5) feet of perimeter of room.
• Underground utilities (drainage) stubbed through floor.
• Trenching/repair for underground utilities
2nd Floor	December 1, 2010

• Utilities brought to within five (5) feet of perimeter of room.
1st and 2nd Floors	January 1, 2011

• Final connections made to rooftop units.
• Final connections made between dry room “boxes” and stubbed utilities.

Any delay by Landlord in completing the foregoing items of work by the applicable Interim Completion Date set forth above (except to the extent such delay is caused by Landlord’s Force Majeure or Tenant Delays) shall be deemed to delay the Commencement Date and the Substantial Completion Date (even if the Landlord’s Work has otherwise been Substantially Completed by such time) if and solely to the extent that such delay causes an actual delay in Tenant’s ability to begin its commissioning and start-up activity within the dry rooms as shown on Exhibit B-6 on or before February 1, 2011.  In order to invoke the provisions of this paragraph, Tenant must advise Landlord in writing within two (2) business days after Tenant becomes aware of any delay in Tenant’s ability to complete its work on the dry room caused by Landlord’s failure to

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complete the foregoing items of work by the applicable Interim Completion Date set forth above.

(B)           The “Actual Substantial Completion Date” shall be defined as the date on which the Landlord’s Work has been Substantially Completed. “Substantial Completion” and “Substantially Completed” shall each mean the date on which the Landlord’s Work has been completed except for so-called “punch-list” items of work and adjustment of equipment and fixtures the incompleteness of which do not cause material interference with Tenant’s use of the Premises for the Permitted Uses. After Substantial Completion, Landlord shall proceed diligently to complete all “punch-list” items within thirty (30) days after the occurrence of Substantial Completion (except for long-lead items or items which can only be performed during certain seasons or weather, which items shall be completed diligently as soon as the season and/or weather permits).

(C)           Except as set forth in Section 1.3(E) below but subject to the provisions of Section 1.3(A) above, the Commencement Date shall be defined as the earlier of (x) the Substantial Completion Date (as hereinafter defined) and (y) the date on which Tenant commences occupancy of any portion of such Premises for the Permitted Use. The “Substantial Completion Date” shall be defined as the later to occur of (i) Actual Substantial Completion Date or (ii) the date when permission has been obtained from the applicable governmental authority (which such permission may be evidenced by the signature(s) of the appropriate municipal official(s) on the building permit for the Landlord’s Work) to the extent required by law, for occupancy by Tenant of the Premises for the Permitted Uses. Notwithstanding the foregoing, in the event that Landlord is delayed in the performance of Landlord’s Work or cannot obtain permission from the applicable governmental authority for the occupancy of the Premises by reason of any Tenant Delay, then the Substantial Completion Date shall be deemed to be the date that Landlord would have achieved the Actual Substantial Completion Date or obtained such governmental permission, but for such Tenant Delay. Tenant agrees that no Tenant Delay shall delay commencement of the Term or the obligation to pay rent, regardless of the reason for such delay or whether or not it is within the control of Tenant or any such employee. Nothing contained in this paragraph shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease.

(D)          When used in this Lease “Landlord’s Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorist acts, civil commotions, unusual scarcity of or inability to obtain labor or materials (to the extent that such scarcity or inability is the result of conditions not prevalent in the market, and otherwise unforeseen, as of the date of this Lease), labor difficulties, casualty or other causes reasonably beyond Landlord’s control; provided, however, that in no event shall the financial inability of Landlord or Landlord’s general contractor constitute a cause beyond Landlord’s reasonable control. In order to invoke the Landlord’s Force Majeure provision of this Exhibit B-1, Landlord must advise Tenant in writing of the alleged Landlord’s Force Majeure within three (3) business days after Landlord becomes aware thereof. Landlord shall use commercially reasonable efforts to

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mitigate the impact of Landlord’s Force Majeure on the performance of Landlord’s Work, to the extent it is within Landlord’s reasonable ability to do so given the nature of the event giving rise to the Landlord’s Force Majeure.

(E)           Notwithstanding that the Estimated Commencement Date is April 1, 2011. Landlord shall endeavor to Substantially Complete the Tenant Improvement Work no earlier than March 1, 2011 so that Tenant may commence occupancy of the Premises for the Permitted Uses, subject to (i) any prevention, delay or stoppage due to Landlord’s Force Majeure or attributable to any Tenant Delays, (ii) Landlord’s receipt of all municipal approvals necessary to permit such occupancy (Landlord hereby agreeing to use commercially reasonable efforts to obtain such approvals) and (iii) Tenant having submitted Tenant Plans which enable Landlord to pursue a certificate of occupancy for the portion of the Premises located on the third (3rd) floor notwithstanding the fact that the remainder of the Premises may not be Substantially Complete at such time (it being acknowledged and agreed that the foregoing may require Tenant to prepare and submit a separate set of Tenant Plans for the portion of the Premises located on the third (3rd) floor and another set of Tenant Plans for the remainder of the Premises), in the event that Tenant wants to preserve the ability to occupy the third (3rd) floor irrespective of the status of completion of the remainder of the Premises. Any such occupancy by Tenant shall be upon all of the terms and conditions of the Lease (other than the payment of Annual Fixed Rent), but shall not impact the determination of the Commencement Date as set forth in Section 1.3(C) above.  Tenant further acknowledges that it may be occupying portions of the Premises while the Landlord’s Work is being completed in other portions of the Building and accordingly that there may be some disruptions in Tenant’s occupancy, consistent with the nature of the work being performed.

In addition, Landlord shall permit Tenant access for installing Tenant’s trade fixtures, systems, equipment and furniture in portions of the Premises prior to Substantial Completion when it can be done without material interference with remaining work and with the maintenance of harmonious labor relations. Any such access by Tenant (including, without limitation, access for the construction by Tenant of the dry room under Section 1.3(A) above) shall be upon all of the terms and conditions of the Lease (other than the payment of Annual Fixed Rent, the Tax Excess, the Operating Cost Excess and payments on account of electricity under Section 5.2 of the Lease) and shall be at Tenant’s sole risk, and Landlord shall not be responsible for any injury to persons or damage to property resulting from such early access by Tenant.

(F)           Except as set forth in Section 1.3(E) above, if prior to the date that the Landlord’s Work is in fact actually Substantially Complete, the Landlord’s Work is deemed to be Substantially Complete pursuant to the provisions of this Section 1.3 (i.e. and the Commencement Date has therefore occurred), Tenant shall not (except with Landlord’s consent) be entitled to take possession of the Premises for the Permitted Uses until the Landlord’s Work is in fact actually Substantially Complete.

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1.4                                 Tenant’s Remedies Based on Delays in Landlord’s Work

If the Substantial Completion Date shall not have occurred by that date (the “First Interim Completion Date”) which is thirty (30) days from the Estimated Commencement Date (which date shall be extended automatically for such periods of time as Landlord is prevented in delivering the same by reason of Landlord’s Force Majeure or any Tenant Delay, without limiting Landlord’s other rights on account thereof), then the Annual Fixed Rent and payments on account of the Tax Excess and the Operating Cost Excess shall be abated, from and after the Commencement Date, by one (1) day for each one (1) day beyond the First Interim Completion Date that the Substantial Completion Date is delayed.

If the Substantial Completion Date shall not have occurred by that date (the “Second Interim Completion Date”) which is sixty (60) days from the Estimated Commencement Date (which date shall be extended automatically for such periods of time as Landlord is prevented in delivering the same by reason of Landlord’s Force Majeure or any Tenant Delay, without limiting Landlord’s other rights on account thereof), then the Annual Fixed Rent and payments on account of the Tax Excess and the Operating Cost Excess shall be abated, from and after the applicable Commencement Date, for one and one-half (1 ½) days for each one (1) day beyond the Second Interim Completion Date that the Substantial Completion Date is delayed.

In addition, if the Substantial Completion Date shall have not occurred by that date (the  “Outside Completion Date”) which is one hundred twenty (120) days from the Estimated Commencement Date (which date shall be extended automatically for such periods of time as Landlord is prevented in delivering the same by reason of Landlord’s Force Majeure or any Tenant Delay, without limiting Landlord’s other rights on account thereof), then Tenant shall have the right to terminate this Lease effective as of the thirtieth (30th) day after receipt by Landlord of a notice from Tenant given on or after the Outside Completion Date (as so extended) indicating Tenant’s desire to so terminate; and upon the giving of such notice, the Term of the Lease shall cease and come to an end without further liability or obligation on the part of either party as of the expiration of the aforesaid thirty (30) business day period, unless the Substantial Completion Date shall in fact have occurred on or before such expiration date.

The foregoing rent abatements and right of termination shall be Tenant’s sole and exclusive remedies at law or in equity or otherwise for the failure of the Substantial Completion Date to have occurred within the time periods set forth above.

1.5                                 Quality and Performance of Work

(A)          All construction work required or permitted by the Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all Insurance Requirements (as defined in Section

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9.1 of the Lease). Any work performed by or on behalf of Tenant under the Lease shall be coordinated with any work being performed by or on behalf of Landlord and in such manner as to maintain harmonious labor relations.

(B)           Each party authorizes the other to rely in connection with design and construction upon the written approval or other written authorizations on the party’s behalf by any Construction Representative of the party named in Section 1.2 of the Lease or any person hereafter designated in substitution or addition by notice to the party relying. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Tenant acknowledges that Tenant is acting for its own benefit and account and that Tenant will not be acting as Landlord’s agent in performing any work that may be undertaken by or on behalf of Tenant under this Lease, and accordingly, no contractor, subcontractor or supplier of Tenant shall have a right to lien Landlord’s interest in the Property in connection with any such work.

(C)           Landlord warrants to Tenant that: (i) the materials and equipment furnished in the performance of the Landlord’s Work will be of good quality; (ii) the Landlord’s Work will be free from defects not inherent in the quality described in the applicable plans and specifications therefor; and (iii) the Landlord’s Work and all components thereof shall be in good working order and condition, consistent with those of Class A office buildings in the Central Suburban 128 Market. Any portion of the Landlord’s Work not conforming to the foregoing requirements will be considered defective. Landlord’s warranty hereunder shall not apply to the extent of damage or defect caused by (1) the negligent acts or omissions or the willful misconduct of Tenant, its employees, agents, contractors, sublessees or permitted occupants under Article XII of the Lease (hereinafter, the “Tenant Parties”), (2) improper operation by any of the Tenant Parties, or (3) normal wear and tear and normal usage.

The foregoing warranty with respect to each component of the Landlord’s Work shall commence on the date on which Landlord has Substantially Completed the Landlord’s Work and shall expire on the date which is fifty (50) weeks after the commencement of the warranty on the Landlord’s Work (the “Warranty Period”), and Tenant shall be required to deliver notice to Landlord of any defects prior to the expiration of the Warranty Period in order to permit Landlord to take action to enforce Landlord’s warranty rights with respect to the Landlord’s Work. Landlord agrees that it shall correct any portion of the Landlord’s Work which during the Warranty Period is found not to be in accordance with the warranties set forth in this subsection (C). Landlord shall use commercially reasonable efforts to enforce warranties from its general contractors, subcontractors, vendors and others on Tenant’s behalf.

(D)          Except for latent defects which could not reasonably have been discovered during the Warranty Period despite the exercise of due diligence and except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has not performed Landlord’s construction obligations under this Exhibit B-1 within the Warranty Period, Tenant shall be deemed conclusively to have approved Landlord’s

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construction and shall have no claim that Landlord has failed to perform any of Landlord’s obligations under this Exhibit B-1.

1.6                                 Landlord’s Contribution; Tenant Plan Excess Costs

(A)          As an inducement to Tenant’s entering into the Lease, Landlord shall provide to Tenant an allowance in an amount equal to the product of (i) $21.50 (the “Original Allowance Rate”) and (ii) the Rentable Floor Area of the Premises (the “Landlord’s Contribution”) to be used and applied by Landlord towards the cost of the Tenant Improvement Work. For the purposes hereof, the cost of the Tenant Improvement Work shall include the cost of leasehold improvements, architectural and engineering fees and tel/data cabling installation (provided, however, that the amount of the Landlord’s Contribution that may be applied towards the reimbursement of architectural and engineering fees and tel/data cabling installation shall be capped at an amount equal to the product of (x) $4.00 and (y) the Rentable Floor Area of the Premises).

(B)           Landlord shall be under no obligation to apply any portion of the Landlord’s Contribution for any purposes other than as provided in this Section 1.6. In addition, in the event that (i) Tenant has received notice from Landlord that it is in default of its obligations under this Lease and such default remains uncured or (ii) there are any liens which are not bonded to the reasonable satisfaction of Landlord against Tenant’s interest in the Lease or against the Building or the Site arising out of any work performed by Tenant (it being acknowledged and agreed for these purposes that the Tenant Improvement Work being performed by Landlord shall not be considered “work performed by Tenant”) or any litigation in which Tenant is a party, then, from and after the date of such event (“Event”), Landlord shall have no further obligation to fund any portion of the Landlord’s Contribution and Tenant shall be obligated to pay, as Additional Rent, all costs of the Tenant Improvement Work in excess of that portion of the Landlord’s Contribution funded by Landlord through the date of the Event, subject to reimbursement by Landlord after the condition giving rise to the Event has been cured or otherwise rectified to Landlord’s reasonable satisfaction. Further, the Landlord’s Contribution shall only be applied towards the cost of leasehold improvements and, subject to the limitations set forth in subsection (A) above, architectural and engineering fees and tel/data cabling installation. In no event shall Landlord be required to make application of any portion of the Landlord’s Contribution towards Tenant’s personal property, trade fixtures, trade equipment, furniture/furniture fronts or moving expenses or on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. In the event that the costs of the Tenant Improvement Work are less than the Landlord’s Contribution, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease. Tenant acknowledges that any portion of the Landlord’s Contribution which has not been utilized on or before the date that is one (1) year after the Substantial Completion Date shall be forfeited by Tenant. Landlord shall be entitled to deduct the Construction Management Fee referenced in Section 1.1(C) above from the Landlord’s Contribution.

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(C)           If and at such time as the costs of the Tenant Improvement Work exceed the Landlord’s Contribution, such excess costs shall hereinafter be defined as “Tenant Plan Excess Costs” and shall be payable Tenant as set forth in this Section 1.6(C).

To the extent, if any, that there are Tenant Plan Excess Costs, Tenant shall pay Landlord, as Additional Rent, within ten (10) business days after billing therefor, from time to time during the performance of the Tenant Improvement Work, (but no more often than one (1) time per thirty (30) day period), the amount of the Tenant Plan Excess Costs incurred for the Tenant Improvement Work performed during that period (including, without limitation, architectural and engineering fees and tel/data cabling installation costs) after application of the full amount of the Landlord’s Contribution in accordance with the provisions of this Section 1.6; provided however, that if the Tenant Plan Excess Costs are the result of a Change Order, then Tenant shall pay all such Tenant Plan Excess Costs to Landlord, as Additional Rent, at the time that Tenant approves such Change Order in accordance with Section 1.1(B)(4) above.

(D)          With respect to architectural and engineering fees and tel/data cabling installation costs, Tenant may from time to time request disbursements of the Landlord’s Contribution to pay such costs (or reimburse Tenant for having paid such costs), up to the maximum amounts set forth in subsection (A) above, including with its request for payment a summary of the costs incurred and reasonable supporting documentation with respect thereto (which in the case of any payment for which Tenant seeks reimbursement shall include, without limitation, paid invoices, receipts and the like evidencing such payment, as well as lien waivers in recordable form reasonably acceptable to Landlord from all persons who might have a lien as a result of such work). Provided that the conditions to disbursement of the Landlord’s Contribution as set forth in this Section 1.6 have otherwise been satisfied, Landlord shall disburse the requested funds to Tenant within thirty (30) days after Tenant’s request therefor.

If Tenant has satisfied the conditions to disbursement of the Landlord’s Contribution and Landlord fails to disburse the requested funds to Tenant within thirty (30) days of Tenant’s request therefor, and Landlord has not, within ten (10) business days of its receipt of Tenant’s demand, given written notice to Tenant objecting to such demand and submitting the same to arbitration under Section 1.7 below (or if Landlord has timely disputed Tenant’s demand, has submitted such dispute to arbitration in accordance with said Section 1.7 and has thereafter failed to pay Tenant the amount of any final, unappealable arbitration award against Landlord within thirty (30) days after the issuance thereof) then subject to the last sentence of this paragraph, Tenant shall have the right to offset the amount of such sums demanded by Tenant against the Annual Fixed Rent and Additional Rent payable under the Lease until offset in full. Notwithstanding the foregoing, Tenant shall have no right to reduce any monthly installment of Annual Fixed Rent by more than fifteen percent (15%) of the amount of Annual Fixed Rent which would otherwise have been due and payable by Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Lease Term (as the same may have been extended) will be insufficient to fully reimburse Tenant for the amount demanded

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by Tenant, in which event Tenant may effect such offset by making deductions from each monthly installment of Annual Fixed Rent in equal monthly amounts over the balance of the remainder of the Lease Term.

(E)           It is currently estimated that the total cost of all labor, materials and other work necessary to design, permit and perform the Base Building Work will be approximately $850,000.00.  To the extent that the total cost of the Base Building Work upon full completion thereof is less than $850,000.00, Landlord shall provide any such excess (the “Additional Contribution”) to Tenant as part of the Landlord’s Contribution, to be used and applied towards the cost of the Tenant Improvement Work subject to and in accordance with the provisions of this Section 1.6 (including, without limitation, that cap on the amount of the Landlord’s Contribution that can be applied towards architectural and engineering fees and tel/data cabling costs, as set forth in subsection (A) above).  To the extent that the Tenant Improvement Work has been fully paid for at the time the Additional Contribution is made, Tenant may retain the same as reimbursement for any Tenant Plan Excess Costs previously funded by Tenant.  In connection with the foregoing, it is expressly understood and agreed that Tenant shall have no right to the Additional Contribution unless, and then only to the extent that, there are Tenant Plan Excess Costs (i.e. if the amount of the Additional Contribution is $50,000.00 and the amount of Tenant Plan Excess Costs is $25,000.00, Tenant shall only be entitled to $25,000.00 of the Additional Contribution).

1.7                                 Fast Track Arbitration

Any controversy, dispute or claim arising under this Exhibit B-1 shall be settled by arbitration in Boston, Massachusetts in accordance with the Expedited Arbitration Rules of the American Arbitration Association as then in effect (unless the parties mutually agree otherwise). The decision rendered by the arbitrator or arbitrators shall be final and conclusive upon Landlord and Tenant. To avail itself of the dispute resolution procedures of this Section 1.7, the party demanding arbitration shall file a written notice of such demand with the other party and with the American Arbitration Association. In connection with resolution of disputes submitted to arbitration hereunder, Landlord and Tenant hereby irrevocably waive any and all rights they may have to resolve such dispute in a manner that is inconsistent with the provisions of this Section 1.7. The costs and administration expenses of each arbitration hereunder shall be borne equally by the parties, and each party shall be responsible for its own attorneys’ fees and expert witnesses’ fees.

In connection with the foregoing, it is expressly understood and agreed that the parties shall continue to perform their respective obligations under the Lease and this Exhibit B-1 during the pendency of any arbitration proceeding hereunder (with any adjustments or reallocations to be made on account of such continued performance as determined by the arbitrator in his or her award).

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EXHIBIT B-2

BASE BUILDING WORK

Work Within Portions of Tenant Premises

Passenger/Service Elevator:  Landlord shall provide at its expense a passenger/service elevator with a minimum capacity of 4,500 pounds servicing all four (4) floors in the East Wing, location of elevator to be mutually determined/acceptable. Landlord will be responsible for construction of pit, all slab openings, reinforcement of slab openings, any required override, elevator machine room on first floor (approximately 8’x8’), shaft walls, cab and controls. Shaft walls in the Tenant premises will be drywalled, taped, primed, and ready for paint.

Loading Dock:  Landlord shall provide at its expense an exclusive loading dock for Tenant, location to be determined/mutually acceptable (provided, however, that such loading dock shall be designed to accommodate trucks with a maximum length of fifty-three (53) feet without cab). Landlord work shall include the penetration of exterior wall, installation of one overhead rolling door (below the existing precast concrete spandrel), installation of concrete/steel exterior dock, exterior canopy and corresponding foundations as required, including any reconfiguration of parking striping/islands as necessary for safe truck access.

Work within Building Common Areas

Fitness Center:  Landlord shall provide at its expense a common fitness center for the building located in the first floor of the west wing. The fitness center will be on the order of 800-1200sf. The new fitness center will include machine weights, free weights, and cardiovascular equipment. Locker room and showers to remain as existing.

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EXHIBIT B-3

WORK MATRIX

Scope of Work	Landlord Contractor	Tenant Contractor
A123 TENANT WORK (cost of all LL items from Tenant Allowance)
General
Tel/Data equipment, wiring & outlets		X
Card Access/Security		X
Audio Visual equipment, wiring and outlets		X
Raceways/Power for items noted above	X
Kitchen Millwork and Sinks	X
Built-in millwork at Mail, Copy, Storage and Board Room	X
Lockers at 2nd floor Locker Room		X
Design of Bldg. Electrical service upgrade		X
Install electrical service upgrades (equip. provided by Utility Co.)	X
HVAC units for Dryrooms [**]		X
Utilities to Dryroom HVAC units	X
Rigging/Installation of HVAC units for Dryrooms	X
Roof-top dunnage required for Dryroom HVAC units	X
Ductwork between Dryroom HVAC units and Dryrooms		X
Structural modifications (shafts/dunnage) req’d for utilities and Tenant Equipment	X
Dedicated Lab Waste drainage system equipment		X
Piping/Storage tank associated with Lab waste drainage system	X
Safety Showers (if req’d) and Eye Wash Stations	X
FF&E
Kitchen appliances and/or Vending Machines		X
Lab Benches/Fume Hoods		X
Lab Equipment		X
Disconnect/Rigging/Transport of Lab Equipment from Watertown to Waltham		X
Utilities (“laterals”) to Lab Benches, Fume Hoods and Equipment (within 5’)	X
Final utility connections to Lab Benches/Fume Hoods	X
Final utility connections to Lab Equipment relocated from Watertown	X
Final utility connections to new Lab Equipment		X
Workstation Furniture and Conference Room tables/chairs		X

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Scope of Work	Landlord Contractor	Tenant Contractor
Power for workstation furniture to junction box below floor	X
Wire workstation “whips” (provided by Tenant Contractor) to junction boxes	X
Final power and tel/data connections at workstation furniture		X
Start-up & Commissioning of Lab Equipment		X
1st Floor
Removable façade panels (design TBD) for Equip. delivery	X
Interior fit-out of [**] including:
Perimeter walls (including viewing windows)		X
Flooring	X
Ceilings		X
Doors		X
Gowning Vestibule		X
Fire Protection System (wet)	X
Lighting	X
Life Safety (exit signs) devices	X
Utilities (“Mains”) to within 5’ of room perimeter	X
Utilities (“Laterals”) within Dryroom	X
Underground utilities (drainage) stubbed through floor	X
Trenching/repair for underground utilities	X
Interior fit-out (floors, walls, ceilings, doors, MEPFP) of the following rooms:
Tech Area	X
Mtg/Conference Rooms	X
Machine Room	X
R&D Active Powder	X
R&D Wet Storage	X
In/Out Quality Check	X
Stock Storage	X
Chemical Storage	X
Chemical Waste	X
Clean Viewing Corridors	X
Cathode and Anode Mixing	X
Cell Testing	X
Unisex Toilet room	X
Reception	X
Locker Room	X

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Scope of Work	Landlord Contractor	Tenant Contractor
Misc. mechanical/electrical/storage rooms	X
Specialty HVAC or Exhaust for above rooms	X
Exterior Fencing for equipment enclosure (if required)	X
Exterior equipment/storage tanks (if required)		X
Sitework/Landscape at exterior equipment enclosure	X
Reconfigure existing elevator machine room	X
2nd Floor
Interior fit-out of [**] including:
Perimeter walls (including viewing windows)		X
Flooring	X
Ceilings		X
Doors		X
Gowning Vestibule		X
Fire Protection System (dry system with preaction)	X
Ceiling-mounted lighting	X
Life Safety (exit signs) devices	X
Utilities (“Mains”) to within 5’ of room perimeter	X
Utilities (“Laterals”) within Dryroom	X
Interior fit-out of [**] including:
Perimeter walls (including viewing windows)		X
Flooring	X
Ceilings		X
Doors		X
Gowning Vestibule		X
Fire Protection System (dry system with preaction)	X
Ceiling-mounted lighting	X
Life Safety (exit signs) devices	X
Utilities (“Mains”) to within 5’ of room perimeter	X
Utilities (“Laterals”) within Dryroom	X
Interior fit-out (floors, walls, ceilings, doors, MEPFP) of the following rooms:
Techs Touchdown	X
Conference Rooms	X
R&D Staff and Expansion Space	X
Shared Labs	X
CPG Lab	X
Misc. Safety and Abuse rooms	X
Misc. mechanical/electrical/storage rooms	X

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Scope of Work	Landlord Contractor	Tenant Contractor
Kitchen/Copy Rooms	X
3rd Floor
Interior fit-out (floors, walls, ceilings, doors, MEPFP) of the following rooms:
Board Room	X
Mail/Copy/Supply	X
Conference Rooms and Interview Room	X
Reception	X
General Office space for workstations	X
Kitchens	X
Misc. mechanical/electrical/storage rooms	X
Server Room (including any supplemental cooling)	X
Lactation Room	X
Reception Desk and Display millwork	X

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EXHIBIT B-4

TENANT PLAN AND WORKING DRAWING REQUIREMENTS

1.                                       Floor plan indicating location of partitions and doors (details required of partition and door types).

2.                                       Location of standard electrical convenience outlets and telephone outlets, excepting any such outlets existing as of the date of the Lease which are not being relocated.

3.                                       Location and details of special electrical outlets, including voltage, amperage, phase and NEMA configuration of outlets.

4.                                       Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5.                                       Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6.                                       Location and heat load in BTU/Hr. of all special air conditioning and ventilating and exhaust requirements and all necessary HVAC mechanical drawings.

7.                                       Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of 70 lbs./s.f.

8.                                       Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.

9.                                       Location and specifications of floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.

10.                                 Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.

11.                                 Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, tenant-furnished equipment, etc.

12.                                 Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required; provided, however, that such schedule shall not include keys to doors providing access to portions of the Premises which Tenant, in Tenant’s sole discretion, deems to require heightened security.

13.                                 Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

14.                                 Location of any special soundproofing requirements.

15.                                 MEP/FP drawings by an engineer licensed by the Commonwealth of Massachusetts.

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16.                                 All drawings to be uniform size (30” X 42”) and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8” = 1’ or larger.

17.                                 Drawing submittal shall include the appropriate quantity required for Landlord to file for permit along with four half size sets and one full size set for Landlord’s review and use.

18.                                 Provide other information reasonably necessary to obtain all permits and approvals for the performance of Landlord’s Work.

19.                                 Upon completion of the work, Tenant shall provide Landlord with two hard copies and one electronic CAD file of updated architectural and mechanical drawings to reflect all project sketches and changes.

20.                                 All requirements of this Exhibit B-4 are applicable only for areas where renovation or reconfiguration is intended.

21.                                 Identification of base building impacts, including without limitation:

•                  Steel/heavy loads.

•                  Existing air-handling units.

•                  Roof details.

•                  Shafts on floors outside of the Premises.

•                  Increased electrical service.

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EXHIBIT B-5

CONSTRUCTION MANAGEMENT SERVICES

Preconstruction Phase

Landlord will:

1.                                       At the outset of the Project, Landlord will review the existing programming and participate in the start of the design work.  Advise the Tenant as to whether any aspect of the work should be modified, with particular attention paid to the proposed lease provisions.  In addition, Landlord will advise Tenant as to sustainable constructions operations and practices.

2.                                       Develop and distribute the General Contractor RFP (which RFP shall include requirements for sustainable construction operations and practices) and then recommend the General Contractor selection.

3.                                       Develop and execute contracts with General Contractor and appropriate vendors.

4.                                       Develop a comprehensive budget for the Tenant and provide budget feedback for project design decisions with the input of the selected General Contractor.

5.                                       Develop a Project Schedule, which coordinates all the elements of the architectural team, the Contractor and Tenant activities. Permitting activities and responsibilities shall be included in the Project Schedule.

6.                                       Be available to assist Tenant in various meetings and presentations.

7.                                       Work with the Architect to include the necessary technical detail and specification language in plans being prepared by the Architect in order to avoid claims and changes.

8.                                       Work with the Architect and Tenant’s other consultants (i.e., IT, FF&E, Security, A/V, etc.) to include necessary technical detail and specification language in plans being coordinated by the Architect.

9.                                       Participate in cost reduction and value engineering processes, in conjunction with Tenant, the Architect and design team (i.e., IT, FF&E, Security, A/V, etc.).

10.                                 Coordinate with Tenant’s specialty contractors (Dry Rooms, etc.) in accordance with the terms and provisions of Exhibit B-1 to the Lease regarding the delivery and installation of items for which Tenant is responsible under Exhibit B-3 to the Lease.

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Construction Phase

Landlord will:

1.                                       As an advisor to, and a representative of Tenant, provide administrative, management and related services as required to coordinate work of the entire team. Landlord will concentrate its efforts in the coordination of the Contractor, Subcontractor (s) and all other consultants contracted to perform services on the Project in order to complete the project in accordance with Tenant’s objectives for cost, time and quality.

2.                                       Assist Tenant’s specialty vendors/contractors in coordinating with the Contractor to provide access to the Premises for the delivery and installation of equipment and components.  Provide necessary assistance and delivery of infrastructure in accordance with the terms and provisions of Exhibit B-1 to the Lease to support the assembly, installation and completion of the specialty work by Tenant’s contractors/vendors.

3.                                       Assist Tenant, Contractor and Architect in development of a schedule of values for payment that is realistic and in conformance with the expected cash flow of work.

4.                                       Schedule and conduct regular construction and progress meeting to discuss such matters as procedures, progress problems, and scheduling. Prepare and distribute the Action Items List of these meetings to all parties in a prompt manner. The Contractor shall prepare meeting minutes for weekly construction progress meetings.

5.                                       Develop and maintain a Project Construction Schedule that incorporates the Construction Schedule prepared by the Contractor. Update monthly to show current conditions and revisions required due to actual progress. Monitor the activities of the Contractor, Subcontractor (s) and consultants on processing of shop drawings, project data and samples, and delivery of products requiring long lead time procurement.

6.                                       Expedite and participate in Tenant’s review of project submittals when the Architect requests such review.

7.                                       Oversee the Contractor and the Architect in the process of (i) issuing Requests for Information (RFIs) and associated documentation (sketches, etc.) and (ii) maintaining an RFI log to track and record responses.

8.                                       Endeavor to obtain satisfactory performance from the Contractor and each Subcontractor.  Recommend courses of action to Tenant when the requirements of the contract are not being fulfilled and the non-performing party will not take satisfactory corrective action.

9.                                       Provide regular monitoring of all Project costs, showing actual costs for activities in progress and estimates for unaccomplished tasks. Identify variances between actual costs of labor and materials and other work requiring accounting records, such as preliminary change order requests.

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10.                                 Advise Tenant of necessary or desirable changes to the Project, assist in negotiation of the Contractor’s proposals for these changes, submit recommendations of the Architect and Tenant, and, if accepted, prepare or cause the Contractor to prepare change orders for the Architect’s approval and Tenant’s authorization. Establish and implement a change order system to monitor and report job cost events, including approved change orders, pending change orders and anticipated change orders. Establish a time line for the change order process that does not interfere with the progress of the work and coordinate with Lease requirements.

11.                                 Develop and implement procedures for prompt review and processing of applications for payment from the Contractor for progress and final payments. Make recommendations to Tenant for payment(s). Provide review and certification in connection with the Contractor’s monthly application for payment and coordinate with Lease requirements.

12.                                 Review the activities and responsibilities of the Contractor in order to assist in maintaining schedules, controlling costs, assuring quality, minimizing disruption, monitoring compliance with the various contract requirements.

13.                                 Keep Tenant advised on an on-going basis of all significant Project developments, including conditions and circumstances that may cause delay in the Project Schedule or that otherwise may be inconsistent with the Project requirements or Tenant’s expectations. In these cases, provide Tenant with a proposed contingency to avoid or mitigate possible or actual delays or negative consequences.

14.                                 Assist Tenant in selecting and retaining professional services of testing laboratories, as required. Coordinate their services.

15.                                 Review and coordinate quality assurance, testing and inspection programs. Develop and implement procedures for consistent feedback to the Contractor and Subcontractor(s) of observations and recommendations of the Architect.

16.                                 Monitor the proper record keeping of all types by the Contractor, including progress prints, manuals, samples, cut sheets, handbooks, etc. related to the quality and nature of the construction in progress.  Insure that the same are being maintained on the job site for the use of the Architect and Tenant.

17.                                 Assist in developing, in conjunction with the Architect, a punch list of those items remaining to be completed at the time of Substantial Completion. Recommend an amount sufficient to complete these items to be withheld from payment to the Contractor to ensure the completion of this punch list and follow up with corrective actions.

18.                                 At the conclusion of the Project, and after a Certificate of Substantial Completion and an Occupancy Permit are issued by the appropriate authorities, coordinate the transfer to Tenant of all as-built drawings, warranties, O&M manuals and all other construction related documents and all materials necessary for occupancy and full operation of the facility. Coordinate any training to be provided by the Contractor to Tenant’s employees.

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EXHIBIT B-6

TENANT’S DRY ROOM

[see attached]

[**]

A total of two pages were omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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EXHIBIT C

LANDLORD’S SERVICES

I.              CLEANING

Cleaning and janitorial services shall be provided as needed Monday through Friday, exclusive of holidays observed by the cleaning company and Saturdays and Sundays.

A.            OFFICE AREAS

Cleaning and janitorial services to be provided in the office areas shall include:

1.             Vacuuming, damp mopping of resilient floors and trash removal.

2.             Dusting of horizontal surfaces within normal reach (tenant equipment to remain in place).

3.             High dusting and dusting of vertical blinds to be rendered as needed.

B.            LAVATORIES

Cleaning and janitorial services to be provided in the common area lavatories of the building shall include:

1.             Dusting, damp mopping of resilient floors, trash removal, sanitizing of basins, bowls and urinals as well as cleaning of mirrors and bright work.

2.             Refilling of soap, towel, tissue and sanitary dispensers to be rendered as necessary.

3.             High dusting to be rendered as needed.

C.            MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS

Cleaning and janitorial services to be provided in the common areas of the building shall include:

1.             Trash removal, vacuuming, dusting and damp mopping of resilient floors and cleaning and sanitizing of water fountains.

2.             High dusting to be rendered as needed.

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D.            WINDOW CLEANING

All exterior windows shall be washed on the inside and outside surfaces at frequency necessary to maintain a first class appearance.

II.            HVAC

A.            Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 3.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system’s ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant’s expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

Operating criteria of the basic system are in accordance with the Massachusetts Energy Code and shall not be less than the following:

(i)            Cooling season indoor temperatures of not in excess of 73 - 79 degrees Fahrenheit when outdoor temperatures are 91 degrees Fahrenheit ambient.

(ii)           Heating season minimum room temperature of 68 - 75 degrees Fahrenheit when outdoor temperatures are 6 degrees Fahrenheit ambient.

B.            Landlord shall provide heating, ventilating and air conditioning as normal seasonal changes may require during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday (legal holidays in all cases excepted).

If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any other time period, Landlord shall use landlord’s best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. Landlord shall charge Tenant for such extra-hours usage at reasonable rates customary for first-class office buildings in the Boston Suburban market, and Tenant shall pay Landlord, as additional rent, upon receipt of billing therefor.

III.           ELECTRICAL SERVICES

A.            Landlord shall provide electric power for a combined load of 3.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

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B.            In the event that Tenant has special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120 volts, or for any other usage in excess of 3.0 watts per square foot, Landlord may at its option require the installation of separate metering (Tenant being solely responsible for the costs of any such separate meter and the installation thereof) and direct billing to Tenant for the electric power required for any such special equipment.

C.            Landlord will furnish and install, at Tenant’s expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant’s expense.

IV.           ELEVATORS

Provide passenger elevator service.

V.            WATER

Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.           CARD ACCESS SYSTEM

Landlord will provide a card access system at one entry door of the building.

3

EXHIBIT D

BUILDING SIGNAGE AND MONUMENT SIGNAGE

WEST STREET
A123

- Final design elements including, but not limited to, color (Note: Landlord approves Tenant's current logo color scheme), to be submitted by Tenant for review and approval by Landlord, and subject to applicable zoning requirements and other applicable laws and to Tenant obtaining all necessary permits and approvals for final building signage per Section 4.2 of the Lease.

A
SYSTEMS

- Location: South Bay of East Wing, West Elevation

- Final design elements including, but not limited to, color (Note: Landlord approves Tenant's current logo color scheme), electrical supply, and illumination to be submitted by Tenant for review and approval by Landlord, and subject to applicable zoning requirements and other applicable laws and to Tenant obtaining all necessary permits and approvals for final building signage per Section 4.2 of the Lease.

1

EXHIBIT E

FLOOR PLANS

1

A123
200 West Street 1st Floor Plan

EXHIBIT E

Date: 05/14/10

Boston Properties

Waltham, Ma

2

A123
200 West Street 2nd Floor Plan

EXHIBIT E

Date: 05/04/10

Boston Properties

Waltham, Ma

3

A'23
200 West St 3rd Floor Plan

EXHIBIT E

Date: 05/14/10

Boston Properties

Waltham, Ma

4

EXHIBIT F

THIRD FLOOR EXPANSION PREMISES AND
EAST WING EXPANSION PREMISES

1

3rd Floor Expansion Premises
200 West Street

EXHIBIT F

Date: 05/14/10

Boston Properties

Waltham, Ma

1

4th Floor East Wing Expansion
West Street

EXHIBIT F

Date: 05/14/10

Boston Properties

The Prudential Center

2

EXHIBIT G

DECLARATION AFFIXING THE COMMENCEMENT

DATE OF LEASE

THIS AGREEMENT made this          day of                               , 2010, by and between BOSTON PROPERTIES LIMITED PARTNERSHIP (hereinafter “Landlord”) and A123 SYSTEMS, INC. (hereinafter “Tenant”).

W I T N E S S E T H T H A T:

1.             This Agreement is made pursuant to Section 3.1 of that certain Lease dated [date], between Landlord and Tenant (the “Lease”).

2.             It is hereby stipulated that the Lease Term commenced on [commencement date], (being the “Commencement Date” under the Lease), and shall end and expire on [expiration date], unless sooner terminated or extended, as provided for in the Lease.

WITNESS the execution hereof under seal by persons hereunto duly authorized, the date first above written.

LANDLORD:

BOSTON PROPERTIES LIMITED PARTNERSHIP

		By:	Boston Properties, Inc., its general partner

By:
Name:
Title:

TENANT:

ATTEST:		A123 SYSTEMS, INC.

By:		By:
Name:		Name:
Title:	Secretary or Assistant Secretary	Title:	President or Vice President
Hereunto duly authorized

By:
Name:
		Title:	Treasurer or Assistant Treasurer
Hereunto duly authorized

1

EXHIBIT H

BROKER DETERMINATION OF PREVAILING MARKET RENT

Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1.             Tenant’s Request.  Tenant shall send a notice to Landlord by the time set for such notice in the applicable section of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the Central Suburban 128 Market, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.

2.             Landlord’s Response.  Within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord’s selection of a broker having at least the affiliation and experience referred to above.

3.             Selection of Third Broker.  Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker (the “Third Broker”) also having at least the affiliation and experience referred to above, provided, as a further qualification, that the Third Broker shall not be an individual who is then under contract to represent either Landlord or Tenant.

4.             Rental Value Determination.  Within thirty (30) days after the selection of the Third Broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the Premises for the period referred to in the Lease. Such annual fair market rental value determination (i) shall require rent to commence upon the commencement of the period in question, and may include provision for annual increases in rent during said term if so determined, (ii) shall take into account the as-is condition of the Premises and the amount, if any, that Landlord will be making available to Tenant as a leasehold improvements allowance, as specified in Landlord’s rent quotation as set forth in the Lease, (iii) shall take account of, and be expressed in relation to, the applicable tax and operating cost bases expressly set forth in the Lease and provisions for paying for so-called tenant electricity as contained in the Lease and (iv) shall take into account all relevant factors as determined by the brokers. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the Prevailing Market Rent.

1

5.             Resolution of Broker Deadlock.  If the Brokers are unable by the expiration of such thirty (30) day period to agree at least by majority on a determination of annual fair market rental value, then the brokers designated by Landlord and Tenant shall submit their individual determinations of fair market rental value to the Third Broker within five (5) days after the expiration of such thirty (30) day period and the Third Broker shall select from these two individual determinations the one closest to the Third Broker’s own individual determination of fair market rental value, and the determination so selected shall constitute and be referred to as the Prevailing Market Rent.

6.             Costs.  Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the Third Broker.

7.             Failure to Select Broker or Failure of Broker to Serve.  If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above, then Tenant’s Broker shall alone make the determination of Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord’s right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the Third Broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Boston Bar Association (or such organization as may succeed to the Boston Bar Association) to designate the Third Broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the Boston Bar Association as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the Boston Bar Association and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

2

EXHIBIT I

FORM OF LETTER OF CREDIT

BENEFICIARY:	ISSUANCE DATE:

20

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

APPLICANT:	MAXIMUM/AGGREGATE CREDIT AMOUNT: US$
USD:

LADIES AND GENTLEMEN:

We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed                                              and     /100 US Dollars (US $                                              ) available by your draft(s) drawn on ourselves at sight accompanied by:

Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to the Lease (the “Lease”) dated                                by and between                             , as Landlord, and                                         , as Tenant, together with the original copy of this Letter of Credit and any amendments thereto which have been accepted by you.

Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

You shall have the right to make partial draws against this Letter of Credit, from time to time.

This Letter of Credit shall expire at our office on                        , 200   (the “Stated Expiration Date”). It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year period s from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date ) (or any anniversary thereof) we shall send you written notice at the address specified in this Letter of Credit (or at such other address of which you may have notified us in writing) and the Applicant in writing by registered mail (return receipt) or overnight courier that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.

1

This Letter of Credit is transferable at any time and from time to time without cost to Beneficiary. JP Morgan Chase Bank only is authorized to act as the Transferring Bank. We shall not recognize any transfer of this Letter of Credit until this original Letter of Credit together with any amendments and a signed and completed transfer form, attached hereto, is received by us. The correctness of the signature and title of the person signing the transfer forms must be verified by Beneficiary’s bank. In case of any transfer of this Letter of Credit, the draft and any required statement must be executed by the Transferee. This Letter of Credit may not be transferred to any person with which U.S. persons are prohibited from doing business under U.S. Foreign assets control regulations or other applicable U.S. Laws and Regulations.

Our customary and reasonable charges to transfer this Letter of Credit shall be for the Applicant’s account.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the “International Standby Practice, International Chamber of Commerce, Publication No. 590.”

This Letter of Credit shall be governed by, and construed in accordance with the laws of the state of New York, without regard to principles of conflict of laws.

2

EXHIBIT J

FORM OF NOTICE OF LEASE

NOTICE OF LEASE

Pursuant to Section 4 of Chapter 183 of the General Laws of Massachusetts, as amended, notice is hereby given of the following described lease (the “Lease”). Capitalized terms used, but not defined, in this Notice of Lease shall have the respective meanings given to them in the Lease.

LANDLORD:	Boston Properties Limited Partnership, a Delaware limited partnership

TENANT:	A123 Systems, Inc., a corporation

LEASE EXECUTION DATE:	, 2010

PREMISES AND EXPANSION PREMISES:

The Initial Premises consists of a portion of the first (1st), second (2nd) and third (3rd) floors of the Building, comprising 87,924 rentable square feet, in accordance with the floor plans annexed to the Lease as Exhibit E and incorporated therein by reference, as further defined and limited in Section 2.1 of the Lease. The Building is known as and numbered 200 West Street and is situated on that certain parcel of land located in Waltham, Middlesex County, Massachusetts, being more particularly described in Exhibit A attached hereto (the “Site”).

TERM:

The period commencing on the Commencement Date (as defined in the Lease) and ending on the last day of the one hundred twentieth (120th) full calendar month immediately following the Commencement Date.

TENANT’S EXTENSION OPTIONS:	Tenant has the right to extend the term of the Lease for one (1) period of five (5) years, as provided in and on the terms set forth in Section 3.2 of the Lease.

1

TENANT’S EXPANSION OPTIONS:

As more particularly described in, and subject to the terms of, the Lease, Tenant shall have the right to expand into certain space located on the third (3rd) and fourth (4th) floors of the east wing of the Building.

TENANT’S RIGHT OF FIRST OFFER:

As more particularly described in, and subject to the terms of, the Lease, prior to accepting any offer to lease Available ROFO Space to a third party other than a third party with Prior Rights, Landlord will first offer such available ROFO Space to Tenant. Available ROFO Space consists of any office space in the Building, which, from time to time during the Lease Term, becomes “available for reletting”, as further defined in the Lease.

This Notice of Lease has been executed merely to give notice of the Lease, and all of the terms, conditions and covenants thereof which are incorporated herein by reference. The parties do not intend this Notice of Lease to modify or amend the terms, conditions and covenants of the Lease.

[Signature Page Follows.]

2

EXECUTED UNDER SEAL as of the date first above-written.

LANDLORD:

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:	Boston Properties, Inc.,
its general partner

By:
Name:
Title:

TENANT:

A123 SYSTEMS, INC.

By:
Name:
Title:	President or Vice President
Hereunto duly authorized

By:
Name:
Title:	Treasurer or Assistant Treasurer
Hereunto duly authorized

3

COMMONWEALTH OF MASSACHUSETTS

                           , ss.

On this            day of                       , 2010, before me, the undersigned notary public, personally appeared                               , proved to me through satisfactory evidence of identification, which was                                       , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose, as                                of A123 Systems, Inc.

Notary Public
[Seal]

COMMONWEALTH OF MASSACHUSETTS

                                       , ss.

On this            day of                       , 2010, before me, the undersigned notary public, personally appeared                               , proved to me through satisfactory evidence of identification, which was                                       , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose, as                                of Boston Properties, Inc., the general partner of Boston Properties Limited Partnership.

Notary Public
[Seal]

4

EXHIBIT A TO NOTICE OF LEASE

DESCRIPTION OF SITE

A certain parcel of land of West Street, Waltham, Middlesex County, as shown on a plan entitled “Atwater Lane, A Subdivision in Waltham, MA, Middlesex County, Lot Layout Plan,” dated July 22, 1988, recorded with Middlesex South Registry of Deeds as Plan #6 of 1989 in Book 19575, Page 351, and shown thereon as Lot A, containing 142,769± square feet, according to said plan, and Lot B, containing 501,550± square feet, according to said plan, and the parcel of land shown on said plan as Atwater Lane.

Said Lots A and B consist of the following:

PARCEL I:

A certain parcel of land situate on First Avenue and West Street, Waltham, Middlesex County, Massachusetts, and shown as Lots 13 and 14 on Plan entitled “Plan of Land in Waltham, Mass.,” dated August 31, 1962, revised October 26, 1962 and October 30, 1962, by Raymond C. Pressey, Inc., Registered Land Surveyors, recorded as Plan No. 10 of 1963 in Book 10196, Page 40, bounded and described as follows:

NORTHEASTERLY	by the End of First Avenue by two lines measuring respectively forty-seven and 50/100 feet and seven and 53/100 feet;

NORTHWESTERLY	by other land of the Grantors herein three hundred eighty-seven and 17/100 feet;

WESTERLY	by land now or formerly of United Electric Controls Company by two lines measuring respectively one hundred seventy and 51/100 feet and five hundred and twenty-one and 92/100 feet;

NORTHEASTERLY	by the same by a curved line measuring seventy-six and 05/100 feet;

NORTHEASTERLY	by the same by two lines measuring respectively one hundred forty-one and 17/100 feet and one hundred seventy feet;

WESTERLY	by West Street by two lines measuring respectively forty-five and 26/100 feet and eleven and 16/100 feet;

5

SOUTHWESTERLY	by the line between Weston and Waltham and land believed to be now or formerly of Ralph P. Hussey three hundred twenty-eight and 28/100 feet;

SOUTHERLY	by land of owners unknown one hundred four and 77/100 feet;

WESTERLY	by the same forty-eight and 80/100 feet;

SOUTHWESTERLY	by said line between Weston and Waltham, and land believed to be now or formerly of said Hussey one hundred eighty-one and 61/100 feet;

SOUTHERLY	by land believed to be now of formerly of Frederick C. Dumaine Jr. and another one hundred seventeen and 30/100 feet;

NORTHWESTERLY	by the same forty-four and 80/100 feet;

SOUTHWESTERLY	by said line between Weston and Waltham and other land of the Grantors herein one hundred fifty four feet;

SOUTHEASTERLY and EASTERLY	by other land of the Grantors herein by two lines measuring respectively four hundred ten and 53/100 feet and seventy-three feet;

NORTHERLY	by land now or formerly of David Burstein et al., Trustees, one hundred sixteen and 14/100 feet;

SOUTHEASTERLY	by the same two hundred ninety-one and 99/100 feet;

NORTHEASTERLY	by the same three hundred fifty-five and 99/100 feet;

SOUTHEASTERLY	by the same five hundred forty-eight and 31/100 feet.

Containing 397,490 square feet of land, according to said plan.

PARCEL II:

The parcel of land on West Street, Waltham, Middlesex County, Massachusetts, shown as Lot E containing 2.37 acres on a plan by Raymond C. Pressey, Inc., Registered Land Surveyors, dated 1 October 1965 recorded as Plan No. 1339 of 1965 in Book 10961, Page 438, and bounded and described according to said plan as follows:

6

WESTERLY	in a curved line by West Street two hundred twenty-one and 05/100 (221.05) feet;

NORTHERLY

by land of Leland L. Crowell and of Clifford Griggs, two hundred four and 98/100 (204.98) feet, and by Lot “A” on Plan No. 1530 of 1960 (being the second parcel herein described) two hundred seventy-five and 40/100ths (275.40) feet;

EASTERLY	by Lot 13 on Plan 10 of 1963, Book 10196, Page 40, two hundred twenty-three (223) feet; and

SOUTHERLY	by Lot D, being remaining land of the Grantor, four hundred forty-eight and 35/100ths (448.35) feet.

Also, the parcel of land situated in Waltham, Middlesex County, Massachusetts, and shown as Lot A on plan entitled “Plan of Land in Waltham, Mass.” dated June 29, 1960, by Raymond C. Pressey, Inc. recorded with said Deeds as Plan No. 1530 of 1960, Book 9693, Page 417, bounded and described as follows:

SOUTHERLY	by Lot B on said Plan, two hundred seventy-five and 40/100 feet;

WESTERLY	by land now or formerly, of Clifford Griggs, two hundred ten and no/100 feet;

NORTHERLY	by land of Trustees of Waltham Properties Trust two hundred fifty-two and no/100 feet; and

EASTERLY	by the same, one hundred seventy and 51/100 feet.

Containing 49,400 square feet of land, according to said plan.

PARCEL III:

The parcel of land on West Street, Waltham, Middlesex County, Massachusetts, shown as Lot D containing 3 acres on a plan by Raymond C. Pressey, Inc., Registered Land Surveyors, dated 1 October 1965, recorded in Middlesex South District Deeds in Book 10961, Page 438, and bounded and described according to said plan as follows:

WESTERLY	in a curved line by West Street, three hundred fifty-one and 70/100ths (351.70) feet;

7

NORTHERLY	by Lot E, being land owned now or formerly by Little, Brown and Company (Inc), four hundred forty eight and 35/100ths (448.35) feet;

EASTERLY	by Lot 13 on Plan 10 of 1963, Book 10196, Page 40, two hundred ninety-eight and 92/100ths (298.92) feet;

EASTERLY	by the same in a curved line, seventy-six and 5/100ths (76.05) feet;

SOUTHERLY	by Lot 14 on Plan 10 of 1963, Book 10196, Page 40, three hundred eleven and 17/100ths (311.17) feet.

TOGETHER WITH THE FOLLOWING APPURTENANT RIGHTS:

Right to use twenty-foot wide utility easement as recited in deed dated August 12, 1960, recorded in Book 9693, Page 417.

Right to use twenty-foot wide utility easement as recited in deed dated August 12, 1960, recorded in Book 9693, Page 420.

Easement reserved in Grant of Right and Easement for ten-foot wide water main dated September 8, 1980, recorded in Book 14118, Page 227.

Right to tie-in to water line as recited in Easement Agreement dated June 12, 1996, recorded in Book 26436, Page 15.

8

EXHIBIT K

SITE PLAN

1

PARKING
GARAGE
CURRENT DESIGNATED SMOKING AREA
WEST WING
EAST WING

Site Plan
200 West Street

Date: 05:13/10

Boston Properties

Waltham, Ma

1

EXHIBIT L

FORM OF CERTIFICATE OF INSURANCE

1

ACORD. CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YY)

PRODUCER

109722-ALL-GL-06-07

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

COMPANIES AFFORDING COVERAGE

COMPANY A

INSURED

COMPANY B

COMPANY C

COMPANY D

COVERAGES

This certificate supersedes and replaces any previously issued certificate.

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
	GENERAL LIABILITY ☐ COMMERCIAL GENERAL LIABILITY ☐ CLAIMS MADE ☐ OCCUR ☐ OWNER'S & CONTRACTOR'S PROT ☐ ____				GENERAL AGGREGATE PRODUCTS - COMP/OP AGG PERSONAL & ADV INJURY EACH OCCURRENCE FIRE DAMAGE (Any one fire) MED EXP (Any one person)	\$ \$ \$ \$ \$ \$
	AUTOMOBILE LIABILITY ☐ ANY AUTO ☐ ALL OWNED AUTOS ☐ SCHEDULED AUTOS ☐ HIRED AUTOS ☐ NON-OWNED AUTOS ☐ ____				COMBINED SINGLE LIMIT BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE	\$ \$ \$ \$
	GARAGE LIABILITY ☐ ANY AUTO ☐ ____				AUTO ONLY - EA ACCIDENT OTHER THAN AUTO ONLY: EACH ACCIDENT AGGREGATE	\$ \$ \$
	EXCESS LIABILITY ☐ UMBRELLA FORM OTHER THAN UMBRELLA FORM				EACH OCCURRENCE AGGREGATE	\$ \$ \$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY THE PROPRIETOR/ PARTNERS/EXECUTIVE OFFICERS ARE: ☐ INCL ☐ EXCL				X WC STATU-TORY LIMITS OTH-ER EACH ACCIDENT DISEASE - POLICY LIMIT DISEASE - EACH EMPLOYEE	 \$ \$ \$
	OTHER					

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

CERTIFICATE HOLDER NYC-002611111-01

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE INSURANCE COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

Nancy Bartolino

Nancy Bartolino

ACORD 25 (11/06)

© ACORD CORPORATION 1988

1

ACORD®

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE OF PROPERTY INSURANCE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

AGENCY — PHONE (A/C, No, Ext):	COMPANY
FAX (A/C, No): — E-MAIL ADDRESS:	
CODE: — SUB CODE:	
AGENCY CUSTOMER ID #:	LOAN NUMBER — POLICY NUMBER
INSURED	EFFECTIVE DATE — EXPIRATION DATE — ☐ CONTINUED UNTIL TERMINATED IF CHECKED
	THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL ______ DAYS WRITTEN NOTICE TO THE ADDITIONAL INTEREST NAMED BELOW, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE ☐ ADDITIONAL INSURED
	☐ LOSS PAYEE
	LOAN #
	AUTHORIZED REPRESENTATIVE

ACORD 27 (2006/07)

© ACORD CORPORATION 1993-2006. All rights reserved.

The ACORD name and logo are registered marks of ACORD

2

EXHIBIT M

PRIOR RIGHTS

Tenant	RSF	LED	Renewal Option	ROFO

Click Squared	8,652	8/31/2011	None	None

1

EXHIBIT N

TENANT’S OPERATIONAL EQUIPMENT

1

1